   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER   , 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          ICON HEALTH & FITNESS, INC.

                              (Primary Registrant)
            (Exact names of Registrant as specified in its charter)

                DELAWARE                                    3949                                   87-0531206
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                   Identification No.)

                            ------------------------

            1500 SOUTH, 1000 WEST, LOGAN, UTAH 84321, (435) 750-5000
  (Address, including ZIP code, and telephone number, including area code, of each Registrant's principal executive offices)

                         ------------------------------

                              BRAD BEARNSON, ESQ.
                             1500 SOUTH, 1000 WEST
                               LOGAN, UTAH 84321
                                 (435) 750-5000
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

                           MICHAEL A. SCHWARTZ, ESQ.
                           GREGG B. SHULKLAPPER, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 728-8000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                       (ADDITIONAL REGISTRANTS ON NEXT PAGE)

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                               PROPOSED MAXIMUM         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE       PROPOSED MAXIMUM    AGGREGATE OFFERING      REGISTRATION
         TO BE REGISTERED               REGISTERED        OFFERING PRICE(1)        PRICE(1)                FEE
12% Notes due 2005................      $44,282,000             100%              $44,282,000            $11,690
Guarantees of 12% Notes due
  2005............................      $44,282,000              (2)                  (2)                  (2)

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantees.

    EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL EACH REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                        PRIMARY STANDARD INDUSTRIAL     I.R.S. EMPLOYER
NAME OF ADDITIONAL REGISTRANTS*                STATE OF INCORPORATION       CLASSIFICATION CODE       IDENTIFICATION CODE
-------------------------------                ----------------------   ---------------------------   -------------------
Jumpking, Inc................................       Utah                            3949                   87-0481821
510152 N.B. Ltd..............................      Canada                           3949                    N/A
Universal Technical Services, Inc............       Utah                            3949                   87-0468754
ICON International Holdings, Inc.............     Delaware                          3949                   84-1425493

------------------------

* Address and telephone number of principal executive offices are the same as ICON Health & Fitness, Inc.

THIS INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     SUBJECT TO COMPLETION,         , 1999.

                          ICON HEALTH & FITNESS, INC.
                                 EXCHANGE OFFER
                                  $44,282,000
                               12% NOTES DUE 2005

    This exchange offer will expire at midnight, New York City Time, on
               , 2000, unless extended.

                          TERMS OF THE EXCHANGE OFFER:

    - WE ARE OFFERING A TOTAL OF $44,282,000 OF EXCHANGE NOTES, WHICH ARE REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ALL HOLDERS OF OLD NOTES.

    - WE WILL EXCHANGE THE EXCHANGE NOTES FOR ALL OLD NOTES THAT ARE VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

    - YOU MAY WITHDRAW TENDERS OF OLD NOTES AT ANY TIME BEFORE THE EXCHANGE OFFER EXPIRES.

    - WE WILL NOT RECEIVE ANY PROCEEDS FROM THE EXCHANGE OFFER.

    - THE TERMS OF THE EXCHANGE NOTES ARE SUBSTANTIALLY IDENTICAL TO THOSE OF THE OLD NOTES, EXCEPT FOR TRANSFER RESTRICTIONS AND REGISTRATION RIGHTS RELATING TO THE OLD NOTES.

    - THE OLD NOTES ARE, AND THE EXCHANGE NOTES WILL BE, GUARANTEED BY THE SUBSIDIARY GUARANTORS SET FORTH IN THIS PROSPECTUS.

    - THERE IS NO EXISTING MARKET FOR THE EXCHANGE NOTES, AND WE DO NOT INTEND TO APPLY FOR THEIR LISTING ON ANY SECURITIES EXCHANGE.

    See the "Description of Notes" section on page   for more information about
the exchange notes.

    THIS INVESTMENT INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" THAT
BEGINS ON PAGE   FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER PRIOR TO
TENDERING YOUR OLD NOTES FOR EXCHANGE.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is              , 2000

                               TABLE OF CONTENTS

Prospectus Summary..........................................      1
Risk Factors................................................      9
Use Of Proceeds.............................................     16
Capitalization..............................................     16
Unaudited Pro Forma Financial Data..........................     17
Selected Financial Data.....................................     22
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     23
Business....................................................     33
Management..................................................     40
Security Ownership of Certain Beneficial Owners and
  Management................................................     45
Transactions Between Our Company and Officers, Directors and
  Principal Stockholders....................................     48
The Exchange Offer..........................................     53
Description Of The Notes....................................     62
Book-Entry; Delivery And Form...............................    104
Description Of Material Indebtedness........................    105
Material United States Federal Income Tax Consequences......    107
Plan Of Distribution........................................    111
Legal Matters...............................................    112
Experts.....................................................    112
Where You Can Find More Information.........................    112

                               PROSPECTUS SUMMARY

    The following summary contains basic information about ICON Health & Fitness, Inc. and the exchange of notes. It may not contain all the information that may be important to you. You should read this entire prospectus, including the financial data and related notes, and the documents to which we have referred you before making an investment decision. The terms "ICON," "we," "our" and "us," as used in this prospectus, refer to ICON Health & Fitness, Inc. and its subsidiaries as a consolidated entity, except where it is clear that these terms mean only ICON Health & Fitness, Inc. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements include forward-looking information which involves risks and uncertainties. See "Risk Factors--This prospectus includes forward looking statements."

                                  THE COMPANY

    We are one of the largest manufacturers and marketers of home fitness equipment in the United States. Our focus is to address consumers' interest in a healthy, active lifestyle with a broad range of high quality products at a variety of price/value relationships specifically targeted to meet different consumers' health and fitness needs. Our line of home fitness aerobic products includes treadmills, ellipticals, exercise bikes, stair steppers, skiers and upright rowers and our line of anaerobic fitness products includes home gyms and weight benches. We also offer trampolines, recreational sports products, sports medicine products and fitness accessories. We market the majority of our products under the brand names NordicTrack, ProForm, HealthRider, Image, Weider, and JumpKing. In addition, we manufacture a complete line of premier home fitness equipment under the Reebok brand name, under a licensing agreement.

    We were incorporated in Delaware in August of 1994. Our principal executive offices are located at 1500 South 1000 West, Logan, Utah 84321, and our telephone number is 435-750-5000.

                           SEPTEMBER RECAPITALIZATION

    We originally issued the 12% notes on September 27, 1999 in connection with a restructuring of our capitalization (the "September recapitalization") that included an approximately $40 million equity investment (the "Equity Investment") in our company by affiliates of Bain Capital and its designees, members of our management and certain other investors, including Credit Suisse First Boston and its affiliates (collectively, the "Investor Group"), and a refinancing of our then existing bank credit facility. See "Unaudited Pro Forma Financial Data."

    Prior to the September recapitalization, we were a wholly owned subsidiary of IHF Holdings, Inc. ("IHF Holdings"), which was, in turn, a wholly owned subsidiary of ICON Fitness Corporation ("ICON Fitness"). As part of the September recapitalization, we closed a private exchange offer and consent solicitation in which:

    (1) participating holders of our then outstanding 13% Senior Subordinated Notes due 2002 received the following consideration for each $1,000 principal amount of 13% notes held:

       - $395 in cash,

       - $444 principal amount of 12% notes,

       - an additional cash payment equal to the sum of (i) interest due on the tendered 13% notes on July 15, 1999 (with additional interest thereon from July 15, 1999 to the closing of the exchange offers at the rate of 17% per annum) and (ii) interest accrued after July 15, 1999 on the tendered 13% notes to the closing of the exchange offers at the rate of 17% per annum, and

       - warrants to purchase 4.25 shares of common stock of our new parent company, HF Holdings, Inc. ("HF Holdings").

    (2) participating holders of 15% Senior Secured Discount Notes due 2004 of IHF Holdings received the following consideration for each $1,000 principal amount at maturity held:

       - warrants to purchase 5.26 shares of HF Holdings common stock

    (3) participating holders of 14% Senior Discount Notes due 2006 of ICON Fitness received the following consideration for each $1,000 principal amount at maturity held:

       - warrants to purchase 1.24 shares of HF Holdings common stock

    Prior to the September recapitalization there were issued and outstanding $101,250,000 principal amount of our 13% notes, $123,700,000 principal amount at maturity of 15% notes of IHF Holdings and $162,000,000 principal amount at maturity of 14% notes of ICON Fitness. All but $1.5 million principal amount of our 13% notes and $7.0 million principal amount at maturity of 14% notes of ICON Fitness were tendered and accepted for exchange in the September exchange offers. Those untendered notes remain outstanding under amended indentures.

    In connection with the September recapitalization, we became a wholly owned Subsidiary of HF Holdings, Inc.

    See "Unaudited Pro Forma Financial Data," which shows the impact of the September recapitalization on our financial condition and results of operations.

                         SUMMARY OF THE EXCHANGE OFFER

    As of the date of this prospectus, $44,282,000 aggregate principal amount of unregistered notes are outstanding. Simultaneously with the September recapitalization, we entered into an exchange and registration rights agreement with the initial holders of the notes in which we agreed to deliver this prospectus to you and to complete the exchange offer no later than 30 days after the effective date of the registration statement of which this prospectus is a part, which effective date must occur on or prior to February 24, 2000. If we do not complete the exchange offer before this date, the annual interest rate on the old notes will increase in incremental amounts, up to a maximum increase of 1.5% over the original interest rate of the notes until the exchange offer is completed. You should read the description under "--Summary of the Exchange Notes" and "Description of the Notes" for more information about the registered notes.

    We believe that the notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, unless you are an affiliate of our company. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the notes.

The Exchange Offer................  We are offering to exchange $1,000 principal amount of our
                                    12% notes due 2005 which have been registered under the
                                    Securities Act for each $1,000 principal amount of our
                                    outstanding 12% notes due 2005 which were issued in
                                    September 1999 in a private offering. In order to be
                                    exchanged, an old note must be properly tendered and
                                    accepted. We will exchange all notes validly tendered and
                                    not validly withdrawn.

Expiration and Exchange Dates.....  This offer will expire at midnight, New York City time, on
                                                , 2000, unless we extend it, and we will
                                    consummate the exchange on the next business day.

Exchange and Registration Rights
  Agreement.......................  You have the right to exchange the old notes that you now hold for exchange notes with substantially identical terms.
                                    This exchange offer is intended to satisfy these rights.
                                    After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

Conditions........................  This offer is conditioned only upon compliance with the securities laws. The offer applies to any and all old notes tendered by the deadline.

Withdrawal Rights.................  You may withdraw your tender of old notes at any time before the offer expires.

Federal Income Tax Consequences...  The exchange should not be a taxable event for United States federal income tax purposes. You should not recognize any
                                    taxable gain or loss or any interest income as a result of the exchange.

Resale Without Further
  Registration....................  We believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without
                                    compliance with the registration and prospectus delivery
                                    provisions of the Securities Act so long as the following
                                    statements are true:

                                    - you acquire the exchange notes issued in the exchange
                                    offer in the ordinary course of your business;

                                    - you are not an "affiliate," as defined under Rule 405 of the Securities Act, of our company;

                                    - you are not participating, and do not intend to
                                    participate, and have no arrangement or understanding with any person to participate, in the distribution of the
                                      exchange notes issued to you in the exchange offer.

                                    By tendering your notes as described below, you will be
                                    making representations to this effect.

Transfer Restrictions on Exchange
  Notes...........................  You may incur liability under the Securities Act if:

                                    (1) any of the representations listed above are not true;
                                        and

                                    (2) you transfer any new note issued to you in the exchange offer without:

                                        - delivering a prospectus meeting the requirements of
                                        the Securities Act; or

                                        - an exemption from the Securities Act's requirements to
                                          register your exchange notes.

                                    We do not assume or indemnify you against such liability.
                                    Each broker-dealer that is issued exchange notes for its own account in exchange for old notes that were acquired as a
                                    result of market-making or other trading activities, must
                                    acknowledge that it will deliver a prospectus meeting the
                                    requirements of the Securities Act in connection with any
                                    resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, a resale or other
                                    retransfer of the exchange notes issued to it in the
                                    exchange offer.

Procedures for Tendering Old
  Notes...........................  Each holder of old notes who wishes to accept the exchange offer must:

                                    - complete, sign and date the accompanying letter of
                                    transmittal, or a facsimile thereof; or

                                    - arrange for the Depository Trust Company to transmit
                                    certain required information to the exchange agent in
                                      connection with a book-entry transfer. You must mail or
                                      otherwise deliver such documentation and your old notes to
                                      The Bank of New York, as exchange agent, at the address
                                      set forth under "The Exchange Offer--Exchange Agent."

Failure to Exchange will affect
  you adversely...................  If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have any
                                    further registration or exchange rights and your old notes will continue to be subject to some restrictions on
                                    transfer. Accordingly, the liquidity of the old notes could be adversely affected.

Special Procedures for Beneficial
  Owners..........................  If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other
                                    nominee and you wish to tender your old notes in the
                                    exchange offer, you should contact such registered holder
                                    promptly and instruct it to tender on your behalf. If you
                                    wish to tender on your own behalf, you must, before
                                    completing and executing the letter of transmittal for the exchange offer and delivering your old notes, either arrange to have your old notes registered in your name or obtain a properly completed bond power from the registered holder.
                                    The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures....  You may comply with the procedures described in this prospectus under the heading "The Exchange Offer--Guaranteed
                                    Delivery Procedures" if you wish to tender your old notes
                                    and:

                                    - time will not permit your required documents to reach the exchange agent by the expiration date of the exchange
                                      offer,

                                    - you cannot complete the procedure for book-entry transfer on time, or

                                    - your old notes are not immediately available.

                         SUMMARY OF THE EXCHANGE NOTES

    The exchange notes have the same financial terms and covenants as the old notes, which are as follows:

Issuer............................  ICON Health & Fitness, Inc.

Maturity..........................  September 27, 2005.

Interest..........................  Interest accrues from September 27, 1999 at the rate of 12%
                                    per year, payable semi-annually in arrears on each
                                    January 15 and July 15, beginning on January 15, 2000.

Ranking...........................  The exchange notes are general unsecured obligations of
                                    ICON, subordinated in right of payment to all of our
                                    existing and future indebtedness outstanding under our
                                    credit facilities. The indenture governing the exchange
                                    notes limits senior indebtedness to indebtedness under the credit facilities. For a description of the credit
                                    facilities, see "Material Indebtedness--Credit Facilities."
                                    In addition, the exchange notes are effectively subordinated to all secured obligations to the extent of the assets
                                    securing such obligations, including the credit facilities.
                                    The indenture for the exchange notes permits us and our
                                    subsidiaries to incur additional indebtedness, including
                                    senior indebtedness, subject to limitations. The exchange
                                    notes are also effectively subordinated in right of payment to all existing and future liabilities of any subsidiaries of ICON which do not guarantee the exchange notes.

Optional Redemption...............  We have the right at any time to redeem all (but not part)
                                    of the exchange notes and old notes at the redemption prices listed in "Description of the Notes" under the heading
                                    "Redemption--Optional Redemption."

Change of Control.................  If we experience specific kinds of changes of control or certain types of asset sales, we must make an offer to
                                    purchase any and all of the exchange notes then outstanding from you at a purchase price equal to 101% of their
                                    aggregate principal amount, plus accrued and unpaid
                                    interest, if any, to the date of purchase. We cannot assure you that we will have the financial resources necessary to purchase the exchange notes upon a change of control or that the purchase will be permitted under our credit facilities.
                                    For a summary of what constitutes change of control please see "Description of the Notes--Covenants--Change of
                                    Control."

Covenants.........................  The indenture for the exchange notes contains covenants that, among other things, limit our ability, and the ability of our subsidiaries, to incur additional indebtedness, pay dividends or make other distributions, make investments,
                                    dispose of assets, issue capital stock of subsidiaries,
                                    create liens securing indebtedness, enter into transactions with affiliates, or enter into mergers or consolidations or sell all or substantially all of our or their assets.

Subsidiary Guarantors.............  Each of our domestic subsidiaries is a guarantor of the exchange notes. Our foreign subsidiaries are not guarantors of the notes unless they guarantee our indebtedness or
                                    indebtedness of another subsidiary guarantor of the exchange notes. The subsidiary guarantees are joint and several, full and unconditional and general unsecured obligations of the subsidiary guarantors. The subsidiary guarantees are
                                    subordinated in right of payment to all existing and future senior indebtedness of the subsidiary guarantors, including guarantees of the credit facilities, and are also
                                    effectively subordinated to all secured obligations of the subsidiary guarantors to the extent of the assets securing such obligations, including the credit facilities. The
                                    indenture for the exchange notes permits the subsidiary
                                    guarantors to incur additional indebtedness, including
                                    senior indebtedness, subject to limitations.

    For additional information regarding the notes, see "Description of the Notes" and "Material United States Federal Income Tax Consequences."

                                  RISK FACTORS

    See "Risk Factors" immediately following this summary for a discussion of risks relating to the exchange notes, all of which apply to the old notes as well.

          SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN MILLIONS)

                                                                                                          FOR THE THREE MONTHS
                                                     FOR THE YEAR ENDED MAY 31,                                  ENDED
                                    -------------------------------------------------------------      --------------------------
                                                                                                       AUGUST 29,      AUGUST 28,
                                      1995          1996       1997          1998          1999           1998            1999
                                    --------      --------   --------      --------      --------      ----------      ----------
                                      (1)           (2)        (3)
OPERATING DATA:
  Net sales.......................   $530.8        $747.6     $836.2        $749.3        $710.2         $117.2          $ 99.5
  Cost of sales...................    378.4         541.5      597.8         536.0         514.0           85.5            74.3
                                     ------        ------     ------        ------        ------         ------          ------
  Gross profit....................    152.4         206.1      238.4         213.3         196.2           31.7            25.2
  Operating Expenses:
    Selling.......................     68.7          93.9      132.4         120.7         107.6           20.5            17.8
    Research and development......      5.2           6.8        7.6           7.8           7.7            1.7             1.9
    General and administrative....     31.1          47.8       56.7          60.9          53.4           12.9            12.0
    Weider Settlement &
      HealthRider integration.....       --            --       21.5            --            --             --              --
    Compensation expense
      attributable to options.....     39.0           2.8         --            --            --             --              --
                                     ------        ------     ------        ------        ------         ------          ------
  Total operating expenses........    144.0         151.3      218.2         189.4         168.7           35.1            31.7
                                     ------        ------     ------        ------        ------         ------          ------
  Income from operations..........      8.4          54.8       20.2          23.9          27.5           (3.4)           (6.5)
  Interest expense................     17.3          27.9       33.6          35.0          33.0            7.5             7.3
  Amortization of deferred
    financing fees................      1.2           2.5        2.5           4.3           7.0            1.4             3.3
                                     ------        ------     ------        ------        ------         ------          ------
  Income (loss) before income
    taxes.........................    (10.1)         24.4      (15.9)        (15.4)        (12.5)         (12.3)          (17.1)
  Provision for (benefit from)
    income taxes..................     (3.6)         10.8       (4.0)         (5.9)         12.1           (4.3)           (5.4)
                                     ------        ------     ------        ------        ------         ------          ------
  Net income (loss)...............   $ (6.5)       $ 13.6     $(11.9)       $ (9.5)       $(24.6)        $ (8.0)         $(11.7)
                                     ======        ======     ======        ======        ======         ======          ======
OTHER DATA:
  Depreciation and amortization...   $  6.9        $  7.2     $ 13.4        $ 16.7        $ 17.4         $  4.3          $  4.2
  Capital expenditures............      8.0          15.4       16.0          11.8          11.6            2.6             2.8
  Deficiency to cover fixed
    charges(4)....................     11.0            --(5)    19.2          19.0          15.4           17.7            12.0
BALANCE SHEET DATA (AT THE END OF
  THE PERIOD):
  Cash............................      4.1          19.3        5.6           3.9           4.3                            2.7
  Working capital.................    137.7         157.3      220.1         152.9         102.8                          102.8
  Total assets....................    281.9         306.5      456.9         363.1         331.9                          363.7
  Total indebtedness..............    207.8         213.6      327.0         274.5         260.6                          271.7
  Stockholder's equity
    (deficit).....................    (14.8)          2.0      (10.7)        (20.3)        (47.8)                         (59.6)

------------------------------

(1) In fiscal 1995, a $39.0 million compensation expense was incurred with respect to management stock options.

(2) In fiscal 1996, a $2.8 million compensation expense was incurred with respect to management stock options

(3) In fiscal 1997, the Company incurred a $14.0 million step-up in value of HealthRider inventory purchased. This item was a non-cash expense and was required for purchase accounting per GAAP. The Company also incurred Weider settlement expenses of $16.6 million related to the settlement of various disputes. This cash expense item includes one-time payments to various Weider affiliates as well as associated legal expenses and professional fees. The Company also incurred HealthRider integration costs of $4.9 million.

(4) Earnings consist of income from operations before income taxes and fixed charges. Fixed charges consist of interest expense on debt, interest portion of rentals and amortization of deferred financing fees.

(5) Ratio of earnings to fixed charges is 1.8.

                                  RISK FACTORS

    The exchange notes, like the old notes, entail the following risks:

WE HAVE SUBSTANTIAL EXISTING DEBT AND DEBT SERVICE REQUIREMENTS AND WE MAY NOT GENERATE SUFFICIENT CASH FLOW TO MAKE PAYMENTS ON AND TO REFINANCE SUCH DEBT, INCLUDING THE EXCHANGE NOTES.

    We have a significant amount of indebtedness. As of August 28, 1999, and after giving pro forma effect to the September recapitalization, our consolidated indebtedness was approximately $278.1 million, of which $44.3 million was senior indebtedness. On a pro forma basis, our earnings were inadequate to cover fixed charges for the fiscal quarter ended August 28, 1999 by an amount equal to $16.7 million. Further, the terms of the indenture for the exchange notes permit us to incur substantial indebtedness in the future.

    Our ability to make payments on and to refinance our indebtedness, including the exchange notes, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations and available borrowings under our credit facilities will be adequate to meet our liquidity needs over the next several years.

    We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule, in the amounts projected or at all, or that future borrowings will be available to us under our credit facilities in amounts sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. If we cannot generate sufficient cash flow from operations to make scheduled payments on the exchange notes in the future, we may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity, sell assets, delay capital expenditures, or seek additional equity. We cannot assure you that we will be able to refinance any of our indebtedness, including the exchange notes, on commercially reasonable terms or at all or that any other action can be effected on satisfactory terms, if at all.

    Our substantial indebtedness could have other important consequences to you. For example, it could:

    - make it more difficult for us to satisfy our obligations with respect to the exchange notes;

    - increase our vulnerability to general adverse economic and industry conditions;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow for other purposes;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, thereby placing us at a competitive disadvantage compared to our competitors that may have less debt;

    - limit, by the financial and other restrictive covenants in the exchange notes, together with those in the credit facilities, among other things, our ability to borrow additional funds; and

    - have a material adverse effect on us if we fail to comply with the covenants in the exchange notes and credit facilities, because such failure could result in an event of default which, if not cured or waived, could result in a substantial amount of our indebtedness becoming immediately due and payable.

    See "Description of Material Indebtedness" and "Description of the Notes."

THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES, SO YOU MAY BE UNABLE TO SELL YOUR EXCHANGE NOTES.

    The exchange notes are new securities for which there is currently no market. Consequently, the exchange notes will be relatively illiquid, and you may be unable to sell your exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange or for the inclusion of the exchange notes in any automated quotation system. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS SUBORDINATED TO OUR SENIOR DEBT.

    The exchange notes and the subsidiary guarantees are subordinated in right of payment to the payment in full in cash of all indebtedness under the credit facilities, which will be secured by substantially all of our and our subsidiaries' domestic assets. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to our company or our subsidiaries or our company's and our subsidiaries' property, the lenders under the credit facilities will be entitled to be paid in full under the credit facilities before any payment may be made with respect to the exchange notes or the subsidiary guarantees, other than payment consisting of securities subordinated to indebtedness under the credit facilities to the same extent as the exchange notes. All payments on the exchange notes and the subsidiary guarantees will be blocked in the event of a payment default under the credit facilities and may be blocked for up to 179 out of 360 consecutive days in the event of non-payment defaults under the credit facilities.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, the holders of the exchange notes will share with trade creditors and all other holders of our unsecured debt and of our subsidiary guarantors in the assets remaining after we and the subsidiary guarantors have paid all indebtedness under the credit facilities. Because the exchange notes indenture requires that amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding be paid to lenders under the credit facilities, holders of the exchange notes may, in the event that senior indebtedness is not fully secured, receive less, ratably, than holders of trade payables in any such proceeding.

    Our foreign subsidiaries will not guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

    The exchange notes are not secured by any of our assets or those of our subsidiaries. We have granted a security interest to the lenders under the credit facilities in all of the capital stock of our domestic subsidiaries and in 65% of the capital stock of our foreign subsidiaries, as well as in all of our tangible and intangible assets and those of our domestic subsidiaries. If we become insolvent or are liquidated, or if the lenders under the credit facilities accelerate payment under any of the credit facilities, they will have a prior claim with respect to these assets.

WE RELY ON A LIMITED NUMBER OF MAJOR CUSTOMERS.

    Our three largest customers together accounted for approximately 39.6%, 42.0% and 54.1% of our revenues in fiscal years 1997, 1998 and 1999, respectively. Our largest customer, Sears, Roebuck and Co. ("Sears"), accounted for 29.0%, 32.5% and 38.4% of our revenues in fiscal years 1997, 1998 and 1999, respectively. The level of our sales to these customers depends in large part on consumers' continuing commitment to home fitness equipment products and on the success of the customers' efforts to market and promote our products, as well as our competitiveness in terms of price, quality, product innovation, customer service and other factors. Consistent with industry practice, we do not have long-term purchase agreements or other commitments as to levels of future sales. The loss of, or a substantial decrease in the amount of purchases by, or a write-off of any significant receivables due from any of our major customers would have a material adverse effect on our business.

OUR PRODUCTS HAVE RELATIVELY SHORT LIFE CYCLES, AND WE RELY HEAVILY ON SALES OF MOTORIZED TREADMILL PRODUCTS.

    Product life cycles can be short in the home fitness industry and innovation is an important component of competition. While we emphasize new product innovation and product repositioning, we may be unable to continue to develop competitive products in a timely manner or to respond adequately to market trends. In addition, we may not be able to ensure that repositioned products will gain initial market acceptance, that interest in our products will be sustained, or that significant start-up costs with respect to new products will be recouped. Moreover, although our management believes that fitness and health activities have become important for consumers, we cannot ensure that interest in any particular fitness activity will be sustained.

    We were one of the first companies to introduce motorized treadmills for home use and believe that we are currently the largest manufacturer of motorized treadmills, with motorized treadmill sales in fiscal years 1997, 1998 and 1999 of $452.9 million, $474.0 million and $437.0 million, respectively, representing 54.2%, 63.3% and 61.5%, respectively, of our revenues in each of such years. We could be adversely affected if we experienced a significant decline in the popularity of our motorized treadmills and were unable to develop and introduce other successful products in a timely manner.

OUR BUSINESS ENVIRONMENT IS HIGHLY COMPETITIVE.

    We operate in a highly competitive environment. We compete in the U.S. with a number of domestic manufacturers, domestic direct importers and foreign companies exporting products to the U.S. Certain competitors are better capitalized than us and may have greater financial and other resources than those available to us. There are a number of companies who produce products for the institutional fitness markets (spas and gyms) with considerable expertise in manufacturing who have become competitors in the home market. There are also manufacturers of home exercise equipment in Europe and Asia who may also increase or commence efforts to sell their products in the U.S. market. In addition, there are no significant technological or manufacturing barriers to entry into certain segments of the home fitness equipment market, although many companies in the industry, including our company, have sought and received numerous patents in an effort to protect their competitive position. We believe that the principal competitive factors affecting our business include price, quality, brand name recognition, product innovation and customer service.

OUR EXPANSION STRATEGY REQUIRES SIGNIFICANT INVESTMENT AND MAY ENTAIL RISK.

    An important part of our strategy is to expand through (i) increased emphasis on additional channels of distribution, including direct response marketing and (ii) penetration of international markets, especially in Europe. Each of these efforts requires significant investment and entails a risk of insufficient consumer response. In addition, increased targeting of international markets exposes us to the general risks of doing business abroad, including barriers to trade, currency fluctuations and changes in U.S. and foreign regulations applicable to the export of our products.

OUR SALES ARE HIGHLY PRICE SENSITIVE.

    Sales to mass merchandisers, which are among our primary customers, are highly price sensitive. We set many product prices on an annual basis but in most cases we purchase raw materials and components under purchase orders providing components for periods less than one year. Accordingly, we set prices for many products before we have complete knowledge of the costs of raw materials and components and sometimes before product development is complete and production costs have been firmly established. After we have established prices, we may be unable to pass cost increases along to our customers, or to compete as effectively if we seek to pass such costs along, which could have a material adverse effect on us.

OUR BUSINESS IS RELIANT ON FOREIGN SUPPLIERS.

    Since we purchase components and finished products from foreign suppliers, we are subject to the general risks of doing business abroad, including delays in shipment, work stoppages, adverse fluctuations in currency exchange rates, increases in import duties and tariffs, changes in foreign regulations, changes in most-favored-nation status and political instability. In addition, although we seek to maintain dual sources for the material and components required for our products, we rely on single sources for certain of our component parts and finished products. The occurrence of any such events relating to our foreign suppliers or the loss of certain of these suppliers could adversely affect our business until alternative supply arrangements could be secured, particularly if such loss occurred during our key production periods. We may be unable to ensure that we would be able to obtain products and supplies on substantially similar terms should any of these risks materialize.

ECONOMIC CONDITIONS FOR RETAIL BUSINESSES IN GENERAL CAN AFFECT OUR BUSINESS, AND WE RELY ON CONTINUING CONSUMER INTEREST IN FITNESS ACTIVITIES.

    Our customers are primarily retail businesses. Retail businesses may be adversely affected by unfavorable local, regional or national economic developments which result in reduced consumer spending. We cannot ensure that an economic downturn would not have a material adverse effect on our customers and, therefore, on us. In addition, we cannot ensure that consumer interest in fitness and health activities will be sustained.

OUR SALES FLUCTUATE BY SEASON.

    Historically, we have sold the majority of our products to our customers in our second and third interim reporting periods (I.E., from September through February). Increased sales and distribution typically have occurred in the Christmas retail season and the beginning of a new calendar year because of increased customer promotions and consumer purchases. We have frequently incurred operating losses in the first and fourth interim reporting periods of our fiscal year. If actual sales for a period do not meet or exceed projected sales for that period, expenditures and inventory levels could be disproportionately high for such period and our cash flow for that period and future periods could be adversely affected. The timing of large orders from customers and the mix of products sold may also contribute to quarterly or other periodic fluctuations.

WE DEPEND ON KEY MEMBERS OF OUR MANAGEMENT TEAM.

    Our success depends to a considerable extent on the performance of our senior management team. While we believe that our senior management team has significant depth, the loss of services of our senior executives, particularly the loss of either Scott Watterson, our Chief Executive Officer, or Gary Stevenson, our Chief Operating Officer, could have a material adverse effect on us. Although we entered into three-year employment agreements with Messrs. Watterson and Stevenson in September 1999, they will be able to terminate their employment immediately for cause (as defined) or without cause upon six months' notice or, under certain circumstances, three months' notice.

WE ARE CONTROLLED BY CERTAIN STOCKHOLDERS WHO MAY SUBSTANTIALLY INFLUENCE OUR BUSINESS.

    HF Investment Holdings, LLC (the "LLC") owns approximately 79.7% (51.6% on a fully diluted basis) of the outstanding capital stock of HF Holdings, our parent company. Affiliates of Bain

Capital, Inc. ("Bain Capital") own 59.8% of the membership interests of the LLC (49.8% assuming the exercise in full of a warrant to acquire membership interests by Credit Suisse First Boston). Through such ownership of the LLC and the provisions of the stockholders agreement and the LLC agreement, the Bain Capital affiliates have the ability to elect a majority of the Boards of Directors of HF Holdings and our company and to determine the outcome of certain corporate transactions or other matters submitted to the stockholders of such corporation for approval. See "Transactions Between Our Company and Officers, Directors and Principal Stockholders--Stockholders Agreement" and "Transactions Between Our Company and Officers, Directors and Principal Stockholders--LLC Agreement."

WE ARE SUBJECT TO PRODUCT LIABILITY CLAIMS AND OTHER LITIGATION, INCLUDING POTENTIAL LITIGATION RELATING TO THE SEPTEMBER RECAPITALIZATION.

    PRODUCT LIABILITY GENERALLY. Due to the nature of our products, we are subject to product liability claims involving personal injuries allegedly related to our products. Our involvement in the trampoline business through our JumpKing subsidiary has especially exposed us to such claims. We currently carry an occurrence-based product liability insurance policy. The current policy provides coverage for the period from October 1, 1998 to September 30, 2001 of up to $25 million per occurrence, and $25 million in the aggregate. The policy has a deductible on each claim of $250,000 for claims related to trampolines and $100,000 for claims related to all other products. We believe that our insurance is generally adequate to cover product liability claims. Nevertheless, currently pending claims and any future claims are subject to the uncertainties related to litigation and the ultimate outcome of any such proceedings or claims cannot be predicted. Due to uncertainty with respect to the nature and extent of manufacturers' and distributors' liability for personal injuries, we cannot ensure that our product liability insurance is or will be adequate to cover such claims. In addition, we cannot ensure that our insurers will be solvent when required to make payments on claims. Furthermore, we cannot ensure that insurance will remain available, or if available, that it will not be prohibitively expensive. The loss of insurance coverage could have a material adverse effect on our results of operations and financial condition.

    EXERCISE MACHINE RECALLS. On July 14, 1997, in cooperation with the Consumer Products Safety Commission, we recalled approximately 78,000 exercise machines sold under the brand name, ProForm R-930 Spacesaver Riders, Model No. PFCR6406. The machine was designed to close horizontally for easy storage. In several reported incidents, when the handle bar was pulled against the seat during use, the machine unexpectedly closed into the storage position. As such, consumers were advised to stop using the machine until a free repair kit had been installed. Any claims filed by a consumer in conjunction with this product have been and continue to be handled in the normal course of business. To date, we have not suffered any material adverse effect relative to this product recall, but we cannot ensure that we will not suffer such material adverse effect.

    On April 15, 1999, in cooperation with the Consumer Products Safety Commission, we recalled approximately 75,000 exercise machines sold under the brand names, Weider Shapeglider (Model No. WECR4306), Weider PowerGlide (Model No. WECR4406), and the Weslo Total Body Trainer (Model No. WLCR4356). In several reported incidents, the link arm supporting the seat on these exercise gliders disconnected during use, causing the user to fall abruptly. As such, consumers were advised to stop using the machine until a free repair kit had been installed. Any claims filed by a consumer in conjunction with this product have been and will continue to be handled in the normal course of business. Certain consumers have asserted punitive damages which may not be covered by insurance. While we do not believe that we will incur any material adverse effect relative to this product recall, we cannot ensure that we will not suffer such material adverse effect.

    CLAIMS RELATING TO THE SEPTEMBER RECAPITALIZATION. In connection with the September recapitalization we amended the indentures governing the 13% and 14% notes to delete substantially all restrictive covenants contained in those indentures. One entity which claims to be a non-tendering holder of $1.5 million principal amount of 13% notes has informed us of its intention to pursue a claim against our company, its directors and certain members of the Investor Group. Although we intend to vigorously defend any such claims and while we do not believe that these claims are material to our company, we cannot assure you that these claims would not have a material adverse effect on our company. We have agreed to indemnify our directors and officers, the members of the Investors Group and their respective affiliates with respect to any such claims. See "Transactions Between Our Company and Officers, Directors and Principal Stockholders." In addition, $7.0 million principal amount at maturity of 14% notes of ICON Fitness remain outstanding following the September recapitalization.

OUR STRATEGY OF OPERATING RETAIL STORES HAS RESULTED IN NET LOSSES AND MAY NEVER BECOME PROFITABLE.

    We currently operate 72 retail store and kiosk locations where we offer equipment directly to consumers. Our retail store strategy has resulted in net losses and a negative cash flow to our company since we acquired our stores in connection with the HealthRider acquisition, and assumed certain NordicTrack store leases. In addition, our retail store strategy of selling goods directly to the consumer may be viewed negatively by our traditional retail customers as a competitive effort against them.

OUR DIRECT SALES TO CONSUMERS OVER THE INTERNET MAY BE VIEWED AS COMPETITIVE BY OUR RETAIL CUSTOMERS.

    We currently conduct business directly with the consumer via eight web sites over the Internet. We expect to continue and expand our sales efforts via the Internet. Our expansion strategy over the Internet may not, however, be successful, and our traditional retail customers may view this strategy as a competitive effort against them causing them to reduce or cease the purchase of our products.

WE ARE BEING AUDITED BY THE INTERNAL REVENUE SERVICE.

    We are under examination by the Internal Revenue Service (the "IRS") for our taxable year ended May 31, 1996. This examination remains in process and has not been completed. The IRS has, however, given us preliminary written notice of its intention to disallow approximately $26 million of deductions claimed in our taxable year ended May 31, 1995. Although our taxable year ended May 31, 1995 is closed due to the statute of limitations, such disallowance (if successful) would affect the amount of our net operating loss carryforwards. We intend to vigorously and aggressively defend our position on this issue and believe that we will prevail. The IRS has also indicated that it intends to challenge the timing of certain other deductions in our taxable year ended May 31, 1997. If the IRS were to prevail in respect of both of these issues, due to the interplay of our net operating loss carryforwards and carrybacks from other years, there would be a potential tax liability for the taxable year ended May 31, 1996 in an amount, through October 1, 1999, of approximately $4 million, including interest. In addition, there would be a substantial reduction in our net operating loss carryforwards. In addition, the IRS has inquired about certain deferred financing costs, and we cannot ensure that the IRS will not raise other issues in the course of its examination.

    If the old notes (i.e., the notes being exchanged for exchange notes pursuant to the exchange offer covered by this prospectus) were issued with original issue discount ("OID"), we could be treated as having recognized additional cancellation of indebtedness income as of the date that the 13% notes were exchanged for old notes. If either the 13% notes or a substantial amount of the old notes were "traded on an established market", within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") and certain Treasury regulations issued thereunder, at any time during the sixty day period that ended thirty days after the date on which the 13% notes were exchanged for the old notes, then the old notes would have OID. (For a discussion of the consequences of OID, see "Material United States Federal Income Tax Consequences.") It is our belief that the old notes do not have OID because neither the 13% notes nor a substantial amount of old notes were "traded on an established market", within the meaning of the Code and relevant Treasury regulations, during the relevant time period. If the old notes were determined to have been issued with OID, we could be treated as having recognized additional cancellation of indebtedness income as a result of the exchange of the old notes for the 13% notes. If we were to have additional cancellation of indebtedness income, such income may be excluded from our taxable income under the insolvency exception to the cancellation of indebtedness rules. To the extent the insolvency exception were inapplicable, however, any additional cancellation of indebtedness income should not result in additional material tax liability because, although our ability to use our net operating loss carryforwards in years after the restructuring appears to be sharply limited under Section 382 of the Code, our net operating loss carryforwards should be available to offset such additional income. (To the extent the insolvency exception applied, we would have to reduce, as of the beginning of our next taxable year, our remaining net operating loss carryforwards to the extent of the exclusion.)

    If the IRS were to prevail in its position that the 1995 deductions should be disallowed or were otherwise successfully to assert issues on audit, our available net operating loss carryforwards would be substantially reduced, and if we were also to have additional cancellation of indebtedness income because the old notes were issued with OID and such income was not excluded under the insolvency exception, we could have insufficient net operating loss carryforwards to offset such additional income, and the resulting tax liability could materially adversely affect our financial condition. If such income were excluded from our income under the insolvency exception, we would, as noted above, have to reduce our net operating loss carryforwards to the extent of the exclusion. If the amount of the excluded cancellation of indebtedness income were greater than the amount of our net operating loss carryforwards, as of the beginning of our next taxable year, we would have to reduce our tax basis in our assets by the amount of the exclusion, but not below the aggregate amount of our liabilities as determined immediately after the restructuring. This could materially adversely affect our financial condition because, if we sold assets, we would recognize more taxable gains as a result of the tax basis reduction.

WE ARE SUBJECT TO ENVIRONMENTAL REGULATION.

    Our operations are subject to federal, state and local environmental and health and safety laws and regulations that impose workplace standards and limitations on the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of certain materials, substances and wastes. The nature of our operations exposes us to the risk of claims with respect to environmental matters and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims. We believe that the cost of achieving and maintaining compliance with such laws and regulations will not have a material adverse effect on our business or financial position. However, future events, such as changes in existing laws and regulations or enforcement policies or the discovery of contamination on sites operated by us, may give rise to additional compliance costs or operational interruptions which could have a material adverse effect on our results of operations or financial condition.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the exchange notes as described in this prospectus. We will receive in exchange old notes in like principal amount. The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

                                 CAPITALIZATION

    The following table sets forth, as of August 28, 1999, the actual consolidated capitalization of our company and on a pro forma basis to give effect to the September recapitalization (see "Unaudited Pro Forma Financial Data" for details):

                                                                 AUGUST 28, 1999
                                                              ----------------------
                                                              HISTORICAL   PRO FORMA
                                                              ----------   ---------
                                                                  (IN MILLIONS)
Long-term debt (including current portion of $7.2):
  Revolving credit facility.................................    $ 151.2     $  45.0
  Term loans................................................       19.5       180.0
  13% Senior Subordinated Notes.............................      100.0         1.5
  12% Subordinated Notes....................................         --        50.6
  Other.....................................................        1.0         1.0
                                                                -------     -------
  Total long-term debt......................................      271.7       278.1
                                                                =======     =======
Stockholder's equity (deficit):
  Common stock and additional paid-in capital...............      163.8       200.9
  Receivable from officers for purchase of equity...........        (.7)       (2.7)
  Accumulated other comprehensive loss......................       (1.1)       (1.1)
  Accumulated deficit.......................................     (221.7)     (228.7)
                                                                -------     -------
  Total stockholder's equity (deficit)......................      (59.7)      (31.6)
                                                                -------     -------
    Total capitalization....................................    $ 212.0     $ 246.5
                                                                =======     =======

                       UNAUDITED PRO FORMA FINANCIAL DATA

    The following unaudited pro forma financial data as of August 28, 1999 and for the year ended May 31, 1999 and the three months ended August 28, 1999 have been derived by the application of pro forma adjustments to the historical financial data.

    The following pro forma financial data show the effect of the following (dollar amounts in thousands): (1) the exchange of the outstanding 13% Notes for new 12% Notes, cash and warrants of HF Holdings, (2) the initial borrowings under the New Credit Facilities, (3) the repayment of the existing Credit Agreement facility, (4) the issuance of senior management equity and the making of loans under the senior management non-recourse notes and the junior management notes, (5) the payment of fees and expenses related to the September recapitalization and (6) the capital contribution from HF Holdings. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this registration statement. See "Prospectus Summary--September Recapitalization" and "Transactions Between Our Company and Officers, Directors and Principal Stockholders."

    The pro forma financial data do not purport to represent what our company's financial position or results of operations would have actually been had the September recapitalization in fact occurred on such dates, or to project results of operations for any future period. The unaudited pro forma financial data is based on assumptions that we believe are reasonable and should be read in conjunction with the interim financial statements and the consolidated financial statements and notes accompanying them that are included elsewhere in, or annexed to, this prospectus.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                                            HISTORICAL                    PRO FORMA
                                                            AUGUST 28,                    AUGUST 28,
                                                               1999      ADJUSTMENTS         1999
                                                            ----------   -----------      ----------
                          ASSETS
Current assets............................................  $ 261,634     $ 225,087 A     $ 261,634
                                                                           (170,765)B
                                                                            (39,408)C
                                                                             39,408 D
                                                                             (8,964)E
                                                                            (18,439)F
                                                                             (3,700)H
                                                                            (23,219)J
Property and equipment, net...............................     44,374        --              44,374
Trademarks, net...........................................     21,144        --              21,144
Deferred income taxes.....................................     11,382        --              11,382
Other assets..............................................     25,132        10,471 F        27,255
                                                                             (1,924)K
                                                                             (6,424)C
                                                            ---------                     ---------
    Total assets..........................................  $ 363,666                     $ 365,789
                                                            =========                     =========
           LIABILITIES AND STOCKHOLDER'S EQUITY
Current portion of long-term debt.........................  $   7,227        (7,227)B     $   7,227
                                                                              7,227 A
Other current liabiilties.................................    151,595       (23,284)J       119,347
                                                                             (8,964)E
Long-term debt............................................    264,469       217,860 A       270,832
                                                                           (163,473)B
                                                                             50,600 C
                                                                            (98,624)C
                                                            ---------                     ---------
    Total liabilities.....................................    423,291                       397,406
                                                            ---------                     ---------
Stockholder's equity (deficit):
  Common stock and additional paid in capital.............    163,819         3,450 G       200,338
                                                                             (7,968)F
                                                                             39,408 D
                                                                              2,192 C
  Receivable from officers for purchase of equity.........       (656)          656 I        (2,700)
                                                                             (2,700)H
  Accumulated other comprehensive income..................     (1,103)       --              (1,103)
  Accumulated deficit.....................................   (221,685)       (3,450)G      (229,152)
                                                                             (1,924)K
                                                                               (656)I
                                                                             (1,000)H
                                                            ---------                     ---------
    Total stockholder's deficit...........................    (59,625)                      (31,617)
                                                            ---------                     ---------
    Total liabilities and stockholder's equity............  $ 363,666                     $ 365,789
                                                            =========                     =========

            NOTES TO THE UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

    A. Proceeds from New Credit Facilities: Revolver $45,087; Term Loan A $30,000; Term Loan B $80,000; Term Loan C $55,000; and IP Loan $15,000.

    B. Repayment of existing Credit Agreement facility: Revolver $152,926 and Term Loans A and B $17,839.

    C. Remove carrying value of 13% Notes tendered in Exchange Offer and record carrying value of the $45,000 face amount of new 12% Notes issued in connection with the Exchange Offer. The carrying value of the new 12% Notes assumed a troubled debt restructuring and the value of the Notes was computed as follows:

Carrying value of 13% Notes.............................             $100,107
  Less:
  Cash payments to holders of 13% Notes.................  $(39,408)
  Value ascribed to warrants of HF Holdings granted to
    holders of 13% Notes................................    (2,192)
  Carrying value of nontendered 13% Notes...............    (1,483)
  Write-off deferred financing fees related to the 13%
  Notes.................................................    (6,424)
                                                          --------
      Total adjustments.................................              (49,507)
                                                                     --------
  Carrying value of new 12% Notes.......................               50,600
  Unrecognized gain on extinguishment of debt...........               (6,318)
                                                                     --------
  Face amount of new 12% Notes..........................             $ 44,282
                                                                     ========

    D. Capital contribution from HF Holdings.

    E. Payment of accrued interest at August 28, 1999.

    F. Payment of fees and expenses generated in connection with the Exchange Offer, including bank fees related to the New Credit Facilities, investment banking, legal and accounting fees. Of these amounts, $10,471 relates to the issuance of new debt and has been treated as deferred financing fees and $7,968 relates to the issuance of equity and has been deducted from additional paid-in capital.

    G. Represents stock grant to senior management of HF Holdings common stock. This amount reflects the fair value assigned to this stock grant and is treated as a compensation charge and contribution of capital.

    H. Represents bonuses and loans to management which are comprised of bonuses to senior management of $1,000 (treated as a one-time charge), a $2,200 loan to senior management and a $500 loan to junior management (reflected as an offset to stockholder's equity), the latter of which will be forgiven in six months subject to continuing employment by junior management.

    I. Cancellation of receivable from officers in connection with Exchange
Offer.

    J. Use of proceeds to pay accounts payable and accrued expenses.

    K. Write-off of deferred financing fees related to the existing credit facility.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                           HISTORICAL                   PRO FORMA
                                          THREE MONTHS                 THREE MONTHS
                                          ENDED AUGUST                 ENDED AUGUST
                                            26, 1999     ADJUSTMENTS     26, 1999
                                          ------------   -----------   ------------
Net sales...............................    $  99,490                    $  99,490
Cost of goods sold......................       74,264                       74,264
Operating expenses......................       31,670       $   36 C        31,956
                                                               250 D
                                            ---------       ------       ---------
  Loss from operations..................       (6,444)        (286)         (6,730)

Interest expense and amortization of
  deferred financing fees...............      (10,624)       1,334 A        (9,290)
                                            ---------       ------       ---------
  Income (loss) before income taxes.....      (17,068)       1,048         (16,020)
Provision for (benefit from) income
  taxes.................................       (5,368)         409 F        (4,959)
                                            ---------       ------       ---------
  Net loss..............................    ($ 11,700)      $  639       ($ 11,061)
                                            =========       ======       =========

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                        HISTORICAL YEAR                 PRO FORMA YEAR
                                         ENDED MAY 31,                  ENDED MAY 31,
                                             1999         ADJUSTMENTS        1999
                                        ---------------   -----------   --------------
Net sales.............................     $ 710,249                       $ 710,249
Cost of goods sold....................       514,018                         514,018
Operating expenses....................       168,750         $  108 C        169,358
                                                                500 E
                                           ---------         ------        ---------
  Loss from operations................        27,481           (608)          26,873

Interest expense and amortization of
  deferred financing fees.............       (40,048)         3,506 B        (36,542)
Other expense.........................           (34)                            (34)
                                           ---------         ------        ---------
  Income (loss) before income taxes...       (12,601)         2,898           (9,703)
Provision for income taxes............        12,084          1,130 F         13,214
                                           ---------         ------        ---------
  Net loss............................     ($ 24,685)        $1,768        ($ 22,917)
                                           =========         ======        =========

      NOTES TO THE UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

A. Net adjustment for the elimination of historical interest expense and amortization of deferred financing fees of $9,062 and recognition of interest expense and amortization of deferred financing fees of $7,728 on the new debt incurred in connection with the Exchange Offer.

B. Net adjustment for the elimination of historical interest expense and amortization of deferred financing fees of $40,048 and recognition of interest expense and amortization of deferred financing fees of $36,542 on the new debt incurred in connection with the Exchange Offer.

C. Reflects the incremental amount of salaries of senior management as a result of the Exchange Offer.

D. Compensation expense for 50% of the $500 loan to junior management that is to be forgiven in six months subject to continuing employment.

E. Compensation for the $500 loan to junior management that is to be forgiven in six months subject to continuing employment.

F. Reflects the estimated income tax provision resulting from the pro forma adjustments.

                            SELECTED FINANCIAL DATA
                                 (IN MILLIONS)

    The selected financial data set forth below with respect to our statements of operations for each of the three years in the period ended May 31, 1999 and balance sheets at May 31, 1998 and 1999, have been derived from our financial statements included elsewhere in this prospectus that have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their report included elsewhere in this prospectus. The statement of operations data for the years ended May 31, 1995 and 1996, and the balance sheet data as of such dates, have been derived from the financial statements audited by PricewaterhouseCoopers LLP but not included in this Prospectus. The financial data for the three months ended August 29, 1998 and August 28, 1999 have been derived from unaudited financial statements included elsewhere in this prospectus. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the three months ended August 28, 1999 are not necessarily indicative of the results that may be expected for the entire year ending May 31, 2000. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes related thereto included elsewhere in this prospectus.

                                                                                                          FOR THE THREE MONTHS
                                                     FOR THE YEAR ENDED MAY 31,                                  ENDED
                                    -------------------------------------------------------------      --------------------------
                                                                                                       AUGUST 29,      AUGUST 28,
                                      1995          1996       1997          1998          1999           1998            1999
                                    --------      --------   --------      --------      --------      ----------      ----------
                                      (1)           (2)        (3)
OPERATING DATA:
  Net sales.......................   $530.8        $747.6     $836.2        $749.3        $710.2         $117.2          $ 99.5
  Cost of sales...................    378.4         541.5      597.8         536.0         514.0           85.5            74.3
                                     ------        ------     ------        ------        ------         ------          ------
  Gross profit....................    152.4         206.1      238.4         213.3         196.2           31.7            25.2
  Operating Expenses:
    Selling.......................     68.7          93.9      132.4         120.7         107.6           20.5            17.8
    Research and development......      5.2           6.8        7.6           7.8           7.7            1.7             1.9
    General and administrative....     31.1          47.8       56.7          60.9          53.4           12.9            12.0
    Weider Settlement &
      HealthRider integration.....       --            --       21.5            --            --             --              --
    Compensation expense
      attributable to options.....     39.0           2.8         --            --            --             --              --
                                     ------        ------     ------        ------        ------         ------          ------
  Total operating expenses........    144.0         151.3      218.2         189.4         168.7           35.1            31.7
                                     ------        ------     ------        ------        ------         ------          ------
  Income from operations..........      8.4          54.8       20.2          23.9          27.5           (3.4)           (6.5)
  Interest expense................     17.3          27.9       33.6          35.0          33.0            7.5             7.3
  Amortization of deferred
    financing fees................      1.2           2.5        2.5           4.3           7.0            1.4             3.3
                                     ------        ------     ------        ------        ------         ------          ------
  Income (loss) before income
    taxes.........................    (10.1)         24.4      (15.9)        (15.4)        (12.5)         (12.3)          (17.1)
  Provision for (benefit from)
    income taxes..................     (3.6)         10.8       (4.0)         (5.9)         12.1           (4.3)           (5.4)
                                     ------        ------     ------        ------        ------         ------          ------
  Net income (loss)...............   $ (6.5)       $ 13.6     $(11.9)       $ (9.5)       $(24.6)        $ (8.0)         $(11.7)
                                     ======        ======     ======        ======        ======         ======          ======
OTHER DATA:
  Depreciation and amortization...   $  6.9        $  7.2     $ 13.4        $ 16.7        $ 17.4         $  4.3          $  4.2
  Capital expenditures............      8.0          15.4       16.0          11.8          11.6            2.6             2.8
BALANCE SHEET DATA (AT THE END OF
  THE PERIOD):
  Cash............................      4.1          19.3        5.6           3.9           4.3                            2.7
  Working capital.................    137.7         157.3      220.1         152.9         108.0                          102.8
  Total assets....................    281.9         306.5      456.9         363.1         331.9                          363.7
  Total indebtedness..............    207.8         213.6      327.0         274.5         260.6                          271.7
  Stockholder's equity
    (deficit).....................    (14.8)          2.0      (10.7)        (20.3)        (47.8)                         (59.6)

------------------------------

(1) In fiscal 1995, a $39.0 million compensation expense was incurred with respect to management stock options.

(2) In fiscal 1996, a $2.8 million compensation expense was incurred with respect to management stock options

(3) In fiscal 1997, the Company incurred a $14.0 million step-up in value of HealthRider inventory purchased. This item was a non-cash expense and was required for purchase accounting per GAAP. The Company also incurred Weider settlement expenses of $16.6 million related to the settlement of various disputes. This cash expense item includes one-time payments to various Weider affiliates as well as associated legal expenses and professional fees. The Company also incurred HealthRider integration costs of $4.9 million.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

    The following should be read in conjunction with the historical audited financial statements and the related notes thereto appearing elsewhere in this report. Our fiscal year ends on May 31 of the corresponding calendar year. For example, fiscal 1999 ended on May 31, 1999. "EBITDA" is defined herein as income before provisions for (benefit from) income taxes, depreciation, amortization and interest expense. EBITDA is presented because we believe it is frequently used by security analysts in the evaluation of companies. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

RECENT DEVELOPMENTS

    During the year ended May 31, 1999 we incurred significant net losses, and as of May 31, 1999 had significant accumulated deficits. We also experienced a decline in our revenue base and were unable to service our debt obligations. In that regard, we were unable to make the interest payment on the 13% notes due on July 15, 1999 and were in violation of certain financial covenants of our credit agreement earlier this year.

    To provide ongoing funding for our operations and debt repayment requirements, on September 27, 1999, we consummated a troubled debt restructuring of our capital structure that included an approximately
$40 million equity investment in our company by affiliates of Bain Capital and its designees, members of our management and certain other investors, including Credit Suisse First Boston and its affiliates, and a refinancing of our existing bank credit facility (the "September recapitalization). See "Description of Material Indebtedness."

    Prior to the September recapitalization, we were a wholly owned subsidiary of IHF Holdings, Inc. ("IHF Holdings"), which was, in turn, a wholly owned subsidiary of ICON Fitness Corporation ("ICON Fitness"). As part of the September recapitalization, we closed a private exchange offer and consent solicitation in which:

    (1) participating holders of our then outstanding 13% Senior Subordinated Notes due 2002 received the following consideration for each $1,000 principal amount of 13% notes held:

       - $395 in cash,

       - $444 principal amount of 12% notes,

       - an additional cash payment equal to the sum of (i) interest due on the tendered 13% notes on July 15, 1999 (with additional interest thereon from July 15, 1999 to the closing of the exchange offers at the rate of 17% per annum) and (ii) interest accrued after July 15, 1999 on the tendered 13% notes to the closing of the exchange offers at the rate of 17% per annum, and

       - warrants to purchase 4.25 shares of common stock of our new parent company, HF Holdings, Inc. ("HF Holdings").

    (2) participating holders of 15% Senior Secured Discount Notes due 2004 of IHF Holdings received the following consideration for each $1,000 principal amount at maturity held:

       - warrants to purchase 5.26 shares of HF Holdings common stock.

    (3) participating holders of 14% Senior Discount Notes due 2006 of ICON Fitness received the following consideration for each $1,000 principal amount at maturity held:

       - warrants to purchase 1.24 shares of HF Holdings common stock.

    Prior to the September recapitalization there were issued and outstanding $101,250,000 principal amount of our 13% notes, $123,700,000 principal amount at maturity of 15% notes of IHF Holdings and $162,000,000 principal amount at maturity of 14% notes of ICON Fitness. All but $1.5 million principal amount of our 13% notes and $7.0 million principal amount at maturity of 14% notes of ICON Fitness were tendered and accepted for exchange in the September exchange offers. Those untendered notes remain outstanding under amended indentures.

    In connection with the September recapitalization, we became a wholly owned Subsidiary of HF Holdings, Inc.

RESULTS OF OPERATIONS

YEAR ENDED MAY 31, 1999 COMPARED TO THE YEAR ENDED MAY 31, 1998

    Net sales decreased by $39.1 million, or 5.2%, from $749.3 million in fiscal 1998 to $710.2 million in fiscal 1999. The decrease in sales was primarily attributable to airwalker sales, ab shaper sales and cardio sales which decreased by $10.9 million, $3.4 million and $5.0 million, respectively. Also, elliptical sales decreased by $3.8 million, stepper sales decreased by $0.5 million and sales in Europe decreased by approximately $2.5 million. These decreases were offset by increased bike sales of $10.9 million, increased home spa sales of $2.5 million and relaxation chair sales of $2.0 million. Trampoline sales also increased $3.8 million over the last fiscal year. Other product sales, including soft goods, increased by approximately $11.7 million. Treadmill sales decreased from $474.0 million in fiscal 1998 to $437.0 million in fiscal 1999. Treadmill sales accounted for approximately 63.3% of net sales in fiscal 1998 and 61.5% of net sales in fiscal 1999. The decrease in sales was primarily attributable to inventory reduction by a group of key customers which either changed their inventory policies, suffered severe financial difficulty or left the product category.

    Gross profit for fiscal 1999 was $196.2 million, or 27.6% of net sales. In fiscal 1998, gross profit was 28.5% of net sales at $213.6 million, excluding a non-recurring cost of $0.3 million.

    Selling expenses were $107.6 million, or 15.2% of net sales, in fiscal 1999 compared to $120.8 million, or 16.1% of net sales, in fiscal 1998. The dollar decline was partly offset by the write-off of the Service Merchandise account receivable for $10.5 million which filed for bankruptcy in fiscal 1999. In addition, advertising expense in fiscal 1999 decreased by $13.4 million and salaries and wages decreased by $3.1 million primarily as a result of cost reduction strategies.

    Research and development expense was $7.7 million, or 1.1% of net sales, for fiscal 1999 compared to $7.8 million, or 1.0% of net sales, for fiscal 1998. This expense reflects our continued efforts to develop both current and future products.

    General and administrative expense totaled $53.4 million, or 7.5% of net sales, for fiscal 1999 compared to $60.9 million, or 8.1% of net sales, for fiscal 1998. The decrease was primarily a result of cost reduction strategies. Depreciation increased during fiscal 1999 by $1.4 million over the same period during the prior year due to recent acquisitions. Legal expenses and insurance expenses decreased approximately $1.6 million and $1.7 million, respectively, in fiscal 1999 over fiscal 1998. Capital expenditures totaled $11.6 million in fiscal 1999, down $0.2 million from fiscal 1998.

    As a result of the foregoing factors, EBITDA was $45.3 million, or 6.4% of net sales, in fiscal 1999, compared to $41.1 million, or 5.5% of net sales, in fiscal 1998. Adjusting for the $10.5 million reserve against receivables due from Service Merchandise, EBITDA in fiscal 1999 totaled $55.8 million, or 7.9% of net sales, compared to adjusted EBITDA of $41.4 million, or 5.5% of net sales, in fiscal 1998.

    Interest expense, including amortization of deferred financing fees increased to $40.3 million for our company in fiscal 1999 compared to $39.9. million in fiscal 1998. The increase in interest expense and amortization of deferred financing fees in fiscal 1999 was the result of additional levels of borrowing under our old credit agreement and accretion of the principal balances of our then outstanding indentures. This interest expense is not representative due to the September recapitalization.

    Our effective tax rate for fiscal 1999 was an expense of 96% for our company, compared to a benefit of 38% in fiscal 1998. The higher effective rate for fiscal 1999 reflects our provision for a valuation allowance for certain deferred tax assets that will not be realized due to the September recapitalization. The deferred tax assets that make up the valuation allowance are primarily related to net operating loss carryforwards ("NOL's"), future deductible interest and stock compensation expense.

    As a result of the foregoing factors, our net loss was $24.7 million for fiscal 1999, compared to a net loss of $9.5 million for the same period in fiscal 1998.

YEAR ENDED MAY 31, 1998 COMPARED TO THE YEAR ENDED MAY 31, 1997

    Net sales decreased by $86.9 million, or 10.4% from $836.2 million in fiscal 1997 to $749.3 million in fiscal 1998. The decrease in sales was primarily attributable to decreased consumer preference for upright rower sales and ab shaper sales which decreased by $77.8 million and by $41.2 million, respectively. Also, airwalker sales decreased by $16.5 million, rower/skier sales decreased by $5.2 million and sales in Europe decreased by approximately $4.9 million. These decreases were partly offset by increased treadmill sales of $21.1 million, increased bike sales of $13.3 million, a new elliptical product introduced in fiscal 1998 which accounted for $21.8 million in new sales and other various product sales including softgoods which increased by approximately $2.5 million. Treadmill sales increased from $452.9 million in 1997 to $474.0 million in fiscal 1998. Treadmill sales accounted for approximately 54.2% of net sales in 1997 and 63.3% of net sales in fiscal 1998.

    Gross profit for fiscal 1998 was $213.3 million, or 28.5% of net sales. In fiscal 1997 gross profit was also 28.5% of net sales at $238.4 million.

    Selling expenses were $120.8 million, or 16.1% of net sales, in fiscal 1998 compared to $132.4 million, or 15.8% of net sales, in fiscal 1997. The dollar decline was attributed to a decrease in direct response and other advertising of $6.0 million as well as a one time charge of $6.4 million related to the HealthRider acquisition in fiscal 1997. In addition, commissions expense decreased by $0.9 million during fiscal 1998. These decreases were offset by an increase in bad debt expense of $1.4 million primarily due to a company that filed for bankruptcy in fiscal 1998 and other various increases of approximately $0.3 million.

    Research and development expense was $7.8 million, or 1.0% of net sales, for fiscal 1998 compared to $7.6 million, or 0.9% of net sales, for fiscal 1997. This increase was due to continued efforts to develop both current and future products.

    General and administrative expense totaled $60.9 million, or 8.1% of net sales, for fiscal 1998 compared to $56.7 million, or 6.8% of net sales, for fiscal 1997. The largest single increase in fiscal 1998 over 1997 was depreciation expense of $3.1 million, which increased due to the recent acquisition of assets from HealthRider and CanCo. Product liability insurance claims increased $1.4 million during fiscal 1998 due to a concerted effort by the legal department to settle outstanding claims. Also, legal expense and rent expense increased approximately $1.1 million and $0.9 million, respectively, in fiscal 1998 over fiscal 1997. These increases were offset by decreases in the salaries and bonus expenses of $2.3 million in fiscal 1998 compared to fiscal 1997. Capital Expenditures totaled $11.8 million in fiscal 1998, compared to $11.1 million in fiscal 1997.

    In the second quarter of fiscal 1997, our company and Weider Health and Fitness ("WHF") and its affiliates settled litigation through a number of agreements. The settlement included the release of certain claims previously asserted by WHF and its affiliates, amendments to certain agreements existing between our company and WHF and its affiliates and certain new agreements among our company and

WHF and its affiliates. Expenses related to the WHF settlement amounted to $16.6 million for fiscal 1997. There were no expenses related to this settlement in fiscal 1998.

    HealthRider integration costs totaled $4.9 million for fiscal 1997. These charges were incurred to eliminate the duplication in staff and facilities with those of our company. There were no charges related to HealthRider integration during fiscal 1998.

    As a result of the foregoing factors, EBITDA was 41.1 million, or 5.5% of net sales, in fiscal 1998, compared to $34.3, or 4.1% of net sales, in fiscal 1997. Adjusted for non-recurring costs of $0.3 million, EBITDA totaled
$41.4 million, or 5.5% of net sales in fiscal 1998, compared to $69.6 million, or 8.3% of net sales in fiscal 1997.

    Interest expense, including amortization of deferred financing fees increased to $39.9 million for our company, in fiscal 1998 compared to $36.7 million in fiscal 1997. The increase in interest expense and amortization of deferred financing fees in fiscal 1998 was the result of additional levels of borrowing under our credit agreement and accretion of the principal balances of our outstanding indentures.

    The income tax benefit was $5.9 million for our company, for fiscal 1998, compared with a tax benefit of $4.0 million during fiscal 1997. This is a result of the loss before income tax for fiscal 1998 and fiscal 1997. At the end of fiscal 1998, we had a net deferred tax asset of $16.1 million. No valuation allowance was recorded against this asset because we believe that we will generate sufficient future taxable income through operations to realize the net deferred assets prior to expiration of any net operating losses (NOL). NOL's can be carried forward up to 20 taxable years. There can be no assurance however, that we will generate any specific level of earnings or that it will be able to realize any of the deferred tax asset in future periods. If we are unable to generate sufficient taxable income in the future through operating results, a valuation allowance against this deferred tax asset would result in a charge to earnings. See "Risk Factors--We are being audited by the Internal Revenue Service."

    As a result of the foregoing factors, our net loss was $9.5 million, for fiscal 1998, compared to net loss of $12.0 million for fiscal 1997.

    Advertising allowances due to retail customers totaled $2.5 million at May 31, 1998. Advertising allowances are generally a fixed percentage of sales to customers. Fluctuations in the balance of this allowance are attributable to changes in customer sales mix and the timing of when allowances are taken.

YEAR ENDED MAY 31, 1997 COMPARED TO YEAR ENDED MAY 31, 1996

    Net sales increased by $88.6 million, or 11.8%, from $747.6 million in fiscal 1996 to $836.2 million in fiscal 1997. The increase in sales was primarily attributable to treadmill products which increased by $140.5 million, and the sales from the HealthRider acquisition. Treadmill sales accounted for $452.9 million, or 54.2% of net sales, in fiscal 1997 compared to $312.4 million, or 41.8% of net sales, in fiscal 1996. During 1997, upright rower sales accounted for $85.2 million, or 10.2% of net sales, compared to $259.1 million or 34.7% of net sales, in fiscal 1996. The decrease in upright rowers sales was due to a general softening of demand for that particular product category. European sales accounted for $45.4 million in fiscal 1997 compared to $33.3 million in fiscal 1996.

    Gross profit for fiscal 1997 was $238.4 million, or 28.5% of net sales. In fiscal 1996 gross profit was 27.6% of net sales at $206.1 million. The step-up of HealthRider and ICON of Canada inventory increased cost of sales by $14.0 million in fiscal 1997. Without this charge, the gross profit would have increased to 30.2% due to gross margin improvements in our line of treadmill products and higher gross margin on HealthRider brand products.

    Selling expenses were $132.4 million, or 15.8% of net sales, in fiscal 1997 compared to $93.9 million, or 12.6% of net sales, in fiscal 1996. The dollar increase in selling expenses resulted primarily from the initial inclusion of selling expenses at HealthRider of $42.9 million which included a one time charge of $6.4 million related to the disposition of upright rowers acquired in connection with the HealthRider acquisition. These one time selling expenses continued until discontinued products purchased in the HealthRider acquisition were liquidated during fiscal 1997. We had no comparable expenses during fiscal 1996.

    Research and development expense was $7.6 million, or 0.9% of net sales, for fiscal 1997 compared to $6.8 million, or 0.9% of net sales, for fiscal 1996. This increase was due to our continued efforts to develop both current and future products.

    General and administrative expense totaled $56.7 million, or 6.8% of net sales, for fiscal 1997 compared to $47.9 million, or 6.4% of net sales, for fiscal 1996. HealthRider's general and administrative expenses totaled
$4.9 million with no comparable expense during fiscal 1996. The increase in general and administrative expenses as a percentage of sales was primarily due to expansion and the higher costs associated with operating our business.

    We recorded no compensation expense related to management stock options in fiscal 1997 compared to $2.8 million of such compensation expense in fiscal 1996.

    As a result of the foregoing factors, including the adjustment for the inventory step-up, EBITDA decreased to $34.1 million, or 4.1% of net sales, in fiscal 1997, from $62.0 million, or 8.3% of net sales, in fiscal 1996. Adjusted for non-recurring costs and expenses associated with the aforementioned acquisitions and the WHF Settlement, EBITDA totaled $69.6 million, or 8.3% of fiscal 1997 net sales, compared to adjusted EBITDA of $64.8 million, or 8.7% of net sales, in fiscal 1996.

    Interest expense, including amortization of deferred financing fees, increased to $36.7 million for our company, in fiscal 1997 compared to $30.7 million for fiscal 1996. The increase in interest expense is the result of our company's growth and the high level of borrowing incurred in connection with the HealthRider acquisition, the Weider Settlement, and the Weider Sports and CanCo Acquisitions.

    The income tax benefit was $4.0 for our company, for fiscal 1997 compared with a tax provision of $10.8 million for fiscal 1996.

    As a result of the foregoing factors, our net losses were $12.0 million in fiscal 1997 compared to net income of $13.6 million in fiscal 1996.

OPERATING RESULTS FOR THE FIRST QUARTERS OF FISCAL 2000 AND FISCAL 1999

    Net sales decreased by $17.7 million, or 15.1% from $117.2 million in the first quarter of fiscal 1999 to $99.5 million in the first quarter of fiscal 2000. The decrease in sales was primarily attributable to domestic treadmill sales which decreased by $13.7 million from $64.2 million in the first quarter of fiscal 1999 to $50.5 million in the first quarter of fiscal 2000 due to decreased consumer preference. Also, benches decreased by $2.0 million, gyms and systems decreased by $2.0 million, bikes decreased by $2.0 million, home spas decreased by $1.1, and International sales decreased by $1.2 million. Trampoline sales increased by $2.5 million and ellipticals sales increased by approximately $0.6 million over the same period. Domestic treadmill sales accounted for approximately 78% of total net sales in the first quarter of fiscal 2000 and 55% in the first quarter of fiscal 1999.

    Gross profit for the first quarter of fiscal 2000 was $25.2 million, or 25.4% of net sales. In the first quarter of fiscal 1999 gross profit was 27.0% of net sales at $31.7 million. The decrease of 1.6% in profit margin is attributable to changes in product mix.

    Selling expenses were $17.8 million, or 17.8% of net sales, in the first quarter of fiscal 2000 compared to $20.5 million, or 17.5% of net sales for the first quarter of fiscal 1999.

    Research and development expenses were $1.9 million, or 1.9% of net sales, for the first quarter of fiscal 2000 compared to $1.7 million or 1.4% of net sales for the first quarter of 1999. This increase was due to our continued efforts to develop both current and future products.

    General and administrative expenses totaled $12.0 million, or 12.1% of net sales, for the first quarter of fiscal 2000 compared to $12.8 million, or 10.1% of net sales, for the first quarter of fiscal 1999.

    As a result of the foregoing factors, EBITDA was a loss of $2.3 million, or 2.3% of net sales in the first quarter of fiscal 2000, compared to EBITDA of $1.0 million, or 0.8% of net sales in the first quarter of fiscal 1999.

    Interest expense decreased to $7.3 million for our company in the first quarter of fiscal 2000 compared to $7.5 million for the first quarter of fiscal 1999. The decrease in interest expense in fiscal 2000 was due to a lower level of outstanding indebtedness as the result of decreased borrowings under our credit agreement.

    Our income tax benefit was $5.4 million for the first quarter of fiscal 2000, compared with our tax benefit of $4.4 million during the first quarter of fiscal 1999. The increased tax benefit in the first quarter of fiscal 2000 was a result of the increased losses of our company.

    As a result of the foregoing factors, our net losses were $11.7 million for the first quarter of fiscal 2000 compared to net losses of $8.0 million in the first quarter of fiscal 1999.

SEASONALITY

    The following are the net sales and operating income of our company by quarter for the fiscal years 1999, 1998 and 1997:

                                               FIRST      SECOND     THIRD      FOURTH
                                              QUARTER    QUARTER    QUARTER    QUARTER
                                              --------   --------   --------   --------
                                                            (IN MILLIONS)
Net Sales
1999........................................   $117.2     $214.3     $226.7     $152.0
1998........................................    127.5      236.3      252.0      133.5
1997........................................    125.8      249.5      248.7      212.2
Operating Income
(Loss)
1999........................................   $ (3.4)    $ 19.7     $ 16.0     $ (4.8)
1998........................................     (7.6)      15.7       21.5       (5.7)
1997........................................      2.0        1.2        8.5        8.5
Net Income (Loss)
1999........................................   $(13.3)    $  0.9     $ (1.6)    $(10.6)
1998........................................    (10.9)       3.8        6.7       (9.1)
1997........................................     (3.6)      (5.5)      (0.4)      (2.4)

    Historically, we have sold a majority of our products to customers in our second and third fiscal quarters (i.e., from September through February). Increased sales and distribution typically have occurred in the Christmas retail season and the beginning of a new calendar year because of increased promotions by customers, increased consumer purchases and seasonal changes that prompt people to exercise inside. If actual sales for a quarter do not meet or exceed projected sales for that quarter, expenditures and inventory levels could be disproportionately high for such quarter and our cash flow for that quarter and future quarters could be adversely affected. The timing of large orders from customers and the mix of products sold may also contribute to periodic fluctuations. While seasonality has been the trend, it may not be indicative of the results to be expected for this fiscal year or for any future years.

LIQUIDITY AND CAPITAL RESOURCES

    In 1999, we were provided $38.0 million of cash from operating activities compared to $47.6 in fiscal 1998. The majority of this cash provided by operating activities is a result of a decrease in accounts receivable. We used $20.1 million in investing activities for fiscal 1999 due primarily to the purchase of NordicTrack for $8.5 million and $11.6 million of cash used for capital expenditures related to upgrades in plant and tooling and purchases of additional manufacturing equipment. Also, we had an decrease of $17.1 million from financing activities during 1999 from additional lines of credit and other long term debt. As a result of the foregoing factors, we had a net increase in cash of $0.4 million from May 31, 1998 to May 31, 1999.

    In 1998, we were provided $47.6 million of cash from operating activities compared to usage of cash in the amount of $37.7 million in 1997. The majority of this cash provided by operating activities is a result of a decrease in accounts receivable. We received $6.4 million from investing activities for fiscal 1998 due to the sale of a building for $18.3 million, offset by $11.8 million of cash used for capital expenditures related to upgrades in plant and tooling and purchases of additional manufacturing equipment. Also, we used $55.7 million for financing activities during 1998 to pay down lines of credit and other long term debt. As a result of the foregoing factors, we had a net decrease in cash of $1.7 million from May 31, 1997 to May 31, 1998.

    In 1997, we used $37.7 million of cash in operating activities primarily as a result of increases in accounts receivable. We used $16.0 million in cash for capital expenditures related to upgrades in plant and tooling and purchases of additional manufacturing equipment and building expansion and $6.3 million for repayments of long term debt. We used $25.8 million in cash to acquire HealthRider and $11.1 million to acquire Weider Sports and CanCo. In addition, the effect of exchange rates decreased our cash balances at May 31, 1997 by $1.0 million. During 1997, we had a net decrease in cash of $13.8 million.

    In the first three months of fiscal 2000, we used $6.1 million of cash in operating activities compared to $18.6 million for the same period in fiscal 1999. The majority of this use of cash relates to an increase in inventory. We used $3.0 million of cash for investing activities in the first three months of fiscal 2000, compared to $2.6 million in the first three months of fiscal 1999. This cash was used for capital expenditures, the majority of which is related to tooling and other manufacturing equipment. During the first quarter of fiscal 2000, we received cash of $7.7 million from financing activities, compared to $21.7 million received in the same period in fiscal 1999.

    We made capital expenditures of approximately $11.6 million during fiscal 1999 and expect to make capital expenditures of approximately $13.0 million in 2000. Such expenditures are primarily for expansion of physical plant, purchases of additional or replacement manufacturing equipment and revisions and upgrades in plant tooling. We also made research and development expenditures in 1999 of approximately $7.7 million, and expect to make research and development expenditures of approximately $8.4 million in 2000.

    Our primary short-term liquidity needs consist of financing seasonal merchandise inventory buildups and paying cash interest expense under our credit facilities and on the 12% notes. Our principal source of financing for seasonal merchandise inventory buildup and increased receivables is revolving credit borrowings under the credit facilities. Our working capital borrowing needs are typically at their lowest level in April through June, increase somewhat through the summer and sharply increase from September through November to finance accounts receivable and purchases of inventory in advance of the Christmas and post-holiday selling season. Generally, in the period from November through February, our working capital borrowings remain at their highest level and then are paid down to their lowest annual levels by April.

    The 12% notes issued in the September recapitalization are due
September 27, 2005 and are guaranteed by each of our domestic subsidiaries. Interest is due each January 15 and July 15 of each year, beginning on January 15, 2000. The 12% notes are redeemable at any time at a premium, as described in this prospectus under the caption "Description of Notes--Redemption". The 12% notes contain certain restrictive covenants that, among other things, limit our and our subsidiaries' ability to incur additional debt, pay dividends or make other distributions, make investments, dispose of assets, issue capital stock of subsidiaries or enter into mergers or consolidations or sell all or substantially all of our assets. See "Description of Notes."

    In connection with the September recapitalization, we entered into new credit facilities of $300 million with a syndicate of banks and financial services companies. See "Description of Material Indebtedness"

    Proceeds of the new credit facilities were used to refinance our existing senior credit facilities and 13% notes and to fund transaction fees and expenses, and will be used to provide for general working capital, fund necessary future capital expenditures.

    As of September 27, 1999, the balance outstanding under the new credit facilities consisted of (in thousands):

Revolver....................................................  $ 45,964
Term Loan A.................................................    30,000
Term Loan B.................................................    80,000
Term Loan C.................................................    55,000
IP Loan.....................................................    15,000
                                                              --------
                                                              $225,964
                                                              ========

    We have a significant amount of indebtedness. As of August 28, 1999, and after giving pro forma effect to the September recapitalization, our consolidated indebtedness was approximately $278.1 million, of which $44.3 million was senior indebtedness. On a pro forma basis, our earnings were inadequate to cover fixed charges for the fiscal quarter ended August 28, 1999 by an amount equal to $16.7 million. Further, the terms of the indenture for the exchange notes permit us to incur substantial indebtedness in the future.

    The 12% notes and new credit facilities contain certain restrictive covenants that, among other things, limit the ability of our company and our subsidiaries to incur additional debt, pay dividends or make other distributions, make investments, dispose of assets, issue capital stock of subsidiaries or enter into mergers or consolidations or sell all or substantially all of our assets.

    Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

MARKET RISK

    Although we cannot accurately predict the precise effect of inflation on our operations, we do not believe that inflation has had a material effect on sales or results of operations in recent years. We do import some finished products and components from Canada and Asia. All purchases from Asia have been fixed in U.S. dollars and, therefore, we have not been subject to foreign currency fluctuations on such purchases, although our vendors may respond to foreign currency fluctuations by seeking to raise their prices. Purchases of inventory from Canada have been settled in Canadian dollars and therefore we have been subject to fluctuations in the value of the Canadian dollar which could have an impact on the our operating results. In connection with the importation of products and components from Canada, our company from time to time engages in hedging transactions by entering into forward contracts for the purchase of Canadian dollars which are designed to protect against such fluctuations. Our hedging transactions do not subject it to exchange rate risk because gains and losses on these contracts offset losses and gains on the transaction being hedged. The unhedged portion of purchases from Canada is not significant.

    As of May 31, 1999 and 1998 we had approximately $0 million Canadian and $32 million Canadian, respectively, of open forward exchange contracts to sell Canadian dollars throughout fiscal years May 31, 2000 and 1999, respectively. The fair value of these forward exchange contracts are based on quoted market prices. At May 31, 1999 the estimated unrealized loss on outstanding forward exchange contracts was $0 and at May 31, 1998 the estimated unrealized loss was $459,000. During fiscal 1999 and 1998 we recognized losses of $34 and $449,000, respectively, and in 1997 we recognized gains of $149,000 upon settlement of foreign currency translations denominated in Canadian dollars.

YEAR 2000 COMPLIANCE

    We utilize and are dependent upon data processing systems and software to conduct our business. The data processing systems and software include those developed and maintained by our third-party data processing vendors and software which is run on in-house computer systems. We have reviewed and assessed all hardware and software to confirm that it will function properly in the Year 2000. With respect to internal systems, the results of the evaluation to date have not revealed any Year 2000 issues that, in our opinion, create a material risk of disruption of operations. The total cost of the Year 2000 Project was approximately $3.0 million. The entire project is expected to be complete by the end of December 1999.

    Our Management Information Systems Department has tested all of our computer systems and confirmed that the Year 2000 programming modifications which have been implemented are correctly handling the century date change. In the event there is a system failure due to a dating issue, we are prepared to back-date the internal computer system clock to a previous year which has never been used by our company. The year selected for use is 1950. Every application we use would run under that established date. All of our functions would be operational under the established date until all programming changes could be made. After all issues regarding the date have been corrected, we would then move all captured data for the year 1950 into the current transaction year. We do not expect to experience any delays due to the century dating with regard to our internal systems operations.

    We do not foresee any adverse effects to our operations from our operations from outside vendors. With respect to shippers and customers that have responded to our request for information, 59% have indicated that their hardware or software is Year 2000 compliant. We are continuing our evaluation of these issues, and we cannot assure that additional issues, not presently known to us, will not be discovered which could present a material risk of disruption to our operations. We could pursue certain options that might help circumvent potential problems, such as using vendors who are Year 2000 compliant.

    Our assessment of the risks associated with Year 2000 issues is forward-looking. Actual results may vary for a variety of reasons including those described above.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet, and measure those instruments at fair value. Statement of Financial Accounting Standards ("SFAS") No. 133 is effective for all quarters of fiscal years beginning after June 15, 2000, and prohibits retroactive application to financial statements of prior periods. We currently intend to implement the provisions of SFAS No. 133 in the first quarter of the fiscal 2001. We currently have limited involvement with derivative instruments, primarily for purposes of hedging against fluctuations in exchange rates. We cannot at this time reasonably estimate the potential impact of this adoption on its financial position or results of operations for future periods.

    At the beginning of fiscal year 1999, we adopted SFAS No. 130 "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. In accordance with the provisions of SFAS No. 130, we have presented the components of other comprehensive income (loss) in its consolidated statements of operations and comprehensive loss. The financial statements for all prior periods have been restated to conform to requirements of SFAS No. 130.

    In fiscal year 1999, we adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise", replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of our reportable segments. The adoption of SFAS No. 131 did not affect our results of operations or financial position.

                                    BUSINESS

GENERAL

    We are one of the largest manufacturers and marketers of home fitness equipment in the United States. Our focus is to address consumers' interest in a healthy, active lifestyle with a broad range of high quality products at a variety of price/value relationships specifically targeted to meet different consumers' health and fitness needs. Our line of home fitness aerobic products includes treadmills, ellipticals, exercise bikes, stair steppers, skiers and upright rowers and our line of anaerobic fitness products including home gyms and weight benches. We also offer trampolines, recreational sports products, sports medicine products and fitness accessories. We market the majority of our products under the brand names NordicTrack, ProForm, HealthRider, Image, Weider, and JumpKing. In addition, we manufacture a complete line of premier home fitness equipment under the Reebok brand name, under a licensing agreement.

MARKETING AND DISTRIBUTION

    We market our products under multiple brands through multiple distribution channels, including specialty dealers, sporting goods chains, department stores, warehouse clubs, discount merchants, catalogue showrooms and direct marketing through our own Internet sites, catalogs and retail stores. We believe the marketing of our products through multiple distribution channels provides us with several competitive advantages:

    - greater growth and increased market access;

    - the ability to maximize revenue throughout a product's life cycle by repositioning products in different channels and under different brand names as products mature;

    - feedback on market trends and changing consumer tastes; and

    - reduced dependence on any single channel of distribution.

    To enhance our distribution strategy, we target our brands to specific distribution channels. By marketing specific brands tailored to appeal to different demographic groups, we are able to market products with varying designs, features and price ranges and target these products to a wide variety of consumers with different fitness needs and disposable incomes. We believe our brand positioning strategy enables us to:

    - achieve greater appeal to each market segment;

    - promote price stability across our distribution channels; and

    - provide high-quality products with the price ranges and features desired by different demographic groups.

    We manufacture and distribute a broad line of treadmill, aerobic exercise machines and strength training equipment, and offer a range of technological features, from manual equipment to sophisticated programmable electronic products, at a variety of price points. We also market recreational sports products, fitness accessories, spas and massage products. Our strategy of offering a broad range of products enables us to:

    - offer categories of fitness products that appeal to consumers with varying fitness needs and disposable incomes;

    - respond quickly to changes in consumer preferences and fitness trends;

    - reduce our dependence on any single product category; and

    - participate in growth opportunities across a wide variety of product categories.

AEROBIC PRODUCTS

    We offer aerobic products, which are designed to promote cardiovascular fitness, under the NordicTrack, ProForm, HealthRider, Image, Weslo and Reebok brand names.

    MOTORIZED TREADMILLS. We are the leading producer of motorized treadmills. Motorized treadmills allow users to run at speeds of up to 12 mph. The features offered by our motorized treadmills that enhance the home user's experience include programmable speed and incline, electronic feedback on speed, elapsed time, distance traveled and calories burned, and cross-training upper body exercise functions. Other popular features on certain lines of our treadmills include: CD Coach technology, which allows the user to listen to his/her favorite music while a digital personal trainer motivates him/ her through a programmable workout; cushioned belts for a quieter, more shock-absorbent workout; the SpaceSaver feature for treadmills (introduced in 1996) which enables a treadmill to fold vertically for easy storage; and the CrossWalk line of treadmills, which provides users with upper body exercise for a total body workout. The retail price points of the motorized treadmills range from $199 to $2,499.

    ELLIPTICALS. In the fall of 1997, we introduced our Elliptical Cross Trainer. This category of aerobic products has been popular in clubs for the last few years, and in the fall of 1997 we introduced the HealthRider brand of Elliptical Cross Trainer. This product offers a low-impact, high-intensity aerobic workout which harnesses the momentum of a natural striding motion, and eliminates the impact of typical running or walking. An innovative mechanism that we developed links upper-body motion with the lower-body motion for a synchronized rhythmic total-body workout. A four-window electronic display provides feedback on speed (steps per minute), time, distance and calories burned. The name "Elliptical" refers to the oval shape of the user's footpath. Retail price points of our Ellipticals range from $199 to $999, and are available in the NordicTrack, ProForm, HealthRider, Image, Reebok and Weslo brands. Our ProForm brand elliptical was rated the number one elliptical in the February 1999 Consumer Reports ranking of home exercise equipment.

    EXERCISE BIKES. We offer exercise bikes featuring adjustable air resistance or flywheel resistance, electronic monitors which display elapsed time, speed, distance and calories burned, and dual or triple action design which allows the user to exercise upper body, lower body or both simultaneously. Some units add motivational electronics and programmable resistance which allow users to design their own workouts. Some higher end units also contain an electromagnetic drive mechanism which creates less noise and offers smoother action. Retail price points of our exercise bikes range from $99 to $799 and are available in the NordicTrack, ProForm, HealthRider, Image, Reebok and Welso brands.

    STAIR STEPPERS. Various stair stepper machines sold by our company offer adjustable resistance, self-leveling pedals, motivational fitness monitors, accessory stations to hold water bottles, books and towels, magnetic resistance and total body conditioning, which combines upper and lower body workouts. Other features offered by our stair steppers include the Speed Link adjustable resistance system, multi-window electronic monitors and programmable electronics. Retail price points for our stair steppers range from $99 to $199.

    UPRIGHT ROWERS. We introduced our Cardio family of upright rowers under the Weslo brand in October 1994. The Cardio family of upright rowers exercises both the arms and legs while providing both an aerobic and anaerobic workout through variable resistance. Retail price points for the Welso brand range from $99 to $199. In addition, the HealthRider brand upright rower is available at $299.

ANAEROBIC PRODUCTS

    Under the NordicTrack, HealthRider, Image, ProForm, Weslo, Weider and Reebok brand names, we offer anaerobic products, which are designed to develop muscle tone and strength.

    HOME GYMS. Our home gyms range from traditional cast iron or vinyl plate weight stack units programmable electronic units. New technology and innovation within this category include home gyms which integrate aerobic functions and electronic adjustability allowing simple adjustment in one pound increments with digital feedback. Selected units are designed to allow multiple users to use the equipment simultaneously, allowing circuit training. Our home gyms range in retail price from $299 to $1,299.

    WEIGHT BENCHES. We offer a range of weight benches to specialty fitness dealers through the Image and ProForm brands and market a complete of weights and benches under the Weider brand name. Retail price points of these products range from $49 to $299.

    FREE WEIGHTS. We offer a broad assortment of cast-iron weight plates, vinyl and neoprene dipped weights and dumbbells. We are also innovating dumbbell grips for improved comfort and use, to address needs of women entering the strength training category.

OTHER PRODUCTS

    RECREATIONAL SPORTS PRODUCTS. JumpKing, Inc., one of our subsidiaries, manufactures and markets a trampoline line that includes both mini-trampolines for indoor home exercise use and full-sized trampolines for outdoor home recreational use. The mini-trampoline retails at approximately $25; full-sized trampolines have retail price points ranging from $199 to $399.

    EXERCISE ACCESSORIES. We offer a limited line of back support belts and workout gloves and have introduced a line of exercise accessories, including ankle and hand weights, grip devices and aerobic exercise step decks. These products are sold under the Weider, Reebok, HealthRider, ProForm and NordicTrack brands.

    RELAXATION PRODUCTS. Beginning in the spring of 1996, we introduced a line of relaxation products such as acrylic and soft-sided hydrotherapy spas, motorized massage chairs and massage pillows. These products are currently distributed through various channels including department stores, mass merchandisers, sporting goods, home-shopping, catalogs and our own direct response efforts.

PRODUCT INNOVATION AND DEVELOPMENT

    Product and design innovation has contributed significantly to our growth. On an ongoing basis, we evaluate new product concepts and seek to respond to the desires and needs of consumers by frequently introducing new products and repositioning existing products. We have 222 full-time employees in the research and development area, hold 178 patents and have 38 patent applications pending. We also hold 96 trademarks registered in the United States and 404 trademarks registered in foreign countries. We have pending 25 trademarks in the United States and 171 in foreign countries. We have research and development expenses of $7.7 million, $7.8 million, and $7.6 million in fiscal 1999, 1998, and 1996, respectively, and have budgeted $8.4 million for research and development in fiscal 2000.

    We conduct most of our research and development in 40,000 square feet of space in our Logan, Utah headquarters. This facility includes plastic, mechanical and electrical engineering capabilities that are used in creating proprietary designs and features.

CUSTOMERS

    Our largest customer for the past several years has been Sears. In fiscal 1999, Sears accounted for approximately 38.4% of our total net sales, a 5.9% increase over fiscal 1998. While no other single customer accounted for more than 10% of our total sales in fiscal 1999, other important customers include Sam's Wholesale Club, K-Mart and Wal-Mart. In fiscal 1999 and 1998, Sam's accounted for approximately 45% and 50% respectively, of net sales at our JumpKing subsidiary. Although sales to Sears still account for a substantial portion of our sales, the percentage of sales has decreased substantially in the past several years from approximately 68% in fiscal 1989. Nevertheless, the dollar amount of our net sales to Sears has increased during this time period. Sears has distinguished us with several vendor awards for our commitment in providing quality and value to the American consumer.

    We have more than 2,500 customers, excluding sales to individual consumers through direct response channels of distribution. Consistent with industry practice, we generally do not have long-term purchase agreements or other commitments from our customers as to levels of future sales. The level of our sales to large customers depends in large part on our continuing commitment to home fitness products and the success of our efforts to market and promote our products as well as our competitiveness in terms of price, quality, product innovation and customer service. We are not the exclusive supplier of home fitness equipment to any of our major customers. The loss of, or a substantial decrease in the amount of purchases by, or a write-off of any significant receivable due from, any of our major customers would have a material adverse effect on our business.

COMPETITION

    The home fitness equipment market is both fragmented and highly competitive. It is characterized by frequent introduction of new products, often accompanied by major advertising and promotional programs. We believe that the principal competitive factors affecting our business include price, quality, brand name recognition, product innovation and customer service.

    We compete in the U.S. with recreational and exercise activities offered by health clubs, as well as a number of domestic manufacturers, domestic direct importers, foreign companies exporting products to the U.S. and, in our direct sales efforts, with major retailers and distributors. Competitors in these areas include Fitness Quest, Life Fitness, Cybex/Trotter, Precor, Inc. and Schwinn. In Europe, we compete principally with Tunturi, Inc., and Kettle Int'l Inc., a number of Asian importers and some of our domestic competitors. Our products also indirectly compete with outdoor fitness, sporting goods and other recreational products. Competitors in these product areas include Huffy corporation, Canstar Sports Inc. (a subsidiary of Nike Inc.), Reebok International Ltd. and Rollerblade, Inc. Certain competitors are better capitalized than us and may have greater financial and other resources than those available to us. In addition, there are no significant technological, manufacturing or marketing barriers to entry into the fitness equipment or other exercise accessory markets, although many companies in the industry, including our company, have sought and received numerous patents in an effort to protect their competitive position.

PURSUING GROWTH OPPORTUNITIES

    On December 23, 1998, we bought inventory, trademarks and certain other assets of NordicTrack, Inc., a debtor under Chapter 11 of the Bankruptcy Code, for $9.6 million. In connection with the NordicTrack transaction, our company and Sears executed a license agreement that allows Sears to be the exclusive retailer of NordicTrack branded fitness equipment outside of our own retail and direct marketing channels of distribution. In addition, under the agreement, we granted Sears a royalty-bearing exclusive license to market fitness apparel and certain categories of sporting goods under the NordicTrack brand. The agreement will run for a term of 12 years subject to certain early termination provisions in 2005.

    In August 1996, we purchased substantially all the assets of HealthRider, Inc. We market HealthRider brand fitness equipment and other health-related products primarily through our own specialty retail stores and kiosks, through direct response advertising in print and on television, through our mail order catalogs and through some retail customers. At the end of fiscal 1999, we operate 77 stores in approximately 42 states.

    In the first quarter of 1996, we began to directly market our products in the key European markets of the U.K., France, Italy and the Benelux countries. Prior to 1996, we had minimal foreign sales. Net sales from European markets in fiscal 1998 and 1999 were $40.4 million and $37.9 million, respectively. In September 1996, we purchased certain assets of a Canadian manufacturing business ("CanCo") as well as certain distribution rights. Net sales from Canada for fiscal 1998 and 1999 were $22.3 million and $23.7, respectively.

MANUFACTURING AND PURCHASING

    In fiscal 1999, we manufactured or assembled over 80% of our products at our facilities in Utah, Texas, Canada and Colorado. The balance of our products were manufactured and assembled by third parties, principally in the Far East. We have long-standing supply relationships with a number of offshore Asian vendors, many of which have exclusive relationships in the fitness industry with us. The combination of internal manufacturing and assembly capacity and our access to third-party vendors has helped us meet customer demand on a competitive basis. In addition, the third party vendors provide greater flexibility in manufacturing capacity to satisfy seasonal demands.

    Since we purchase certain components and finished products from foreign suppliers located in Canada, China, Taiwan and various other countries, we are subject to the general risks of doing business abroad, particularly with respect to our purchases from China, including delays in shipment, transportation delays, work stoppages, adverse fluctuations in currency exchange rates, increases in import duties and tariffs, changes in foreign regulations, changes in most-favored-nation status and political instability. In particular, the imposition of trade sanctions on China could have a material adverse effect on us.

    Sales to our customers are highly price sensitive. We set many product prices on an annual basis but in most cases we purchase raw materials and components under purchase orders providing components for periods less than one year. Accordingly, we set prices for many products before we have complete knowledge of the costs of raw materials and components and sometimes before product development is complete and production costs have been firmly established. After we have established prices, we may be unable to pass cost increases along to our customers or to compete as effectively if we seek to pass such costs along.

    We utilize more than 1.4 million square feet for manufacturing, including a 300,000 square foot facility in Logan where the majority of our treadmills are manufactured or assembled. In the past, the Logan facility has also manufactured stair steppers, exercise bikes and home gyms. We constructed our Logan plant in 1990 and equipped the facility with modern manufacturing and assembly features, including fully integrated metal fabrication, powder coat painting, robotic welding and injection molding equipment. In 1990, we purchased a trampoline manufacturing operation in Dallas, Texas. These facilities produce the JumpKing Trampoline Brand. In 1994, we began operating our Clearfield, Utah manufacturing facility. In 1996, we expanded our manufacturing capacity by 233,000 square feet through the acquisition of CanCo in St. Jerome, Canada. The Weidercare facility, formerly located in Denver, Colorado, was relocated in the spring of 1999 to the Dallas area. This move should have a cost savings impact in fiscal 2000.

    We apply a management system to control and monitor freight, labor, overhead and material cost components of our finished goods. We emphasize product quality by monitoring operations according to uniform quality control standards. In fiscal 1994, we received ISO 9001 certification for our Logan facility. ISO is a nonprofit association that monitors industrial companies' manufacturing processes, quality assurance controls, personnel management and customer service in order to improve plant efficiency, product quality, customer satisfaction and company profitability.

EMPLOYEES

    We currently employ approximately 4,328 people, 142 of whom are represented by a Canadian labor union. Factory employees are compensated through a targeted incentive system. Managerial employees receive bonuses tied to the achievement of performance targets. Approximately 248 employees are engaged in research and development, 72 in sales and marketing, 2,747 in manufacturing and 768 in other areas, primarily administrative.

ENVIRONMENTAL MATTERS

    Our operations are subject to federal, state and local environmental and health and safety laws and regulations that impose workplace standards and limitations on the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of certain materials, substances and wastes. The nature of our manufacturing and assembly operations exposes us to the risk of claims with respect to environmental matters, and although compliance with local, state and federal requirements relating to the protection of the environment has not had a material adverse effect on our financial condition or results of operations, there can be no assurance that material costs or liabilities will not be incurred in connection with such environmental matters. Future events, such as changes in existing laws and regulations or enforcement policies or the discovery of contamination on sites owned or operated by us, may give rise to additional compliance costs or operational interruptions which could have a material adverse effect on our financial condition.

SEASONALITY

    Historically, we have sold the majority of our products to our customers in our second and third fiscal quarters (i.e., from September through February). Increased sales and distribution typically have occurred in the Christmas retail season and the beginning of a new calendar year because of increased customer promotions, increased consumer purchases and seasonal changes that prompt people to exercise inside. We have in the past, from time to time, incurred net losses in the first and fourth quarters of its fiscal year. If actual sales for a quarter do not meet or exceed projected sales for that quarter, expenditures and inventory levels could be disproportionately high for such quarter and our cash flow and earnings for that quarter and future quarters could be adversely affected. The timing of large orders from customers and the mix of products sold may also contribute to quarterly or other periodic fluctuations. See "Management's Discussion and Analysis of Financial Condition and Result of Operations."

PROPERTIES

    The location, square footage, status and primary use of our principal properties are set forth below:

                              SQUARE
LOCATION                     FOOTAGE            STATUS                    PRIMARY USES
--------                     --------   -----------------------  -------------------------------
Garland, TX                   61,043    Leased (Expires 11/01)   Offices, Manufacturing,
                                                                 Warehousing
                              80,000    Leased (Expires 1/01)    Manufacturing, Storage
                              83,160    Leased (Expires 1/01)    Finished Goods
                              15,295    Leased (Expires 1/01)    Spa Manufacturing
                             125,000    Leased (Expires 2/04)    Office, Manufacturing,
                                                                 Warehousing
Ogden, UT                    391,338    Leased (Month to Month)  Warehouse
South Brunswick, NJ          255,600    Leased (Expires 5/00)    Warehouse
West Valley City, UT           6,635    Leased (Month to Month)  Offices
San Luis Obispo, CA            4,950    Leased (Month to Month)  Warehouse
Anzin, France                  8,097    Leased (Month to Month)  Warehouse, Offices, Apartment
Carrieres Sur Seine, France    2,966    Leased (Month to Month)  Warehouse, Offices
Neuilly Sur Seine, France        262    Leased (Month to Month)  Apartment
Leeds, UK                      6,000    Leased (Month to Month)  Offices
Perguia, Italy                 3,360    Leased (Expires 6/01)    Offices
                               6,600    Leased (Month to Month)  Warehouse
Mirabel, Quebec              213,300    Leased (Expires 6/00)    Warehouse
                              43,515    Leased (Month to Month)  Warehouse
St. Jerome, Quebec            65,835    Owned                    Manufacturing, Offices
                             105,984    Leased (Expires 7/02)    Warehouse
                              61,852    Owned                    Manufacturing, Offices
Clearfield, UT               329,075    Leased (Month to Month)  Warehouse
                             161,564    Leased (Expires 12/03)   Warehouse
                              76,000    Leased (Expires 6/00)    Warehouse
                             120,000    Leased (Expires 6/00)    Warehouse, Manufacturing
                              76,800    Leased (Expires 3/02)    Office, Manufacturing
Logan, UT                    300,000    Owned                    Manufacturing, Offices, R&D
                              68,750    Leased (Expires 6/01)    Warehouse
                              17,913    Leased (Month to Month)  Warehouse
                              18,003    Leased (Month to Month)  Warehouse
                              50,000    Leased (Month to Month)  Warehouse
Smithfield, UT                88,555    Leased (Expires 10/04)   Manufacturing
                              64,275    Leased (Expires 9/01)    Manufacturing

    We believe that our existing facilities are well maintained, in good operating condition and adequate for our expected level of operations. Although a number of our facilities are rented on a month to month basis, we do not anticipate difficulty in maintaining access to facilities required for the conduct of our business.

LEGAL PROCEEDINGS

    Due to the nature of our products, we are subject to legal proceedings, including product liability claims involving personal injuries allegedly related to our products. We are also party to a variety of non-product liability commercial suites involving contract claims and intellectual property claims and may be subject to claims resulting from our September recapitalization. See "Risk Factors--September recapitalization."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of our company, and their ages, are as follows:

NAME                                       AGE                            POSITION
----                                     --------   -----------------------------------------------------
Scott R. Watterson.....................     44      Chairman of the Board and Chief Executive Officer
Gary E. Stevenson......................     44      President, Chief Operating Officer and Director
Robert C. Gay..........................     47      Vice Chairman of the Board
Ronald P. Mika.........................     38      Director
S. Fred Beck...........................     41      Chief Financial and Accounting Officer, Vice
                                                    President and Treasurer
David J. Watterson.....................     40      Vice President, Marketing and Research and
                                                    Development
Jon M. White...........................     51      Vice President, Manufacturing
William T. Dalebout....................     51      Vice President, Design
Greg Benson............................     45      Director
David J. Matlin........................     38      Director
Chris R. Pechock.......................     35      Director
Stanley C. Tuttleman...................     80      Director
W. McComb Dunwoody.....................     55      Director

    SCOTT R. WATTERSON. Mr. Watterson has served as President and Chief Executive Officer of Weslo since he co-founded Weslo in 1977 and has served as President and Chief Executive Officer of ProForm since 1988. In November 1994, Mr. Watterson became Chairman of the Board and Chief Executive Officer of our company. In addition, Mr. Watterson is a director of American Pad and Paper Company and the Utah State University Foundation. He is also on the Board of Trustees for the Utah Foundation and the Make-A-Wish Foundation of Utah.

    GARY E. STEVENSON. Mr. Stevenson has served as Chief Operating Officer of Weslo since he co-founded Weslo in 1977 and has served as Chief Operating Officer of ProForm since 1988. In November 1994, Mr. Stevenson became President, Chief Operating Officer and a Director of our company.

    ROBERT C. GAY. Mr. Gay became Vice Chairman of the Board of Directors of our company in November 1994. Mr. Gay has been a Managing Director of Bain Capital since April 1993 and has been a General Partner of Bain Venture Capital since February 1989. In addition, Mr. Gay serves as a director of American Pad and Paper Company, Nutraceutical, Cambridge Industries, Inc., GS Technologies Corporation, Anthony Crane, and Alliance Laundry.

    RONALD P. MIKA. Mr. Mika became a Director of our company in November 1994. Mr. Mika joined Bain Capital in 1989, where he has been managing Director since 1996. In addition, Mr. Mika serves as a director of Cambridge Industries, Kranson Industries, and PSI.

    S. FRED BECK. Mr. Beck has served as the Chief Financial Officer of Weslo since 1989. Mr. Beck became Chief Financial and Accounting Officer, Vice President and Treasurer of our company in November 1994.

    DAVID J. WATTERSON. Mr. Watterson has served as Vice President of Marketing and Research and Development of Weslo since 1992 and has continued in that position with our company since November 1994. Prior to 1992, Mr. Watterson served as Vice President of Sales of Weslo. He joined our company in 1980. Mr. Watterson is Scott R. Watterson's brother.

    JON M. WHITE. Mr. White has served as Vice President of Manufacturing of Weslo since 1988 and has continued in that position with our company since November 1994.

    WILLIAM T. DALEBOUT. Mr. Dalebout has served as Vice President of Design of Weslo since 1987 and has continued in that position with our company since November 1994.

    GREG BENSON. Mr. Benson became a Director of our company in September 1999. Mr. Benson has been an executive vice president of Bain Capital since 1996. Prior to joining Bain Capital, Mr. Benson was the Chief Financial Officer of American Pad and Paper Company. In addition, Mr. Benson serves as a director of American Pad and Paper Company.

    DAVID J. MATLIN. Mr. Matlin became a Director of our company in September 1999. Mr. Matlin is a managing director of Credit Suisse First Boston. Mr. Matlin joined Credit Suisse First Boston in May 1994. Prior to that,
Mr. Matlin was most recently a partner at Merrion Group LP, a boutique securities firm that he co-founded in 1991. In addition, Mr. Matlin is a director of Imagyn Medical Technologies, California Coastal Communities,
Vacocor Inc., and Forstmann Textiles.

    CHRIS R. PECHOCK. Mr. Pechock became a director of our company in September 1999. Mr. Pechock has been a Vice President of Credit Suisse First Boston since 1999. Prior to joining Credit Suisse First Boston Corporation, Mr. Pechock was a portfolio manager at Turnberry Capital Management from 1997 until 1999 and at Eos Partners from 1996 until 1997. From 1993 until 1996, Mr. Pechock was a Vice President of PaineWebber, Incorporated.

    STANLEY C. TUTTLEMAN. Mr. Tuttleman became a director of our company in September 1999. Mr. Tuttleman is the CEO and President of Tuttson Capital Corp. and the Chairman of the Board and CEO of Telepartners, Inc. In addition, Mr. Tuttleman is a director of Mothers Work, Inc., and a trustee of the Franklin Institute, the Philadelphia Orchestra, the Philadelphia Museum of Art, Graduate Hospital, Gratz College and the Harrison Foundation.

    W. MCCOMB DUNWOODY. Mr. Dunwoody became a director of our company in September 1999. Mr. Dunwoody founded the Inverness Group Incorporated in 1981. He has served as Managing Director of Inverness Management LLC since 1996 and is General Partner of its Fund. Mr Dunwoody was a member of the Corporate Finance Departments of the First Boston Corporation and Donaldson, Lufkin & Jenrette. He is Chairman of the Executive Committee of the Board of Directors of National-Oilwell, Inc.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation for fiscal 1999, 1998 and 1997 for Mr. Scott Watterson and our other four most highly compensated executive officers (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION
                                                   ------------------------------------    ALL OTHER
                                                    FISCAL     SALARY           BONUS     COMPENSATION
NAME AND PRINCIPAL POSITION                          YEAR        ($)             ($)         ($)(1)
---------------------------                        --------   ---------       ---------   ------------
Scott R. Watterson...............................    1999       472,500         219,000       1,800
  Chairman of the Board and Chief                    1998       472,500         220,300       1,800
  Executive Officer                                  1997       450,000       1,047,384       2,250

Gary E. Stevenson................................    1999       420,000         219,000       1,800
  President and Chief Operating Officer              1998       420,000         220,300       1,800
                                                     1997       400,000       1,047,384       2,250

S. Fred Beck.....................................    1999       210,000          40,000       1,853
  Chief Financial and Accounting Officer             1998       188,000          39,300       2,234
  Vice President and Treasurer                       1997       178,920         144,533      79,506(3)

David J. Watterson...............................    1999       252,000          40,000         925
  Vice President, Marketing and                      1998       229,000          39,300       1,920
  Research and Development                           1997       218,325         144,533      78,696(3)

Richard Hebert...................................    1999       297,799         161,473       8,736
  General Manager, ICON                              1998       318,916         187,097       5,939
  Du Canada, Inc.                                    1997       388,043(2)           --       9,440

------------------------

(1) Includes amounts contributed by our company for the benefit of the Named Executive Officers under our 401 (k) Plan.

(2) Represents Mr. Hebert's salary from September 6, 1996, the date of the ICON of Canada acquisition, to May 31, 1997.

(3) Includes forgiveness by our company of a $60,000 loan to Mr. Beck and Mr. David Watterson.

    The following table sets forth information as of May 31, 1999, concerning options of IHF Capital, Inc., our former indirect parent company exercised by each of the Named Executive Officers in 1999 and year end option values:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED            IN-THE-MONEY
                                   SHARES                          OPTIONS                    OPTIONS AT
                                  ACQUIRED      VALUE         AT MAY 31, 1999(#)          MAY 31, 1999($)(1)
                                     ON        REALIZED   --------------------------   -------------------------
NAME                             EXERCISE(#)    ($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                             -----------   --------   --------------------------   -------------------------
                                   CLASS A     CLASS A      CLASS A        CLASS L       CLASS L       CLASS A
                                   COMMON       COMMON       COMMON        COMMON        COMMON        COMMON
                                    STOCK       STOCK        STOCK          STOCK         STOCK         STOCK
Scott Watterson................     --           --        469,988/0      48,620/0         -/-           -/-
Gary Stevenson.................     --           --        375,251/0      37,816/0         -/-           -/-
S. Fred Beck...................     --           --        77,383/0          --            -/-           -/-
David J. Watterson.............     --           --        62,285/0          --            -/-           -/-
Richard Hebert.................     --           --           --             --            -/-           -/-

------------------------

(1) As of May 31, 1999 there was no market for the common stock of IHF
    Capital, Inc. Due to the financial condition of our company at May 31, 1999, no value was attributed to the equity underlying these options.

1999 JUNIOR MANAGEMENT STOCK OPTION PLAN

    In September 1999 HF Holdings, adopted its 1999 Junior Management Stock Option Plan (the "1999 Stock Option Plan") which provides for the grant to certain eligible employees of our company of nonstatutory options. A total of 330,000 shares of common stock were reserved for issuance under the 1999 Stock Option Plan, which is administered by the Board of Directors or a committee thereof.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    We did not maintain a compensation committee during 1999. Messrs. Scott Watterson's and Stevenson's 1999 compensation was determined prior to the September recapitalization pursuant to employment contracts that had been in place since 1989 and, after the September recapitalization, pursuant to the newly entered into employment agreements described below under the caption "-- Employment Agreements". Messrs. Watterson and Stevenson participated in the deliberations concerning the compensation of other officers, and Mr. Beck participated in the deliberations concerning the compensation of officers other than himself and Messrs. Watterson and Stevenson. See "Transactions Between Our Company and Officers, Directors and Principal Stockholders."

COMPENSATION OF DIRECTORS

    Our directors do not receive any compensation for serving on our Board of Directors in 1999, and are not entitled to receive compensation in connection with their current service. Directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors. The Company also maintains liability insurance policies for our directors. See "Transactions Between Our Company and Officers, Directors and Principal Stockholders--Management Fees."

EMPLOYMENT AGREEMENTS

    On September 27, 1999 we entered into new three year employment agreements with each of Scott Watterson and Gary Stevenson. The employment agreements provide for the continued employment of Mr. Watterson as Chairman and Chief Executive Officer with an increase in base salary from $450,000 to $525,000 and Mr. Stevenson as President and Chief Operating Officer with an increase in base salary from $400,000 to $475,000. Except as set forth below, in all other material respects the agreements are substantially identical.

    On September 27, 1999, each of Mr. Watterson and Mr. Stevenson received a bonus of $500,000. Each executive is also entitled to participate in a bonus program providing for a bonus equal to a percentage of the consolidated EBITDA (as defined in our credit facility) of our company and our subsidiaries (our "EBITDA") which percentage shall equal 1.25% for Mr. Watterson and 1.10% for Mr. Stevenson. The executives will not be entitled to a bonus, however, unless our Profits exceed 5.5% of net sales.

    We may terminate each executive's employment (1) for cause as provided in each agreement, (2) upon six months' disability, or (3) without cause. Each executive may similarly terminate his employment immediately for cause as provided in his employment agreement, upon three months notice to perform full-time church service or for any reason upon six months' notice. In the event we terminate either executive's employment for cause, or such employment terminates as a result of the death of the executive, as the case may be, the executive will not be entitled to further salary, benefits or bonus. If we terminate the executive's employment without cause, or the executive terminates his employment with or without cause, we will be obligated to pay the executive his salary and bonus for a period of two years from the date of termination, provided, that if the executive should terminate his employment prior to September 27, 2000 (other than with cause or to perform full time church service), such executive shall forego $500,000 of severance compensation otherwise payable to such executive. If we terminate the executive's employment upon the executive's disability, we are obligated to pay as severance an amount equal to one month's base salary then in effect for each calendar year or part thereof elapsed since January 1, 1988 provided that such severance pay is reduced by payments under applicable disability insurance.

    The employment agreements prohibit the executives from engaging in outside business activity during the term, subject to certain exceptions. The employment agreements provide for customary confidentiality obligations and, in addition, a non-competition obligation for a period of four years following termination (two years if the executive quits with cause or without cause or is terminated without cause, except that we may, at our option, extend such period for up to two additionally years by paying the executive his salary and bonus during the extended period).

    Under the employment agreements, the executives (and their affiliates) shall be entitled to indemnification to the fullest extent allowed by Delaware law with respect to all losses, costs, expenses and other damages in connection with any lawsuits or other claims brought against them in their capacity as officers or directors or shareholders (or affiliates thereof) of HF Holdings or any of its past or present parent or subsidiary or other affiliated companies, including ICON Fitness and IHF Holdings, the parent companies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    HF Holdings owns all of the outstanding common stock of our company. The following table and related notes set forth certain information with respect to the beneficial ownership of HF Holdings' outstanding shares of common stock as of December 17, 1999 by (i) each person known to HF Holdings to beneficially own more than 5.0% of the outstanding shares of common stock of HF Holdings, and
(ii) each director and executive officer of HF Holdings individually and
(iii) all directors and executive officers of HF Holdings as a group.

                                                                    COMMON STOCK
                                                              BENEFICIALLY OWNED (1)(2)
                                                              -------------------------
                                                                            PERCENT OF
                                                               NUMBER OF    OUTSTANDING
NAMES                                                           SHARES        SHARES
-----                                                         -----------   -----------
Scott R. Watterson+ (3).....................................     376,000        4.86%
  c/o ICON Health& Fitness, Inc.
  1500 South 1000 West
  Logan, Utah 84321

Gary E. Stevenson+ (4)......................................     292,700        3.78%
  c/o ICON Health & Fitness, Inc.
  1500 South 1000 West
  Logan, Utah 84321

The Bain Funds (5)..........................................   5,161,035       66.69%
  c/o Bain Capital, Inc.
  Two Copley Place, 7th Floor
  Boston, Massachusetts 02116

Robert C. Gay+ (6)..........................................   5,161,035       66.69%
  c/o Bain Capital, Inc.
  Two Copley Place, 7th Floor
  Boston, Massachusetts 02116

Ronald P. Mika+ (6).........................................   5,161,035       66.69%
  c/o Bain Capital, Inc.
  Two Copley Place, 7th Floor
  Boston, Massachusetts 02116

Greg Benson+ (6)............................................   5,161,035       66.69%
  c/o Bain Capital, Inc.
  Two Copley Place, 7th Floor
  Boston, Massachusetts 02116

Credit Suisse First Boston Corp (7)(8)......................   1,312,933       16.96%
  c/o Credit Suisse First Boston Corp.
  Eleven Madison Avenue
  New York, New York 10010-3629

Christopher Pechock+ (9)....................................   1,312,933       16.96%
  c/o Credit Suisse First Boston Corp.
  Eleven Madison Avenue
  New York, New York 10010-3629

                                                                    COMMON STOCK
                                                              BENEFICIALLY OWNED (1)(2)
                                                              -------------------------
                                                                            PERCENT OF
                                                               NUMBER OF    OUTSTANDING
NAMES                                                           SHARES        SHARES
-----                                                         -----------   -----------
David Matlin+ (9)...........................................   1,312,933       16.96%
  c/o Credit Suisse First Boston Corp.
  Eleven Madison Avenue
  New York, New York 10010-3629

HF Investment Holdings, LLC.................................   5,160,035       66.68%
  c/o ICON Health & Fitness, Inc.
  1500 South 1000 West
  Logan, Utah 84321

W. McComb Dunwoody+ (10)....................................     344,002        3.44
  c/o Inverness/Phoenix Capital LLC
  660 Steamboat Road, 2nd Floor
  Greenwich, Connecticut 06830

Stanley Tuttleman+ (11).....................................     172,002        1.72
  Tuttson's Inc.
  349 Montgomery Avenue
  P.O. Box 22405
  Bala Cynwyd, Pennsylvania 19004

All directors and executive officers as a group (9             7,140,668       92.28
  persons)(8)...............................................

------------------------

+   Director of HF Holdings

(1) The common stock of HF Holdings consists of two classes of shares, par value $0.001 per share common stock and par value $0.001 preferred stock. There are twelve million authorized shares of common stock and ten thousand authorized shares of preferred stock. Subject to the Stockholders Agreement described below, each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by HF Holdings' stockholders. Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of common stock are entitled to share ratably in such dividends, if any, as may be declared form time to time by the Board of Directors from funds legally available therefore. Upon liquidation or dissolution of HF Holdings, subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of common stock are entitled to share ratably in all assets available for distribution to stockholders.

(2) Except as otherwise indicated, (a) the named owner has sole voting and investment power with respect to the shares set forth and (b) the figures in this table are calculated in accordance with Rule 13d-3, as amended, under the Exchange Act of 1934. The table includes the HF Holdings Warrants (which have an exercise price, subject to adjustment, of $.01 per shares) which are presently exercisable. HF Holdings' Certificate of Incorporation provides that HF Holdings may, by vote of its Board of Directors, designate the numbers, relative rights, preferences and limitations of one or more series of preferred stock and issue the securities so designated. All current stockholders of HF Holdings (other than IHF Holdings) are parties to a Stockholders Agreement pursuant to which (a) certain holders affiliated with management are entitled to elect two directors, (b) certain holders affiliated with Credit Suisse First Boston are entilted to elect two directors and (c) Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, the "Bain Funds") are entitled to elect all remaining directors. In addition, the Bain Funds are entitled to direct how these other stockholders will cast their votes with respect to certain matters, including a public offering of HF Holdings or the disposition of its assets. The Stockholders Agreement also provides for certain "drag-along", "tag-along" and registration rights. The shares reported in this table as owned by a stockholder do not include the shares over which such stockholder has the right to direct the vote pursuant to such Stockholders Agreement.

(3) Includes 1,000 shares owned by IHF Holdings, of which the named shareholder is deemed the beneficial owner by virtue of being a director. The named shareholder disclaims beneficial ownership of any such shares in which it does not have a pecuniary interest. Excludes shares which may be distributable by HF Investments Holdings, LLC, in certain events.

(4) Includes 1,000 shares owned by IHF Holdings, of which the named shareholder is deemed the beneficial owner by virtue of being a director. The named shareholder disclaims beneficial ownership of any such shares in which it does not have a pecuniary interest. Excludes shares which may be distributable by HF Investments Holdings, LLC, in certain events.

(5) Includes 5,160,035 shares beneficially owned by HF Investments Holdings, LLC, of which the named shareholder may be deemed the beneficial owners by virtue of their control of the LLC pursuant to the LLC's Limited Liability Company Agreement. Also includes 1,000 shares owned by IHF Holdings, of which the named shareholders may be deemed the beneficial owners by virtue of the fact that one or more of their general partners or principals, or one or more general partners or principals of one of their general partners, is a director of IHF Holdings. The named shareholders disclaim beneficial ownership of any shares in which they do not have a pecuniary interest.

(6) Includes the shares beneficially owned by each of the Bain Funds, of which the named shareholder may be deemed the beneficial owner by virtue of being a general partner or principal, or a general partner or a principal of the general partner, of such Bain Fund. Also includes 1,000 shares owned by IHF Holdings, of which the named shareholder may be deemed the beneficial owner by virtue of being a director. The named shareholder disclaims beneficial ownership of any such shares in which it does not have a pecuniary interest.

(7) Excludes (a) 1,931,263 shares receivable upon conversion of convertible subordinated notes, (b) shares which may be distributable in certain events upon exercise in full of a warrant to purchase Class C Units of HF Investments Holdings, LLC and (c) up to 1,030,000 shares owned by HF Investments Holdings, LLC which are subject to an option exercisable only upon the occurrence of certain events.

(8) Includes 669,179 shares of common stock subject to purchase upon exercise of warrants that are exercisable only upon the occurrence of certain events.

(9) Includes 1,312,933 shares beneficially owned by Credit Suisse First Boston, of which the named shareholder may be deemed the beneficial owner by virtue of being officers of Credit Suisse First Boston. The named shareholder disclaims beneficial ownership of any such shares in which it does not have a pecuniary interest.

(10) Excludes shares which may be distributable by HF Investments Holdings, LLC in certain events to Inverness/Phoenix Capital LLC ("Inverness") of which the named shareholder may be deemed the beneficial owner by virtue of being a general partner or principal of Inverness. The named shareholder disclaims beneficial ownership of any such shares in which it does not have a pecuniary interest.

(11) Excludes shares which may be distributable by the LLC in certain events.

    All of the outstanding common stock of our company, owned by HF Holdings, has been pledged to the lenders under the new credit facilities. If we were to default under these new credit facilities, the lenders could foreclose on the pledge and take control of our company.

     TRANSACTIONS BETWEEN OUR COMPANY AND OFFICERS, DIRECTORS AND PRINCIPAL
                                  STOCKHOLDERS

THE EQUITY INVESTMENT

    GENERAL. As part of the September recapitalization, affiliates of Bain Capital (the "Bain Affiliates"), Scott Watterson and Gary Stevenson ("Senior Management"), and Credit Suisse First Boston and its affiliates ("CSFB") and certain designees of the Bain Affiliates (collectively, the "Investor Group") made an equity investment of $40 million in HF Holdings which then contributed that money to the equity of our company.

    INVESTMENT BY BAIN AFFILIATES AND SENIOR MANAGEMENT. THE Bain Affiliates (and their designees), CSFB and Senior Management purchased membership interests in HF Investment Holdings, LLC (the "LLC") for an aggregate of $30 million of cash. The Bain Affiliates purchased $14,950,000 worth of membership interests in the form of Class B Units, each member of Senior Management purchased $2,500,000 worth of membership interests in the form of Class A Units, CSFB purchased for $5,000,000 a warrant (the "CSFB Warrant") to purchase Class C Units and designees of the Bain Affiliates purchased an aggregate of $5,050,000 worth of Class C Units. See "--The LLC Agreement" for a description of the limited liability company agreement of the LLC and the Class A Units, Class B Units, Class C Units and the CSFB Warrant issued thereunder.

    The LLC in turn purchased for $30.0 million in cash 5,160,035 shares of the common stock of HF Holdings (or approximately 51.6% of the common stock of HF Holdings outstanding on a fully diluted basis upon consummation of the September recapitalization).

    INVESTMENT BY CSFB. In addition to its investment in the LLC, CSFB purchased for an aggregate purchase price of $10.0 million in cash convertible notes (which are reflected as common stock on HF Holdings' balance sheet) and stock aggregating (on an as-converted basis) 2,575,017 shares of the common stock of HF Holdings (or approximately 25.7% of the common stock of HF Holdings outstanding on a fully diluted basis upon the consummation of the September recapitalization. The convertible notes purchased by CSFB will mature on September 27, 2011, with no interest accruing thereon and no payments of principal until maturity. The notes (x) are convertible (by the holders thereof or by our company), subject to certain exceptions, into shares of common stock of HF Holdings upon a liquidation, insolvency or Liquidity Event (as defined below) and (y) automatically convert into shares of common stock of HF Holdings upon a bankruptcy, in each case at a conversion price of $3,88345 per share (subject to readjustment upon stock splits, stock dividends and combinations of shares).

    Prior to the September recapitalization, CSFB held 10% of our then outstanding 13% Senior Subordinated Notes, 76% of the then outstanding 15% Senior Secured Discount Notes of IHF Holdings and 83% of the then outstanding 14% Senior Discount Notes.

    After the September recapitalization, CSFB received, as a participant in the exchange offers, an aggregate of approximately $4.0 million in cash, $4.5 million principal amount of 12% notes and warrants to purchase 669,179 shares of common stock of HF Holdings.

    MANAGEMENT EQUITY GRANT. On September 27, 1999, HF Holdings issued without cost to Senior Management an aggregate of 666,700 shares of the common stock of HF Holdings (or approximately 6.7% of its common stock outstanding on a fully diluted basis upon the consummation of the September recapitalization).
Mr. Watterson received 375,000 of these shares, while Mr. Stevenson received 291,700 shares.

    STOCKHOLDERS AGREEMENT. On September 27, 1999, we entered into a stockholders agreement (the "Stockholders Agreement") with HF Holdings, the LLC, the Bain Affiliates and their designees, Senior Management and CSFB. Noteholders (other than CSFB) who acquired HF Holdings warrants upon consummation of the September recapitalization (the "Non-CSFB Warrantholders") are entitled to registration rights under the Stockholders Agreement with respect to the shares of common stock issuable upon exercise of such warrants. For purposes of the Stockholders Agreement, prior to the liquidation of the LLC, any reference to the "Bain Holders" shall be to the LLC and subsequent to such liquidation, any reference to "Bain Holders" shall be to the Bain Affiliates and any Bain designees who held Class B Units in the LLC. All other shareholders (other than the Non-CSFB Warrantholders) party to the Stockholders Agreement shall be referred to as the "Other Holders."

    Pursuant to the Stockholders Agreement, the LLC granted to certain junior managers ("Junior Management") an option to purchase 216,700 shares of the common stock of HF Holdings (or approximately 2.17% of the common stock of HF Holdings outstanding on a fully diluted basis after the consummation of the September recapitalization) (the "Junior Management Option"). The Junior Management Option is exercisable for an exercise price of $5.83 per share and will expire on September 27, 2011 or, if not exercised in full, upon consummation of a Liquidity Event. Subject to acceleration upon the occurrence of a Liquidity Event, 25% of the Junior Management Option vested on September 27, 1999 and the remaining 75% will vest in three equal installments over the next three anniversaries of September 27, 1999. The Junior Management Option is exercisable solely upon the occurrence of a Liquidity Event. A Liquidity Event means (i) the consummation of an initial public offering of the common stock of HF Holdings with gross proceeds greater than $50.0 million,
(ii) a merger or consolidation of HF Holdings or our company, or sale of stock of HF Holdings or our company, in which the holders of outstanding voting securities of HF Holdings immediately after giving effect to the September recapitalization (treating as "holders" for such purpose any holder of membership interests in the LLC) cease to own, directly or indirectly, greater than 51% of the outstanding voting securities of the entity surviving such merger or consolidation or sale or (iii) a sale of all or substantially all of the assets of HF Holdings or our company.

    Pursuant to the Stockholders Agreement, the LLC granted to CSFB an option (the "CSFB Option") to purchase a percentage of the common stock of HF Holdings held by the LLC immediately after the consummation of the September recapitalization. The percentage shall be (i) 12.5% from September 27, 1999 through March 26, 2001, (ii) 15% from March 27, 2001 through October 26, 2001,
(iii) 17.5% from October 27, 2001 through March 26, 2002 and (iv) 20% thereafter. The CSFB Option is exercisable solely upon the occurrence of a Liquidity Event at an exercise price of $14.56 per share and will expire on September 27, 2011 or, if not exercised in full, upon consummation of the Liquidity Event.

    Pursuant to the Stockholders Agreement, the Other Holders may not transfer or otherwise sell any of their shares to any person other than, in the case of management stockholders, to a member of the Other Holders' immediate family (or a trust for the benefit of a family member) or charities or, in the case of institutional holders, to specified affiliates except (i) in an initial public offering and other public offerings, (ii) after an initial public offering subject in certain circumstances to customary lockups, (iii) in tag along and drag along transactions described below and (iv) pursuant to the Junior Management Option and the CSFB Option. Permitted transferees will be required to become party to the Stockholders Agreement as Other Holders, and any shares subject to the Junior Management Option and the CSFB Option will remain subject to such options in the hands of a transferee to the extent such Options are still in effect. The transfer restrictions (other than customary lockups) will expire upon a change of control or at such time following the initial public offering that the outstanding shares of HF Holdings have an aggregate market value of $200.0 million or more (a "Significant Public Float"). The tag along and drag along rights will expire upon the earlier of (x) a change of control,
(y) the date on which there shall exist a Significant Public Float and (z) the initial public offering, if the managing underwriter shall so determine. Non-CSFB Warrantholders' shares shall be freely transferable, subject to securities law restrictions.

    The Other Holders have PRO RATA tag along rights and are subject to PRO RATA drag-along rights when any Bain Holder sells shares of common stock to third parties (other than sales pursuant to the Junior Management and CSFB Options and customary exceptions). The Other Holders also have pre-emptive rights in the event of equity sales to the Bain Holders. Subject to customary limitations, the Other Holders have two (2) demand registration rights (one of which is exercisable by CSFB and the other of which is exercisable by Senior Management, in each case not earlier than 180 days following the first registered secondary offering following an initial public offering) and unlimited piggyback registration rights with respect to their shares of common stock which are subject to PRO RATA underwriter's cut backs with the Bain Holders and the Non-CSFB Warrantholders. Subject to customary limitations, the Bain Holders have three demand registration rights and unlimited piggy back registration rights which are subject to PRO RATA underwriter's cutback with the Other Holders and the Non-CSFB Warrantholders. Subject to customary limitations, the Non-CSFB Warrantholders have two demand registration rights, not earlier than 180 days following the first registered secondary offering following an initial public offering, and unlimited piggyback registration rights with respect to their shares of common stock, which rights are subject to PRO RATAunderwriter's cutbacks with the Bain Holders and Other Holders. The registration rights described herein shall cease to apply in respect of any shares when (a) such shares have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) such shares have been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act or (c) the holder of such shares may sell all of its shares under Rule 144 within a three month period, provided such holder owns less than 1% of the outstanding shares of common stock.

    Management's tag along rights, drag along obligations and registration rights (and interests in the LLC) are subject to a special rule such that, at the option of Bain, up to 25% of Senior Management's and up to 15% of Junior Management's entire position will be rolled over rather than sold, provided that, in the case of shares held by any particular manager (or certain of his or her transferees): (i) such manager is at such time employed by us or was so employed at any time during the preceding 12 months, without any material diminution of his or her responsibilities; and (ii) the buyer in connection with such a sale is a financial buyer (as defined in the Stockholders Agreement).

    Under the terms of the Stockholders Agreement, the LLC is entitled to appoint seven directors and CSFB is entitled to appoint two directors. Upon liquidation of the LLC, the Bain Holders will be entitled to appoint five directors, CSFB will be entitled to appoint two directors and Senior Management shall have the right to be directors so long as they are employed by the company. So long as the Bain Holders hold a significant percentage of the common stock of HF Holdings, the Other Holders shall be required to vote in accordance with the Bain Holders on certain significant corporate transactions.

    THE LLC AGREEMENT. The LLC is governed by a limited liability company agreement among the Bain Affiliates, Senior Management, and Bain designees (the "LLC Agreement"). The membership interests in the LLC consists of three classes:
Class A Units, Class B Units and Class C Units. Senior Management holds Class A Units, Bain Affiliates hold Class B Units and the Bain designees hold Class C Units.

    The Class C units have no voting rights on any matters and Class A Units and Class B Units have voting rights on all matters (including actions under the Stockholders Agreement) subject to the following: (a) amendment of the LLC Agreement requires approval of holders of a majority of units of each class; and
(b) holders of a majority of Class A Units are entitled to select two directors and holders of a majority of Class B Units are entitled to select five directors; in all other events, the Bain Affiliates shall have voting control (subject to (a) and (b) above). The holders of Class B Units will have no fiduciary obligation to other holders of units and the LLC Agreement provides for exculpation and indemnification of holders of Class B Units, except for their violation of express provisions of the LLC Agreement. The holders of any class of units may not transfer their membership interests, except, in the case of management stockholders, to a member of the holder's immediate family (or a trust for the benefit of a family member) or charities or, in the case of institutional holders, to specified affiliates. The Bain Affiliates have assigned the right to designate two directors otherwise to be designated by it to certain of its designees who purchased Class C Units, by virtue of its ownership of Class B Units.

    The CSFB Warrant is exercisable for an aggregate of 50,000 Class C Units of the LLC at an exercise price of $0.01 per Unit. The CSFB Warrant is exercisable solely upon the occurrence of a Liquidity Event, and shall be deemed, subject to certain exceptions, to have been exercised upon the occurrence of an event of insolvency of HF Holdings or one of its subsidiaries.

    EMPLOYMENT AGREEMENTS. On September 27, 1999, we entered into new three year employment agreements with each of Scott Watterson and Gary Stevenson. See "Employment Agreements."

    MANAGEMENT LOANS. On September 27, 1999, HF Holdings lent to Senior Management $1,209,340 to Scott Watterson and $990,660 to Gary Stevenson against non-recourse notes with a maturity of 10 years. The notes bear interest at a rate equal to that of the revolving portion of the credit facilities, payable in cash until the earlier of (i) the first date as of which the cumulative consolidated net taxable income of HF Holdings and its subsidiaries (computed by disregarding deductions of HF Holdings and its subsidiaries arising from events and transactions occurring after the consummation of the September recapitalization) arising on or after September 27, 1999 exceeds $0 and
(ii) May 31, 2000, provided that the consolidated EBITDA (as defined in the credit facilities) of our company and our subsidiaries, for our fiscal year then ended, exceeds $64 million. The notes may be accelerated upon specified defaults and liquidity events, and are secured by (i) 666,700 shares of HF Holdings common stock and (ii) 5,131.39 Class A Units of the LLC. HF Holdings has recourse only to such stock and Units. HF Holdings also loaned $100,000 each to
S. Fred Beck and David J. Watterson.

    MANAGEMENT AGREEMENTS. On September 27, 1999, our company and HF Holdings also entered into a new management agreement with a Bain Affiliate which provides, subject to restrictions contained in the credit facilities, for a closing fee of $2,202,000 and an annual management fee of $366,500 in exchange for management consulting services including providing advice on strategic planning, development and acquisitions. In addition, if we enter into any acquisition transactions involving at least $10.0 million, the Bain Affiliate will receive (subject in certain circumstances to CSFB's fee described below) a fee in an amount which will approximate 1% of the gross purchase price of the transaction (including assumed debt). We also paid all arrearages under the existing Bain management agreement.

    Additionally, HF Holdings entered into a management arrangement with CSFB which provides, subject to restrictions contained in the credit facilities, for a closing fee of $881,000 and an annual management fee of $366,500 in exchange for consulting services. In addition, if we enter into certain transactions which constitute a Liquidity Event, CSFB will receive a fee in an amount which will approximate 50% of the fee payable to a Bain Affiliate in connection with such transaction.

    On September 27, 1999, our company and HF Holdings also entered into management agreements with each of Mr. Watterson and Mr. Stevenson which provide, subject to restrictions contained in the credit facilities, for a closing fee of $417,000 in the aggregate and, so long as a Bain Affiliate is receiving a management fee, an annual management fee of $67,000 in the aggregate.

    The respective management agreements include full indemnification and expense reimbursement provisions in favor of Bain Capital, CFSB and their affiliates and Senior Management, respectively.

WESTWIND II

    In June 1996, we entered into an agreement with FG Aviation, Inc. ("FG"), a company which is jointly owned by our officers, whereby we have committed to lease a Westwind II jet from FG. Minimum rentals under the lease, which expires in May 2005, are $56,610 per month. In connection with its lease commitments, we recorded $864,000, $679,000 and $679,000 of rental expense and $206,000, $34,000 and $0 of maintenance expense in the years ended May 31, 1999, 1998 and 1997. In addition, we advanced $280,000 to FG as a security deposit on the aircraft lease.

                               THE EXCHANGE OFFER

    The summary in this prospectus of provisions of the exchange and registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the exchange and registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE EXCHANGE NOTES

    Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe that a holder of old notes, but not a holder who is an affiliate of our company within the meaning of Rule 405 of the Securities Act, who exchanges old notes for exchange notes in the exchange offer, generally may offer the exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is an affiliate of our company within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acquires the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

    Any holder of old notes using the exchange offer to participate in a distribution of exchange notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired old notes directly from us, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

    Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of exchange notes received in exchange for old notes. The letter of transmittal which accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended from time to time, in connection with resales of exchange notes it receives in exchange for old notes in the exchange offer. We will make this prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of 30 days after the expiration date of the exchange offer. See "Plan of Distribution".

    Each holder of the old notes who wishes to exchange old notes for exchange notes in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of such old notes, whether or not the beneficial owner is the holder, in the letter of transmittal that:

    - the exchange notes to be acquired by the holder and each beneficial owner, if any, are being acquired in the ordinary course of business,

    - neither the holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of our company or any of our subsidiaries,

    - any person participating in the exchange offer with the intention or purpose of distributing exchange notes received in exchange for old notes, including a broker-dealer that acquired old notes directly from us, but not as a result of market-making activities or other trading activities cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the exchange notes acquired by such person,

    - if the holder is not a broker-dealer, the holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the exchange notes received in exchange for old notes, and

    - if the holder is a broker-dealer that will receive exchange notes for the holder's own account in exchange for old notes, the old notes to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes received in the exchange offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

SHELF REGISTRATION STATEMENT

    If applicable law or interpretations of the staff of the SEC are changed so that the exchange notes received by holders who make all of the above representations in the letter of transmittal are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, our company and the subsidiary guarantors will, at their cost:

    - file a shelf registration statement covering resales of the old notes,

    - use their respective best efforts to cause the shelf registration statement to be declared effective under the Securities Act at the earliest possible time, but no later than the later of 120 days after the filing of the shelf registration statement and March 27, 2000, and

    - use their respective best efforts to keep effective the shelf registration statement until the earlier of September 27, 2001 or the time when all of the applicable old notes are no longer outstanding.

    We will, if and when we file the shelf registration statement, provide to each holder of the old notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the old notes. A holder that sells old notes pursuant to the shelf registration statement generally must be named as a selling security-holder in the related prospectus and must deliver a prospectus to purchasers, will be subject to civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the exchange and registration rights agreement which are applicable to the holder, including certain indemnification obligations. In addition, each holder of old notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its old notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages described below.

TERMS OF THE EXCHANGE OFFER

    Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for surrender of the old notes. we will keep the exchange offer open for at least 30 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the old notes.

    Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal which accompanies this prospectus, we will accept any and all old notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. ICON will issue an equal principal amount of exchange notes in exchange for the principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes under the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

    The form and terms of the exchange notes will be the same as the form and terms of the old notes except that:

    (1) the exchange notes will have been registered under the Securities Act and therefore will not bear legends restricting their transfer, and

    (2) the exchange notes will not contain certain terms providing for an increase in the interest rate on the old notes under specific circumstances which are described in the exchange and registration rights agreement.

    The exchange notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture governing the old notes.

    In connection with the exchange offer, holders of old notes do not have any appraisal or dissenters' rights under law or the indenture governing the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission related to such offers.

    We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of acceptance to The Bank of New York, exchange agent for the exchange offer. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

    If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events specified in this prospectus or if old notes are submitted for a greater principal amount than the holder desires to exchange, the certificates for the unaccepted old notes will be returned without expense to the tendering holder. If old notes were tendered by book-entry transfer in the exchange agent account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, these non-exchanged old notes will be credited to an account maintained with The Depository Trust Company as promptly as practicable after the expiration date of the exchange offer.

    We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses." Holders who tender old notes in the exchange offer will therefore not need to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The expiration date of the exchange offer is midnight, New York City time,
on         , 2000, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.

    We reserve the right, in our sole discretion:

    - to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer if, in its reasonable judgment, any of the conditions described below under "--Conditions" shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

    - to amend the terms of the exchange offer in any manner.

    We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

    During an extension, all notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

PROCEDURES FOR TENDERING

    To tender in the exchange offer, you must do the following:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal,

    - have the signatures thereon guaranteed if required by the letter of transmittal, and

    - except as discussed in "--Guaranteed Delivery Procedures," mail or otherwise deliver the letter of transmittal, or facsimile, together with the old notes and any other required documents, to the exchange agent prior to midnight, New York City time, on the expiration date of the exchange offer.

    The exchange agent must receive the old notes, a completed letter of transmittal and all other required documents at the address listed below under "--Exchange Agent" before midnight, New York City time, on the expiration date for the tender to be effective. You may deliver your old notes by using the book-entry transfer procedures described below, as long as the exchange agent receives confirmation of the book-entry transfer before the expiration date.

    The Depository Trust Company has authorized its participants that hold old notes on behalf of beneficial owners of old notes through The Depository Trust Company to tender their old notes as if they were holders. To effect a tender of old notes, The Depository Trust Company participants should either:

    (1) complete and sign the letter of transmittal (or a manually signed facsimile of the letter), have the signature thereon guaranteed if required by the instructions to the letter of transmittal, and mail or deliver the letter of transmittal (or the manually signed facsimile) to the exchange agent according to the procedure described in "Procedures for Tendering" or

    (2) transmit their acceptance to The Depository Trust Company through its automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer its described in "--Book-Entry Transfer."

    By tendering, each holder will make the representations contained in the fourth paragraph above under the heading "--Resale of the Exchange Notes." Each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

    The tender by a holder and the acceptance of the tender by us will constitute the agreement between the holder and our company set forth in this prospectus and in the letter of transmittal.

    The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes or book-entry confirmation should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions on their behalf.

    Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal. If the beneficial owner wishes to tender on his own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner's old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution (within the meaning of Rule 17Ad-5 under the Exchange Act of 1934) unless the old notes are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    - for the account of an eligible guarantor institution.

    If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution.

    If a letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the old notes.

    If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

    Promptly after the date of this prospectus, the exchange agent will establish a new account or utilize an existing account with respect to the old notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent's account with respect to the old notes in accordance with that facility's procedures. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed or an agent's message with any required signature guarantee and all other required documents the exchange agent at its address listed below on or before the expiration date of the exchange offer, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

    The term "agent's message" means a message transmitted by The Depository Trust Company to, and received by, the exchange agent, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the old notes stating:

    - the aggregate principal amount of old notes which have been tendered by such participant,

    - that such participant has received and agrees to be bound by the term of the letter of transmittal and

    - that ICON may enforce such agreement against the participant.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserves the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a period of time that we shall determine. Neither our company, the exchange agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of old notes. Tenders of old notes will not be deemed to have been made until such defects or irregularities mentioned above have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

GUARANTEED DELIVERY PROCEDURES

    A holder who wishes to tender its old notes and:

    - whose old notes are not immediately available,

    - who cannot deliver the holder's old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or

    - who cannot complete the procedures for book-entry transfer, before the expiration date,

    may effect a tender if:

    - the tender is made through an eligible guarantor institution,

    - before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery, the name and address of the holder, the certificate number(s) of the old notes and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimiles thereof) together with the certificate(s) representing the old notes (or a confirmation of book-entry transfer of the old notes into the exchange agent's account at the book-entry transfer facility), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

    - the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer of such old notes into the exchange agent's account at the book-entry transfer facility, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to midnight, New York City time, on the expiration date of the exchange offer.

    To withdraw a tender of old notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the trustee at its address set forth below prior to midnight, New York City time, on the expiration date. Any notice of withdrawal must:

    - specify the name of the person having deposited the old notes to be withdrawn,

    - identify the old notes to be withdrawn including the certificate number(s) and principal amount of such old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited and otherwise comply with the procedures of the transfer agent,

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture governing the old notes register the transfer of the old notes into the name of the person withdrawing the tender, and

    - specify the name in which any such old notes are to be registered, if different from that of the person who deposited the notes.

    If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, before the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution.

    All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued, unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder of the notes without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time before the expiration date.

EXCHANGE AGENT

    The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to The Bank of New York addressed as follows:

                  For Information by Telephone: (212) 815-3687

          By Overnight Delivery Service or Registered/Certified Mail:
                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286
                         Attn.: Reorganization Unit-7E

                                    By Hand
                              The Bank of New York
                               101 Barclay Street
                  Ground Level Corporate Trust Services Window
                            New York, New York 10286
                         Attn.: Reorganization Unit-7E

                           By Facsimile Transmission:
                                 (212) 815-6339
                  Telephone Confirmation to Ayikwei Aryeetey:
                                 (212) 815-3687

    The Bank of New York also acts as trustee under the indenture governing the notes as successor to IBJ Whitehall Bank & Trust Company.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

    The cash expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of The Bank of New York as exchange agent and as trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes will be amortized over the term of the notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of old notes who are eligible to participate in the exchange offer but who do not tender their old notes will not have any further registration rights, and their old notes will continue to be subject to restrictions on transfer. Accordingly, such old notes may be resold only:

    - to us, upon redemption of these notes or otherwise,

    - so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

    - in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us,

    - outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

    - under an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

REGULATORY APPROVALS

    We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

OTHER

    Participation in the exchange offer is voluntary and holders of old notes should carefully consider whether to accept the terms and condition of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

                            DESCRIPTION OF THE NOTES

    The exchange notes, like the old notes, will be issued under the indenture, dated September 27, 1999 among ICON, the Subsidiary Guarantors named therein and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as trustee. The exchange notes are the same as the old notes except that the exchange notes

    - will not bear legends restricting their transfer and

    - will not contain certain terms providing for an increase in the interest rate under the circumstances described in the registration rights agreement.

    The indenture and its associated documents contain the full legal text of the matters described in this section. A copy of the indenture has been filed with the Securities and Exchange Commission as part of our Registration
Statement. See "Where You Can Find More Information" on page       for
information on how to obtain a copy.

    Because this section is a summary, it does not describe every aspect of the notes. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some terms used in the indenture. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the indenture. We describe the meaning for only the more important terms, under "Definitions". We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus, these sections or defined terms are incorporated by reference into this prospectus.

    For the purpose of this summary, the term "Notes" means the exchange notes offered by this prospectus and the old notes issued on September 27, 1999 in connection with the September recapitalization. The term "ICON" refers to ICON Health & Fitness, Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

BRIEF DESCRIPTION OF THE NOTES AND THE SUBSIDIARY GUARANTEES

    The Notes:

    - will be general unsecured obligations of ICON;

    - will be subordinated in right of payment to all existing and future Senior Indebtedness of ICON (i.e., Indebtedness outstanding under the credit facilities);

    - will be effectively subordinated to all secured obligations to the extent of the assets securing such obligations, including the credit facilities;

    - will be effectively subordinated in the right of payment to all existing and future liabilities of any ICON subsidiaries which do not guarantee the Notes, including its foreign subsidiaries; and

    - will be guaranteed by each domestic subsidiary of ICON.

    The Subsidiary Guarantees of the Notes:

    - will be general unsecured obligations of each Subsidiary Guarantor;

    - will be subordinated in right of payment to all existing and future Senior Indebtedness of each Subsidiary Guarantor (i.e., Indebtedness outstanding under its guarantee if the credit facilities); and

    - will be effectively subordinated to all secured obligations of the Subsidiary Guarantors to the extent of the assets securing such obligations, including the new credit facility.

    At the date of this exchange offer, all of ICON's subsidiaries will be Restricted Subsidiaries. However, under certain circumstances described under the caption "--Certain Covenants--Limitation on Designation of Unrestricted Subsidiaries," ICON will be able to designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the indenture. ICON's Unrestricted Subsidiaries will not guarantee the Notes.

PRINCIPAL, MATURITY AND INTEREST

    The indenture provides that ICON may issue Notes with a maximum aggregate principal amount of $45.0 million, of which $44.282 million is outstanding. ICON will issue Notes in denominations of $1,000 and integral multiples of $1,000.

    The Notes will mature on September 27, 2005. Interest on the Notes will accrue at the rate of 12% per annum and will be payable semi-annually in arrears on January 15 and July 15, to Holders of record on the immediately preceding January 1 and July 1.

    Interest on the Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    All payments on Notes will be made at the office or agency of ICON maintained for such purpose (which may be an office of the Trustee or an affiliate of the Trustee, registrar or co-registrars) within the Borough of Manhattan, City and State of New York, unless ICON elects to make interest payments by (1) check mailed to the Holders at their addresses set forth in the register of Holders or (2) to an account maintained by the Holders in the United States.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The Trustee will initially act as Paying Agent and Registrar. ICON may change any Paying Agent or Registrar upon written notice thereto, and it or any of its Restricted Subsidiaries or any Affiliate may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the indenture. The Registrar, Trustee and ICON may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and ICON may require a Holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

    The registered Holder of a note will be treated as the owner of it for all purposes.

SUBORDINATION

    The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, as set forth in the indenture, to the prior payment in full, in cash or, at the option of holders of Senior Indebtedness, cash equivalents, of all amounts payable under Senior Indebtedness of ICON, i.e., indebtedness under the credit facility.

    The indenture provides that ICON may not make any payment upon or in respect of the Notes if:

    (1) a payment default by ICON of the principal of, premium, if any, or interest on Senior Indebtedness occurs; or

    (2) any other default occurs and is continuing on any Specified Senior Indebtedness that permits holders of that Specified Senior Indebtedness to accelerate its maturity. A Payment Blockage Period will commence on the earlier of

       (a) the commencement of judicial proceedings relating to such other default,

       (b) the Trustee receives a notice of such default from the representative of the holder or holders of any Specified Senior Indebtedness (which notice will specify the relevant default and that it is a notice initiating a Payment Blockage Period) or

       (c) if such other default results from the acceleration of the Notes, the date of such acceleration.

    Payments on the Notes may and shall be resumed:

    (1) in the case of a payment default, upon the date on which such default is cured or waived by or on behalf of the holders of such Senior Indebtedness; and

    (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is terminated or waived by the representative of the holder or holders of the Specified Senior Indebtedness which declared such Payment Blockage Period or 179 days after the date on which the applicable Payment Blockage Period is commenced.

    No new Payment Blockage Period will be effective unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Period.

    No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Specified Senior Indebtedness will be made the basis for the commencement of a second Payment Blockage Period by the holders of such Specified Senior Indebtedness whether or not within a period of 360 consecutive days.

    The indenture also provides that upon any payment or distribution of assets or securities of ICON of any kind or character, whether in cash, property or securities, upon any:

    (1) distribution to creditors of ICON in a liquidation or dissolution of ICON, or

    (2) bankruptcy, reorganization, insolvency, receivership or similar proceeding of ICON (whether voluntary or involuntary), or

    (3) assignment for the benefit of creditors or any marshaling of the assets and liabilities of ICON,

the holders of Senior Indebtedness will be entitled to receive payment in full, in cash or, at the option of holders of Senior Indebtedness, cash equivalents, of all amounts due in respect of all Senior Indebtedness (including interest accruing after the commencement of any event specified in clause (8) under the caption "--Events of Defaults and Remedies--Events of Default", without regard to any cure periods specified therein and whether or not such interest is an allowed claim enforceable against the debtor under Bankruptcy Law) before the Holders or the Trustee on their behalf will be entitled to receive any payment by ICON on or in respect of the Notes or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. However, Holders may receive:

    (1) securities that are subordinated to at least the same extent as the Notes to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness; and

    (2) payments and other distributions made from any defeasance trust created pursuant to the provisions described under the caption "--Defeasance and Covenant Defeasance--Conditions to Defeasance or Covenant Defeasance".

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of ICON who are holders of Senior Indebtedness. The indenture limits, subject to certain financial tests, the amount of additional indebtedness, including Senior Indebtedness, that ICON and its Restricted Subsidiaries can incur. See "--Certain Covenants--Limitation on Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

    The Subsidiary Guarantors will jointly and severally guarantee the payment obligations of ICON under the Notes. The Subsidiary Guarantee of each Subsidiary Guarantor is unsecured and is subordinated to the prior payment in full in cash, or cash equivalent, of all Senior Indebtedness of such Subsidiary Guarantor, i.e., its guarantee of the new credit facility The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

    A Subsidiary Guarantor may not in a single transaction or a series of related transactions consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) or, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties, to any other Person or group of affiliated Persons, other than in the case of a Merger with or into ICON or another Subsidiary Guarantor but subject to the releases described below, unless:

    (1) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under the Notes, the indenture and the Subsidiary Guarantee pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; and

    (2) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default has occurred or is continuing.

    The indenture provides that the Subsidiary Guarantee of a Subsidiary Guarantor will be released:

    (1) in connection with any sale or disposition of all or substantially all of the assets of that Subsidiary Guarantor, (including by way of merger or consolidation), if the disposition is to ICON or another Subsidiary Guarantor or, if ICON applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the indenture, including the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales"; or

    (2) in connection with any sale of all of the capital stock of a Subsidiary Guarantor, if ICON applies the Net Proceeds of that sale in accordance with the applicable provisions of the indenture, including the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales"; or

    (3) if ICON designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

    (4) upon the release or discharge of all guarantees of such Subsidiary Guarantor, and all pledges of property or assets of such Subsidiary Guarantor securing all other Indebtedness of ICON and the other Subsidiary Guarantors.

REDEMPTION

    OPTIONAL REDEMPTION

    ICON may redeem all but not part of the Notes at any time after issuance upon not less than 30 nor more than 60 days notice at the following redemption prices (expressed in percentages of principal amount thereof), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date if redeemed during the 12 month period ending February 15 of each of the years set forth below:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
Issue Date through 2001.....................................     101%
2002........................................................     102%
2003........................................................     104%
2004........................................................     102%
2005........................................................     101%
Thereafter..................................................     100%

    Notice of redemption will be given by ICON or, at its request, by the Trustee in the name of ICON and at its expense, not less than 30 nor more than 60 days prior to the redemption date, to each Holder of Notes to be redeemed.

MANDATORY REDEMPTION

    ICON is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    If a Change of Control occurs, ICON will be required to make an offer to each Holder of Notes to purchase all of the then outstanding Notes (a "Change of Control Offer"), and purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the Change of Control, all of the Outstanding Notes validly tendered pursuant to such Change of Control Offer. The purchase price (the "Change of Control Purchase Price") will be in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

    On the Change of Control Payment Date, ICON will, to the extent lawful:

    (1) accept payment for all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

    (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by ICON.

    The Paying Agent will promptly mail to each Holder of Notes so tendered, the Change of Control Payment for those Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. ICON will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    ICON will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth under the provisions of this covenant and all other provisions of the indenture applicable to a Change of Control Offer made by ICON and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    ICON's outstanding Senior Indebtedness prohibits it from purchasing any Notes, and also provides that certain change of control events with respect to ICON constitute a default under the agreements governing the Senior Indebtedness. Any future credit agreements or other agreements relating to Senior Indebtedness to which ICON becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when ICON is prohibited from purchasing Notes, ICON could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If ICON does not obtain such a consent or repay such borrowings, ICON will remain prohibited from purchasing Notes. In such case, ICON's failure to purchase tendered Notes will constitute an Event of Default under the indenture which will, in turn, constitute a default under such Senior Indebtedness. In such circumstances, the subordination provisions in the indenture will likely restrict payments to the Holders of Notes.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of ICON and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require ICON to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of ICON and its Restricted Subsidiaries taken as a whole to another Person or groups may be uncertain.

    ASSET SALES

    ICON will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

    (1) at least 75% of the proceeds from such Asset Sale is received in the form of cash or Cash Equivalents; provided that the amount of any liabilities of ICON or such Restricted Subsidiary that are assumed (and from which ICON or such Restricted Subsidiary are unconditionally released) (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee), in connection with such Asset Sale by the transferee or purchaser of any such assets, or on behalf of such transferee or purchaser by a third-party, shall be deemed to be cash for the purposes of this clause (1); and

    (2) ICON, or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Capital Stock or assets issued or sold or otherwise disposed of (as determined in good faith by a resolution of the board of directors of ICON, whose determination will be conclusive and evidenced in a Board Resolution delivered to the Trustee in an Officer's Certificate).

    Within one year after the receipt of the proceeds from an Asset Sale, ICON or any of its Restricted Subsidiaries, may use such Net Cash Proceeds, at its option:

    (1) to repay or prepay permanently any then outstanding Senior Indebtedness of ICON or any of its Restricted Subsidiaries; or

    (2) to invest (or enter into a legally binding agreement to invest within one year and segregate such Net Cash Proceeds from the general funds of ICON or such Restricted Subsidiary, as the case may be, for that purpose) in properties and assets to replace the properties and assets subject to the Asset Sale, or in properties and assets to be used in a Permitted Business. Pending the making of any such investment, ICON may use such Net Cash Proceeds to temporarily reduce the amount of outstanding Indebtedness under the Credit Agreement and such reduction will constitute such a segregation as referred to in the immediately preceding sentence.

    In addition, if any such legally binding agreement to invest such Net Cash Proceeds is terminated, then ICON will, prior to the later of one year following the receipt of the proceeds of such Asset Sale and 90 days following the date of such termination, invest such Net Cash Proceeds as provided in clause (1) or
(2) above (without regard to the parenthetical contained in clause (2)). The amount of such Net Cash Proceeds not so used as set forth above constitutes "Excess Proceeds."

    When the aggregate amount of Excess Proceeds exceeds $5.0 million, ICON will be required, within 15 business days, to make an offer to purchase ("Excess Proceeds Offer") from all Holders, on a PRO RATA basis, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note will be payable in cash in an amount equal to 100% of the principal amount of such Notes plus accrued and unpaid interest and Liquidated Damages, if any, to the date such Excess Proceeds Offer is consummated. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, ICON, or the applicable Restricted Subsidiary, may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a PRO RATA basis. Upon completion of any such offer to purchase, the amount of Excess Proceeds will be reset to zero.

    Notwithstanding the foregoing, if ICON or any Restricted Subsidiaries incurs Indebtedness (in compliance with the covenant described under the caption "--Certain Covenants--Limitation on Indebtedness and Issuance of Preferred Stock") for the purpose of purchasing assets, and such assets are then sold in a Sale and Leaseback Transaction, the proceeds of such Sale and Leaseback Transaction may be used to repay such Indebtedness and, if so applied, will not constitute "Excess Proceeds."

    If ICON becomes obligated to make an Excess Proceeds Offer, ICON will purchase the Notes, in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary to comply with the requirements under the Exchange Act.

CERTAIN COVENANTS

    PROVISION OF FINANCIAL STATEMENTS

    Whether or not ICON is subject to Section 13(a) or 15(d) of the Exchange Act, ICON will prepare and, unless the SEC does not accept such filing, file with the SEC the annual reports, quarterly reports and other documents which ICON would have been required to file with the SEC pursuant to such
Section 13(a) or 15(d) if ICON were so subject. The documents to be filed with the SEC include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report by certified independent accountants of ICON, on or prior to the respective dates (the "Required Filing Dates") by which ICON would have been required to file such documents if ICON were so subject. ICON will also in any event:

    (1) within 15 days of each Required Filing Date

       (a) transmit by mail to all Holders, as their names and addresses appear in the Security Register, and to such other Persons as may reasonably request, without cost to such Holders or other Persons; and

       (b) file with the Trustee copies of the annual reports, quarterly reports and other documents which ICON has filed with the SEC or would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if ICON were subject to such Section, and

    (2) if filing such documents by ICON with the SEC is not permitted under the Exchange Act, promptly upon written request of any Holder or prospective Holder, supply copies of such documents to any Holder or prospective Holder or other Person at the cost of ICON.

    If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant hereto if ICON were subject to Section 13(a) or 15(d) of the Exchange Act, ICON will include such Person's financial statements in any filing or delivery pursuant to this covenant.

    For so long as any Notes remain outstanding, ICON and the Subsidiary Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.

    LIMITATION ON INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    ICON will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur"), any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, and ICON will not issue any Redeemable Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; PROVIDED, HOWEVER, that, ICON and any Subsidiary Guarantor may incur Indebtedness (including Acquired Indebtedness) or issue Redeemable Stock, and any Subsidiary Guarantor may issue Preferred Stock, if:

    (1) ICON's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Preferred Stock is issued taken as one period, and after giving PRO FORMA effect to:

       (a) the incurrence of such Indebtedness or issuance of such Redeemable Stock or Preferred Stock and (if applicable) the application of the net proceeds therefrom, including the refinancing of other Indebtedness or Redeemable Stock or Preferred Stock, as if such Indebtedness was incurred or Redeemable Stock or Preferred Stock was issued, and the application of such proceeds occurred, on the first day of such four-quarter period;

       (b) the incurrence, repayment or retirement of any other Indebtedness by ICON and its Subsidiary Guarantors, or issuance or redemption of Redeemable Stock or Preferred Stock, since the first day of such four-quarter period, as if such Indebtedness was incurred, repaid or retired, Redeemable Stock or Preferred Stock was issued or redeemed, on the first day of such four-quarter period; and

       (c) notwithstanding clause (3) of the definition of "Consolidated Adjusted Net Income", any acquisition or disposition by ICON or any of its Restricted Subsidiary of any company, entity or any business, in each case since the first day of such four-quarter period, as if such acquisition or disposition had occurred on the first day of such four-quarter period, would have been at least equal (A) 2.25:1.0 for the period from the date of the indenture through January 31, 2001 and (B) 2.50:1.0 for all periods thereafter;

    (2) such Indebtedness is unsecured and is expressly subordinate in right of payment to the Notes and

    (3) the Weighted Average Life to Maturity of such Indebtedness or Redeemable Stock is greater than the remaining Weighted Average Life to Maturity of the Notes.

    Notwithstanding the foregoing, ICON will not, and will not permit any Subsidiary to incur Indebtedness or issue any shares of Preferred Stock of such Subsidiary, directly or indirectly, in exchange for or upon the conversion of any Indebtedness of IHF Holdings or ICON Fitness unless such Indebtedness is unsecured and is expressly subordinate in right of payment to the Notes.

    LIMITATION ON RESTRICTED PAYMENTS

    ICON will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution on account of ICON's or any of its Restricted Subsidiaries' Capital Stock (including any payment in connection with any merger or consolidation involving ICON or any of its Restricted Subsidiaries) or to the direct or indirect holders of, any shares of Capital Stock of ICON or any Restricted Subsidiary (other than dividends or distributions payable solely in shares of Capital Stock of ICON or in options, warrants or other rights to purchase such Capital Stock but excluding dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock and other than to ICON or one of its Restricted Subsidiaries);

    (2) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of ICON or any direct or indirect parent of ICON or any of its Restricted Subsidiary or any Affiliate thereof or any options, warrants or other rights to acquire such Capital Stock, held by a Person other than ICON or any of its Restricted Subsidiaries (other than such a purchase, redemption or acquisition of Capital Stock of a Restricted Subsidiary as a result of which such Restricted Subsidiary becomes a Wholly Owned Restricted Subsidiary);

    (3) make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled principal payment, interest payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness or Indebtedness that ranks pari passu with the Notes;

    (4) make any payment on or with respect to, or purchase or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of IHF Holdings or ICON Fitness;

    (5) incur any guarantee of Indebtedness of any Affiliates of ICON or any of its Restricted Subsidiaries (other than with respect to (1) guarantees of Indebtedness of any Restricted Subsidiary by ICON or (2) guarantees of Indebtedness of ICON or any Restricted Subsidiary by any Restricted Subsidiary); or

    (6) make any Investment (other than any Permitted Investment) in any Person

(all such payments described in clauses (1) through (6) above and not excepted therefrom are collectively referred to herein as "Restricted Payments"), unless at the time of and immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined in good faith by the Board of Directors of ICON, whose determination will be conclusive and evidenced by a Board Resolution delivered to the Trustee):

    (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

    (2) ICON could, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described under the caption "--Limitation on Indebtedness and Issuance of Preferred Stock"; and

    (3) the aggregate amount of all such Restricted Payments declared or made after the date of the indenture does not exceed the sum of:

       (a) 50% of the aggregate cumulative Consolidated Adjusted Net Income of ICON accrued on a cumulative basis during the period beginning on the first day of the month commencing immediately after the date of the indenture and ending on the last day of its last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss);

       (b) the aggregate net cash proceeds received after the date of the indenture by ICON from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Capital Stock of ICON (other than Redeemable Capital Stock) or any options, warrants or rights to purchase shares of such Capital Stock;

       (c) the aggregate net cash proceeds received after the date of the indenture by ICON from the issuance or sale of debt securities (other than to any Restricted Subsidiary) that have been converted into or exchanged for Capital Stock of ICON (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for cash, together with the aggregate of any additional net cash proceeds received by ICON at the time of such conversion or exchange;

       (d) the aggregate net cash proceeds received after the date of the indenture by ICON as capital contributions (other than from any of its Restricted Subsidiaries);

       (e) to the extent that any Investment (other than a Permitted Investment) that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment;

       (f) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the indenture in accordance with the covenant described under the caption "--Limitation on Designations of Unrestricted Subsidiaries", the lesser of (x) the net book value of ICON's Investment in the Unrestricted Subsidiary at the time of redesignation and (y) the Fair Market Value of ICON's Investment in such Unrestricted Subsidiary as of the date of such redesignation; and

       (g) $2.0 million.

    So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such declaration complied with the provisions of the preceding paragraph (and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by such paragraph);

    (2) the purchase, redemption or other acquisition or retirement of any shares of Capital Stock of ICON in exchange for or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of ICON) of shares of Capital Stock (other than Redeemable Capital Stock) of ICON provided that the amount of any such net proceeds that are utilized for any such purchase, redemption or other acquisition or retirement is excluded from clause (3)(b), (3)(c) and (3)(d) of the preceding paragraph;

    (3) any purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to any Subsidiary of ICON) of any Capital Stock (other than Redeemable Capital Stock) of ICON PROVIDED that the amount of any such net proceeds that are utilized for any such purchase, redemption or other acquisition or retirement is excluded from clause (3)(b), (3)(c) and (3)(d) of the preceding paragraph;

    (4) payments to HF Holdings, to the extent actually used by HF Holdings within 180 days of such payment for the payment of taxes pursuant to the Tax Sharing Agreement as the same may be amended from time to time in a manner that is not materially adverse to ICON;

    (5) payments to Holdings to pay its reasonable operating and administrative expenses including, without limitation, directors' fees, legal and audit expenses, SEC compliance expenses and corporate franchise and other taxes, in an amount not to exceed in the aggregate $375,000 per year;

    (6) the repurchase of Capital Stock of HF Holdings or options, warrants or rights to acquire Capital Stock of HF Holdings from the full-time members or former members of management of ICON or any Restricted Subsidiary upon death, disability, retirement or termination of employment of such members, in amounts not to exceed $1.5 million in any fiscal year of ICON; provided that, if such repurchases are less than $1.5 million in any fiscal year of ICON, the amount by which $1.5 million exceeds such amount of repurchases actually made in such fiscal year of ICON will be carried forward for the next fiscal year;

    (7) loans to members of management of ICON or any Restricted Subsidiary in the ordinary course of business not to exceed $1.2 million at any one time outstanding in addition to those otherwise specifically referred to in the Exchange Offer and Consent Solicitation Statement;

    (8) the purchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) through the issuance of new Subordinated Indebtedness permitted to be incurred under clause (10) of the definition of Permitted Indebtedness;

    (9) any Restricted Payment made pursuant to agreements (A) in effect on the Issue Date (B) referred to in the Exchange Offer and Consent Solicitation Statement and the Annexes thereto and (C) listed on
        Schedule I of the indenture, as from time to time amended thereafter; PROVIDED that, as so amended, such agreements shall provide for terms that are, in the aggregate, not more disadvantageous to the Holders of Securities in any material respect than as in effect on the Issue Date; and

   (10) any payments made in settlement of claims arising out of the transactions contemplated by, or made pursuant to agreements or undertakings referred to in the Exchange Offer and Consent Solicitation Statement.

    The actions described in clauses (1), (5), (6), (7), (9) and (10) and described in clause (4) (to the extent not deducted in determining Consolidated Adjusted Net Income of ICON in clause (3)(a) of the preceding paragraph) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under clause (3) of the preceding paragraph (provided that any dividend paid pursuant to clause (1) of this paragraph will reduce the amount that would otherwise be available under clause (3) of the preceding paragraph when declared, but not also when subsequently paid pursuant to such clause (1) and the actions described in clauses (2) and (3) and (8) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of the preceding paragraph.

    In computing Consolidated Adjusted Net Income of ICON,

    (1) ICON will use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on its books and records for the remaining portion of such period and

    (2) ICON will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of ICON that are available on the date of determination.

    If ICON or any of its Restricted Subsidiaries makes a Restricted Payment which, at the time of making such Restricted Payment, would in the good faith determination be permitted under the requirements of the indenture, such Restricted Payment will be deemed to have been made in compliance with the indenture notwithstanding any subsequent adjustments made in good faith to ICON's financial statements affecting Consolidated Adjusted Net Income of ICON for any period.

    The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by ICON or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $2.5 million. Not later than the date of making any Restricted Payment pursuant to the first paragraph of this covenant, ICON will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

    ICON will not, in a single transaction or a series of related transactions, directly or indirectly, consolidate or merge with or into any other Person or, sell, assign, convey, transfer or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions, if such transaction or transactions, in the aggregate, would effectively result in a sale, assignment, conveyance, transfer or disposition of all or substantially all of the properties and assets of ICON and those of its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless:

    (1) either ICON is the continuing corporation or the Person (if other than ICON) formed by such consolidation or into which ICON or such Restricted Subsidiary is merged or the Person which acquires by sale, assignment, conveyance, transfer or disposition of all or substantially all of the properties and assets of ICON and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes by a supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of ICON under the Notes and the indenture and by an agreement in form reasonably satisfactory to the Trustee all the obligations of ICON under the Exchange and Registration Rights Agreement, and in each case, the indenture will remain in full force and effect;

    (2) immediately after giving effect to such transaction or transactions, no Default or Event of Default has occurred and is continuing;

    (3) immediately before and immediately after giving effect to such transaction or transactions ICON (or the Surviving Entity if ICON is not the continuing obligor under the indenture)

       (i) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of ICON immediately preceding the transaction and (ii) would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described under the caption "--Limitation on Indebtedness and Issuance of Preferred Stock" if the ratio referred to therein were "2.0:1.0"; and

    (4) in connection with any consolidation, merger, transfer, sale, assignment, conveyance or other disposition contemplated hereby, ICON or the Surviving Entity, as the case may be, will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers Certificate stating that such consolidation, merger, transfer, sale, assignment, conveyance or other disposition and the supplemental indenture in respect thereof, if any, comply with the requirements under the indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with, and an Opinion of Counsel stating that the above requirements have been complied with.

    In addition, ICON will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

    Notwithstanding the foregoing, ICON may not, in a single transaction or a series of related transactions, directly or indirectly, consolidate or merge with or into IHF Holdings or ICON Fitness, or sell, assign, convey, transfer or otherwise dispose of all or substantially all of its properties and assets as an entirety to IHF Holdings or ICON Fitness, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions with IHF Holdings or ICON Fitness, unless all of the Indebtedness of IHF Holdings or ICON Fitness is unsecured and is expressly subordinate in right of payment to the Notes.

    Notwithstanding the foregoing, ICON or any Wholly Owned Restricted Subsidiary may consolidate, combine or amalgamate with or merge with or into any Wholly Owned Restricted Subsidiary or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any Wholly Owned Restricted Subsidiary.

    Upon any consolidation of ICON with or merger of ICON with or into any other corporation or any sale, assignment, transfer, conveyance or other disposition of the properties and assets of ICON substantially as an entirety to any Person as described above, the Surviving Entity formed by such consolidation or into which ICON is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the indenture referring to "ICON" shall refer instead to the Surviving Entity and not to the ICON), and may exercise every right and power of ICON under the indenture with the same effect as if such Surviving Entity had been named as ICON herein, PROVIDED, HOWEVER, that the predecessor company will not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, conveyance or transfer of ICON's assets that meets the requirements described above.

    For all purposes of the indenture and the Notes (including this covenant and the covenants described under the captions "--Limitation on Indebtedness and Issuance of Preferred Stock", "--Limitations on Restricted Payments" and "--Limitations on Liens"), Subsidiaries of any Surviving Entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries and all Indebtedness, and all Liens on property or assets, of ICON and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

    If, upon any such consolidation of ICON with or merger of ICON into any other corporation, or upon any sale, assignment, transfer, conveyance or other transfer of the property or assets of ICON substantially as an entirety to any other Person, any property or assets of ICON would thereupon become subject to any Lien, then unless such Lien could be created pursuant to the covenant described under the caption "--Limitation on Liens" without equally and ratably securing the Notes, ICON, prior to or simultaneously with such consolidation, merger, sale, assignment, transfer, conveyance or other transfer, will as to such property or assets, secure the Outstanding Notes equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, sale, assignment, transfer, conveyance or other transfer is to become secured as to such property or assets by such Lien, or will cause such Notes to be so secured.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES

    ICON will not, and will not permit any of its Restricted Subsidiaries to, enter into or suffer to exist any transaction or series of related transactions (including the sale, purchase, exchange or lease of assets, property or services or enter into or make any payment, loan, advance or guarantee) with or for the benefit of any Affiliate of ICON or such Restricted Subsidiary unless such transaction or series of related transactions is in writing on terms that are no less favorable to ICON or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party; PROVIDED, HOWEVER, that, ICON will not, and will not permit any of its Restricted Subsidiaries to, enter into or suffer to exist any such transaction or series of related transactions which, individually or in the aggregate, involve payments in excess of:

    (1) $750,000, unless an Officers' Certificate stating that such transaction complies with this covenant is delivered to the Trustee,

    (2) $1.0 million, unless the prior good faith approval of a majority of ICON's Disinterested Directors has been obtained and Board Resolution relating thereto has been passed and set forth in an Officers' Certificate delivered to the Trustee, or

    (3) $5.0 million, unless the prior good faith approval of a majority of ICON's Disinterested Directors has been obtained and the Board of Directors has obtained from any nationally recognized investment banking firm a favorable opinion as to the fairness to it of the transaction (copies of which shall be filed with the Trustee).

    However, the preceding restrictions will not apply to:

    (a) reasonable fees and compensation, loans or options to purchase Common Stock, indemnification and other benefits paid or made available to directors and full time officers and employees of ICON or any of its Restricted Subsidiaries for services rendered in such person's capacity as an officer, director or employee of ICON or the applicable Restricted Subsidiary, in each case entered into in the ordinary course of business consistent with past practice,

    (b) transactions with or among, or solely for the benefit of ICON, or any of its Wholly-Owned Restricted Subsidiaries,

    (c) transactions with an Unrestricted Subsidiary effected as part of a Securitization Transaction, and

    (d) payments and other transactions pursuant to agreements in effect on the Issue Date and referred to in the Exchange Offer and Consent Solicitation Statement as from time to time amended thereafter; PROVIDED that, as so amended, such agreements shall provide for terms that are, in aggregate, not more disadvantageous to the Holders of Notes in any material respect than as in effect on the Issue Date.

    LIMITATION ON LIENS

    ICON will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind on or with respect to any of its property or assets, whether owned at the date of the indenture or thereafter acquired, or any income, profits or proceeds therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien; PROVIDED that Permitted Liens shall not be subject to the operation of the foregoing.

    LIMITATION ON LINE OF BUSINESS

    ICON will not, and will not permit any Restricted Subsidiary to engage in any business other than Permitted Businesses.

    LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

    ICON will not permit any Restricted Subsidiary (including Foreign Subsidiaries) that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of ICON or any Subsidiary Guarantor unless:

    (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee will be senior to or PARI PASSU with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Indebtedness, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Indebtedness to the same extent as the Notes are subordinated to such Senior Indebtedness and

    (2) such Restricted Subsidiary will simultaneously waive, and agree that it will not in any manner whatsoever claim or take any benefit from, any rights of reimbursement, indemnity or subrogation or any other rights against ICON or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee of the Notes.

    Notwithstanding the preceding paragraph, if any Restricted Subsidiary (including Foreign Subsidiaries) that is organized under the laws of Quebec, Canada would otherwise be required pursuant to the preceding paragraph to provide a Guarantee of the payment of the Notes by such Subsidiary, such obligation to provide such a Guarantee will be satisfied so long as such Restricted Subsidiary delivers to the Trustee a Guarantee of another Subsidiary Guarantor's Guarantee of the payment of the Notes, which Guarantee will be substantially in the form of the Guarantee by ICON du Canada, Inc. of the obligations of 510152 N.B. LTD., as Subsidiary Guarantor under the indenture delivered to the Trustee on the date of the indenture.

    Any Subsidiary Guarantee of the Notes (including any Guarantee provided pursuant to the immediately preceding paragraph) will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described under the caption "--Subsidiary Guarantees."

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
     SUBSIDIARIES

    ICON will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

    (1) pay dividends, in cash or otherwise, or make any other distribution on its Capital Stock,

    (2) pay any Indebtedness owed to ICON or any Restricted Subsidiary,

    (3) make any loans or advances to ICON or any Restricted Subsidiary or

    (4) transfer any of its properties or assets to ICON or any Restricted Subsidiary.

However, the preceding restrictions will not apply to:

    (a) any encumbrance or restriction pursuant to an agreement relating to Indebtedness in effect on the date of the indenture, including pursuant to the Credit Agreement;

    (b) any encumbrance or restriction pursuant to an agreement relating to Indebtedness with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the date of the indenture, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (so long as such encumbrance or restriction does not extend to any assets of ICON or any other Restricted Subsidiary) and provided that, the Indebtedness was permitted by the terms of the indenture to be incurred;

    (c) any encumbrance or restriction pursuant to customary nonassignment provisions in leases governing leasehold interests only to the extent such provisions restrict the transfer of the lease or the leased property entered into in the ordinary course of business consistent with past practices;

    (d) any encumbrance or restriction due to applicable law;

    (e) any encumbrance or restriction pursuant to Purchase Money Obligations permitted under the indenture, but only to the extent such restrictions restrict the transfer of the property purchased with the proceeds of the applicable Purchase Money Obligation;

    (f) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business consistent with past practices;

    (g) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business consistent with past practices;

    (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

    (i) restrictions on the transfer of assets subject to any Permitted Lien by the holder of such Lien;

    (j) any agreement or instrument governing Indebtedness (whether or not outstanding) of Foreign Subsidiaries that constitutes Permitted Indebtedness; and

    (k) Indebtedness incurred pursuant to clause (10) of the definition of "Permitted Indebtedness"; PROVIDED, HOWEVER, that, the provisions contained in such new Indebtedness are no more restrictive in any material respect than those contained in the agreements governing Indebtedness being refinanced.

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

    ICON will not, and will not permit its Restricted Subsidiaries to, enter into, renew or extend any transactions or series of related transactions pursuant to which ICON or any such Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, or as part of an arrangement involving the leasing or the resale against installment payments, of such property or asset to the seller or transferor ("Sale and Leaseback Transaction") unless:

    (1) ICON or that Restricted Subsidiary could have:

       (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to that Sale and Leaseback transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test in described in the "Limitation on Indebtedness and Issuance of Preferred Stock" covenant and

       (b) incurred Lien to secure that Indebtedness pursuant to the "Limitation on Liens" covenant;

    (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction, as determined in good faith by the Board of Directors evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee; and

    (3) the Sale and Leaseback Transaction is treated as an Asset Sale and all of the conditions of the "Asset Sales" covenant (including the provisions concerning the application of Net Cash Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Cash Proceeds for purposes of the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales."

    LIMITATION ON DESIGNATION OF UNRESTRICTED SUBSIDIARIES

    The Board of Directors of ICON may designate any Restricted Subsidiary of ICON (other than any Restricted Subsidiary which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the indenture (a "Designation") only if:

    (1) no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such Designation; and

    (2) except in the case of a newly organized Subsidiary in which ICON and its Restricted Subsidiaries have made an aggregate Investment of $1,000 or less or a Subsidiary formed in connection with a Securitization Transaction with ICON or one or more Restricted Subsidiaries, ICON would be permitted under the indenture to make an Investment constituting a Restricted Payment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the aggregate amount of its Investments in such Subsidiary on such date.

    ICON may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary will then constitute a Restricted Subsidiary, if:

    (1) no Default or Event of Default has occurred and is continuing at the time of and after giving effect to such Revocation; and

    (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the indenture.

    All Designations and Revocations must be evidenced by Officers' Certificates of ICON delivered to the Trustee certifying compliance with the foregoing provisions.

    WAIVER OF CERTAIN COVENANTS

    ICON may omit in any particular instance to comply with any term, provision or condition set forth in the indenture relating to the last paragraph of the covenant described under the caption "--Consolidation, Merger, Conveyance, Transfer or Lease" and the covenants relating to the maintenance of insurance, statement by officers as to default, provision of financial statements, indebtedness and issuance of preferred stock, restricted payments, transactions with affiliates, liens, change of control, line of business, asset sales, issuances of guarantees of indebtedness, dividends and other payment restrictions affecting subsidiaries, sale and leaseback transactions, designation of unrestricted subsidiaries, other senior indebtedness, rating and additional subsidiary guarantees, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver becomes effective, the obligations of ICON and the duties of the Trustee in respect of any such term, provision or condition will remain in full force and effect.

    LIMITATION ON OTHER SENIOR INDEBTEDNESS

    ICON will not incur, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or otherwise become liable for any Senior Indebtedness other than Indebtedness under the Credit Agreement.

    In addition, ICON will not, and will not permit any Restricted Subsidiary to incur Indebtedness or issue any shares of Preferred Stock of such Subsidiary, directly or indirectly, in exchange for or upon the conversion of any Indebtedness of IHF Holdings or ICON Fitness, unless such Indebtedness is unsecured and is expressly subordinate in right of payment to the Notes.

    PAYMENTS FOR CONSENT

    ICON will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the Exchange Offer and Consent Solicitation Statement relating to such consent, waiver or agreement.

    ADDITIONAL SUBSIDIARY GUARANTEES

    If ICON or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture or if ICON is otherwise required pursuant to the covenant described under the caption "--Limitation on Issuances of Guarantees of Indebtedness", then ICON will cause that Domestic Subsidiary or such other Subsidiary, as the case may be, to become a Subsidiary Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created.

EVENTS OF DEFAULT AND REMEDIES

    EVENTS OF DEFAULT

    Each of the following constitutes an Event of Default under the indenture:

    (1) default in the payment of the principal of or premium, if any, when due and payable, on any of the Notes, whether or not prohibited by the Subordination provisions contained in the indenture; or

    (2) default in the payment of an installment of interest or Liquidated Damages on any of the Notes, when due and payable, and continuance of such default for a period of 30 days, whether or not prohibited by the Subordination provisions contained in the indenture; or

    (3) default in the performance or breach of the provisions described under the caption "--Consolidation, Merger, Conveyance, Transfer or Lease" or "--Repurchase at the Option of Holders--Change of Control" or "--Asset Sales"; or

    (4) ICON or any Restricted Subsidiary fails to perform or observe any other term, covenant or agreement contained in the Notes or the indenture (other than a default specified in (1), (2) or (3) above) for a period of 45 days after written notice of such failure requiring ICON to remedy the same has been given (a) to ICON by the Trustee or (b) to ICON and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then Outstanding; or

    (5) default or defaults under one or more mortgages, bonds, debentures or other evidences of Indebtedness under which ICON or any of its Restricted Subsidiaries then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

    (6) one or more final judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, individually or in the aggregate, is entered against ICON or any of its Restricted Subsidiaries or any of their properties which is not discharged or fully bonded and there has been a period of 60 consecutive days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, is not in effect; or

    (7) (a) any holder of at least $5,000,000 in aggregate principal amount of secured Indebtedness of ICON or of any of its Restricted Subsidiaries as to which a default has occurred and is continuing commences judicial proceedings (which proceedings remain unstayed for 5 Business Days) to foreclose upon assets of ICON or such Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, in excess of $5,000,000 or exercises any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure or (b) any action described in the foregoing clause (a) results in any court of competent jurisdiction issuing any order for the seizure of such assets; or

    (8) certain bankruptcy events with respect to ICON and its significant subsidiary; or

    (9) except as otherwise permitted by the indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

    ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT

    If an Event of Default (other than an Event of Default specified in clause
(8) under the caption "--Events of Default") occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately, by a notice in writing to ICON (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in clause (8) under the caption "--Events of Default" occurs and is continuing, then the principal of, premium, if any, and accrued interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to ICON and the Trustee, may rescind and annul such declaration and its consequences if

    (1) ICON has paid or deposited with the Trustee a sum sufficient to pay

       (a) all overdue interest on all Outstanding Notes,

       (b) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

       (c) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

       (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

    (2) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

    (3) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided under the caption "--Waiver of Past Defaults."

    No such rescission will affect any subsequent default or impair any right consequent thereon.

    Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in clauses (5) or (7) under the caption "--Events of Default" has occurred and is continuing, such declaration of acceleration will be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration or notification or action, as applicable, in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, has been given to the Trustee by ICON or such Subsidiary and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or the Person or Persons entitled to take the actions described in clauses (5)(b) or (7) under the caption "--Events of Default," within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

    LIMITATION ON SUITS

    No Holder of any Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

    (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

    (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

    (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

    (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

    (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

    WAIVER OF PAST DEFAULTS

    The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default described under the indenture and its consequences, except a default

    (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

    (2) in respect of a covenant or provision of the indenture which under the caption "--Supplemental Indentures" cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

    Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the indenture; but no such waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of ICON, as such, will have any liability for any of ICON's obligations under the Notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

DEFEASANCE AND COVENANT DEFEASANCE

    ICON'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE

    ICON may, at its option, by Board Resolution, at any time, with respect to the Notes, elect to have either the provisions regarding defeasance or those regarding covenant defeasance apply to all outstanding Notes upon compliance with the conditions set forth below.

    DEFEASANCE AND DISCHARGE

    ICON may, at its option, elect to have its obligations and those of its Subsidiary Guarantors discharged with respect to all Outstanding Notes on the date the conditions set forth under the caption "--Conditions to Defeasance or Covenant Defeasance" are satisfied (hereinafter, "Defeasance"), except for the following which will survive until otherwise terminated or discharged hereunder:

    (1) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described under the caption "--Conditions to Defeasance or Covenant Defeasance" below and as more fully set forth in such section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due,

    (2) ICON's obligations with respect to such Notes under the provisions of the indenture governing temporary securities, registration, registration of transfer and exchange, mutilated, destroyed, lost and stolen securities, the maintenance of an office or agency for payment and money for security payments to be held in trust,

    (3) the rights, powers, trusts, duties and immunities of the Trustee under the indenture and

    (4) this provision governing Defeasance and Covenant Defeasance.

Subject to compliance with this provision governing Defeasance and Covenant Defeasance, ICON may exercise its option under this paragraph, notwithstanding the prior exercise of its option under covenant defeasance below with respect to the Notes.

    COVENANT DEFEASANCE

    ICON may, at its option, elect to have its obligations and those of its Subsidiary Guarantors released under certain of the covenants described in the indenture on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes under the indenture. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, ICON and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in the indenture to any such covenant or by reason of any reference in any such covenant to any other provision of the indenture or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clauses (3) or (4) described under the caption "--Events of Default", but, except as specified above, the remainder of the indenture and such Notes will be unaffected thereby.

    CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE

    In order to exercise either defeasance or covenant defeasance:

    (1) ICON must have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of the indenture who will agree to comply with the provisions of the Defeasance and Covenant Defeasance provision applicable to it) as trust funds in trust for the purpose of making the following payments of principal of (and premium, if any, on) and interest on the outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; PROVIDED that the Trustee has been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, ICON may give to the Trustee a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with the terms described in the indenture which notice will be irrevocable. Such irrevocable redemption notice, if given, will be given effect in applying the foregoing.

    (2) No Default or Event of Default with respect to the Notes has occurred and is continuing on the date of such deposit.

    (3) Such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the indenture (including the subordination provisions) or any other material or instrument to which ICON or any Subsidiary Guarantor is a party or by which it is bound.

    (4) Certain other customary conditions precedent are satisfied.

SUPPLEMENTAL INDENTURES

    Modifications and amendments of the indenture may be made by ICON, when authorized by a Board Resolution, and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected:

    (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable (except with respect to liquidated damages as provided in the Exchange and Registration Rights Agreement), or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

    (2) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of or defaults under the indenture and their consequences; or

    (3) modify any of the provisions in the indenture relating to supplemental indenture, waiver of past defaults and waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

    (4) except as otherwise permitted under the caption "--Certain Covenants--Consolidation, Merger, Conveyance, Transfer or Lease," consent to the assignment or transfer by ICON of any of its rights and obligations under the indenture; or

    (5) make any change in the subordination provisions of the indenture that adversely affects the rights of any Holder of the Notes.

    The Holders of at least a majority in principal amount of the Outstanding Notes may waive compliance with certain restrictive covenants and provisions of the indenture as described under the caption "--Certain Covenants--Waiver of Covenants."

THE TRUSTEE

    The indenture and provisions of the Trust Indenture Act incorporated by reference therein provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The indenture and provisions of the Trust Indenture Act incorporated by reference therein also contain limitations on the rights of the Trustee, should it become a creditor of ICON, to obtain payment of claims on certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with ICON or any of its Affiliates; PROVIDED, HOWEVER, that if it acquires any "conflicting interest" (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to ICON Health & Fitness, Inc. 1500 South, 1000 West Logan, Utah 84321, Attention: Corporate Secretary.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other captioned terms used herein for which no definition is provided.

    "Acquired Indebtedness" means, with respect to any specified Person:

    (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person and

    (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "Affiliate" of any specified Person means any other Person:

    (1) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person,

    (2) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of the combined voting power of the total Voting Stock of such Person, or

    (3) of which 10% or more of the combined voting power of the total Voting Stock (or in the case of a Person that is not a corporation, 10% or more of the equity interest), directly or indirectly, through one or more intermediaries is beneficially owned or held by such Person;

provided that the term "Affiliate" shall not be deemed to apply to any Bank solely by virtue of its ownership directly or indirectly of up to 20% of the Voting Stock of ICON. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling", "controlled by" and "under common control with" have meanings correlative to the foregoing. For the avoidance of doubt, HF Holdings, Bain Capital and Credit Suisse First Boston Corporation shall be deemed Affiliates of ICON as of the Issue Date.

    "Asset Sale" means:

    (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of ICON and its Restricted Subsidiaries taken as a whole shall be governed by the covenants described under the captions "--Certain Covenants--Consolidation, Merger, Conveyance, Transfer or Lease" and "--Repurchase at the Option of Holders--Change of Control" and not "--Asset Sales" and

    (2) the issuance or sale of Capital Stock by any of ICON's Restricted Subsidiaries.

    Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

    (1) any single transaction or series of related transactions that
       (a) involves assets having a Fair Market Value of less than $500,000 or
       (b) results in net proceeds to ICON and its Restricted Subsidiaries of less than $500,000,

    (2) a transfer of assets between or among ICON and its Restricted Subsidiaries,

    (3) an issuance of Capital Stock by a Restricted Subsidiary to ICON or to another Restricted Subsidiary,

    (4) a Restricted Payment that is permitted by the covenant "Limitation on Restricted Payments" and

    (5) the sale of accounts receivable transferred to an Unrestricted Subsidiary or any other Person that is not a Subsidiary of ICON in connection with a Securitization Transaction for the Fair Market Value thereof, including cash in an amount at least equal to 75% of the Fair Market Value thereof.

For purposes of clause (5) of the immediately preceding sentence, Securitization Notes shall be deemed to be cash.

    "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

    "Average Life to Stated Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying

       (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

       (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

    (2) the then outstanding principal amount of such Indebtedness.

    "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar United States Federal or State law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

    "Banks" means General Electric Capital Corporation and Fleet National Bank, as agents for the lenders, and the banks and other financial institutions from time to time that are agents or lenders under the Credit Agreement.

    "Board of Directors" means either the board of directors of ICON or any duly authorized committee of that board.

    "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of ICON to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or in the city where the Corporate Trust Office or the principal office of the Paying Agent is located are authorized or obligated by law or executive order to close.

    "Canadian Subsidiary Borrowing Base" means, as of any date, an amount equal to the sum of:

    (1) 85.0% of the book value of all accounts receivable owned by the ICON's Canadian Restricted Subsidiaries) (excluding any accounts receivable from an Affiliate of such Canadian Restricted Subsidiaries or that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to current trade accounts receivable) and

    (2) 60.0% of the book value of all inventory owned by such Canadian Restricted Subsidiaries as of such date (with a seasonal increase of 70.0% of inventory in effect from July 1 through November 30 of each year), all calculated on a consolidated basis and in accordance with GAAP.

To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, Canadian Subsidiary Borrowing Base shall be calculated utilizing the most recent available information.

    "Capital Stock" means:

    (1) in the case of a corporation, corporate stock;

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

    (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person; and in each case, all warrants, options or other rights to acquire any of the foregoing (but excluding any debt security that is convertible into, or exchangeable for, any of the foregoing).

    "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

    "Cash Equivalents" means:

    (1) United States dollars,

    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than nine months from the date of acquisition,

    (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition and overnight bank deposits, in each case with any United States commercial bank having capital and surplus in excess of $500 million,

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and
       (3) entered into with any financial institution meeting the qualifications specified in clause (3) above, and

    (5) commercial paper having the highest rating obtainable from Moody's Investors Service or Standard & Poor's Ratings Group and bankers' acceptances of a financial institution with such a commercial paper rating and in each case maturing within 270 days after the date of acquisition.

    "Change of Control" means the occurrence of any of the following events:

    (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Bain Capital or its Affiliates or Credit Suisse First Boston or its Affiliates, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that (x) a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and (y) "beneficial owner" shall not include any "person" or "group" solely by reason of such Person being party to the Stockholders Agreement or a member of the limited liability company referred to in the Exchange Offer and Consent Solicitation Statement), directly or indirectly, of more than 50% of the total outstanding Voting Stock of ICON or HF Holdings, as the case may be, measured by voting power rather than number of shares;

    (2) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of ICON and its Subsidiaries taken as a whole to any "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Bain Capital or its Affiliates or Credit Suisse First Boston or its Affiliates;

    (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of ICON or HF Holdings, as the case may be (together with any new directors whose election to such Board or whose nomination for election by the stockholders of ICON or HF Holdings, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of such Board of Directors then in office;

    (4) ICON or HF Holdings, as the case may be, consolidates with or merges with or into another Person, or any Person consolidates with or merges into or with ICON or New Icon, as the case may be, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of ICON or New Icon, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of ICON or New Icon, as the case may be, is not changed or exchanged at all (except only to the extent necessary to reflect a change in the jurisdiction of incorporation of ICON or New Icon, as the case may be) or where (A) the outstanding Voting Stock of ICON or New Icon, as the case may be, outstanding immediately prior to such transaction is changed into or exchanged for Voting Stock of the surviving transferee Person (other than Redeemable Capital Stock) constituting a majority of the outstanding shares of such Voting Stock of such surviving transferee Person immediately after giving effect to such issuance and (B) no "person" or "group" other than Bain Capital or its Affiliates or Credit Suisse First Boston or its Affiliates, owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation;

    (5) ICON is liquidated or dissolved or adopts a plan of liquidation or dissolution; or

    (6) HF Holdings shall hold less than 100% of the common stock of ICON.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Company Borrowing Base" means, as of any date, an amount equal to the sum of:

    (1) 85.0% of the book value of all accounts receivable owned by ICON and its Domestic Subsidiaries and Canadian Restricted Subsidiaries (excluding any accounts receivable from an Affiliate of such Person or that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to current trade accounts receivable) and

    (2) 60.0% of the book value of all inventory owned by ICON and its Domestic Subsidiaries and Canadian Restricted Subsidiaries as of such date (with a seasonal increase of 70.0% of inventory in effect from July 1 through November 30 of each year), all calculated on a consolidated basis and in accordance with GAAP.

To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, Company Borrowing Base shall be calculated utilizing the most recent available information.

    "Company Request" or "Company Order" means a written request or order signed in the name of ICON by its Chairman, Chief Executive Officer, its President, any Vice President, its Treasurer, its Chief Financial Officer, Director of Finance or an Assistant Treasurer, and delivered to the Trustee.

    "Consolidated Adjusted Net Income (Loss" means, for any period, the consolidated net income (or loss) of ICON and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included therein, by excluding, without duplication:

    (1) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto),

    (2) the portion of net income (or loss) of ICON and its consolidated Restricted Subsidiaries allocable to minority interests in unconsolidated Persons or Persons that are accounted for by equity method of accounting to the extent that cash dividends or distributions have not actually been received by ICON or any Restricted Subsidiary,

    (3) net income (or loss) of any Person combined with ICON or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination,

    (4) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

    (5) net after-tax gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business,

    (6) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its shareholders, or

    (7) the cumulative effect of a change in accounting principles.

    "Consolidated Fixed Charge Coverage Ratio" of ICON means, for any period, the ratio of:

    (1) the sum of:

       (a) Consolidated Adjusted Net Income (Loss),

       (b) Consolidated Interest Expense,

       (c) Consolidated Income Tax Expense and

       (d) Consolidated Non-Cash Charges, in the case of (b), (c) and (d) only to the extent such expense or charge was deducted in computing Consolidated Adjusted Net Income (Loss), in each case, for such period, of ICON and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP to:

    (2) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Preferred Stock of ICON or any Restricted Subsidiary during such period.

    In making such computation, the Consolidated Interest Expense attributable to:

    (1) interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period,

    (2) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period and

    (3) notwithstanding clauses (1) and (2), interest on any Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Protection Agreements, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements.

    "Consolidated Income Tax Expense" means for any period the provision for federal, state, local and foreign income taxes of ICON and its consolidated Subsidiaries for such period as determined in accordance with GAAP.

    "Consolidated Interest Expense" means, without duplication, for any period:

    (x) the sum of:

       (1) the interest expense of ICON and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, as determined on a consolidated basis in accordance with GAAP including, without limitation:

           (a) amortization of original issue discount and non-cash interest payments,

           (b) the net payment under Interest Rate Protection Agreements (including amortization of discounts),

           (c) the interest portion of any deferred payment obligation,

           (d) imputed interest with respect to Attributable Debt,

           (e) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and

           (f) accrued interest, and

       (2) (a) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by ICON or any Restricted Subsidiary during such period and

           (b) all capitalized interest of ICON and its consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP, minus

    (y) any amortization of financing fees and expenses of ICON and its consolidated Restricted Subsidiaries for such period.

    "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

    (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

    (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Redeemable Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

    "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash charges of ICON and its consolidated Restricted Subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period or amortization of a prepaid cash expense that was paid in a prior period).

    "Consolidation" means, with respect to the ICON, the consolidation of the accounts of the Restricted Subsidiaries with those of ICON, all in accordance with GAAP consistently applied; PROVIDED that, "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of ICON. The term "Consolidated" shall have a similar meaning.

    "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date of the indenture is located at The Bank of New York, 101 Barclay Street, New York, New York 10286, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

    "Corporation" includes corporations, associations, companies and business trusts.

    "Credit Agreements" means one or more Credit Agreements among ICON and the Banks, as in effect as of the date of the indenture, providing for a revolving credit facility and term loans to ICON, as such agreements may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, amendments and modifications that provide for loans to Canadian Restricted Subsidiaries and for sub-facilities (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of any of the foregoing), together with the security agreements and other agreements in favor of the Banks entered into from time to time in connection with such credit agreements as such security agreements and other agreements may be amended, supplemented or otherwise modified from time to time.

    "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by ICON or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company, and any and all successors thereto appointed as depository hereunder and having become such pursuant to the applicable provision of the indenture.

    "Disinterested Directors" means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

    "Domestic Subsidiary" means any Restricted Subsidiary that is incorporated under the laws of the United States or any state thereof or the District of Columbia.

    "Event of Default" has the meaning set forth under "--Events of Default and Remedies--Events of Default" above.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exchange Offer and Consent Solicitation Statement" means that certain Exchange Offer and Consent Solicitation Statement dated July 30, 1999 relating to the offer of the Notes.

    "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement between ICON and the holders of the Notes, relating to the Notes, as such agreement may be amended, modified or supplemented from time to time.

    "Registered Exchange Offer" means the registered exchange offer for the Notes which may be effected pursuant to the Exchange and Registration Rights Agreement.

    "Exchange Registration Statement" means the Exchange Registration Statement as defined in the Exchange and Registration Rights Agreement.

    "Exchange Notes" has the meaning stated in the first recital of the indenture and refers to any Exchange Notes containing terms substantially identical to Initial Notes (except that such Exchange Notes shall not contain terms with respect to transfer restrictions) that are issued and exchanged for the Initial Notes pursuant to the Exchange and Registration Rights Agreement and the indenture.

    "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

    "Foreign Subsidiary" means any Subsidiary that is incorporated in a jurisdiction outside of the U.S. and territories thereof.

    "Foreign Subsidiary Borrowing Base" means, as of any date, an amount equal to the sum of:

    (1) 85.0% of the book value of all accounts receivable owned by the ICON's Foreign Subsidiaries (other than Canadian Restricted Subsidiaries) (excluding any accounts receivable from an Affiliate of such Foreign Subsidiaries or that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to current trade accounts receivable) and

    (2) 60.0% of the book value of all inventory owned by such Foreign Subsidiaries (other than Canadian Restricted Subsidiaries) as of such date (with a seasonal increase of 70.0% of inventory in effect from July 1 through November 30 of each year), all calculated on a consolidated basis and in accordance with GAAP.

To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, Foreign Subsidiary Borrowing Base shall be calculated utilizing the most recent available information.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by any other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

    "Guarantee" or "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

    "Holder" means a Person in whose name a Note is registered in the Security Register.

    "Indebtedness" means, with respect to any Person, without duplication:

    (1) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letter of credit, bankers' acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,

    (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,

    (3) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding accounts payable arising in the ordinary course of business,

    (4) all Capitalized Lease Obligations of such Person,

    (5) all indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or of such dividend (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured),

    (6) all guarantees by such Person of indebtedness referred to in this definition,

    (7) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends and

    (8) all obligations of such Person under or in respect of Interest Rate Protection Agreements and Currency Agreements.

The amount of any Indebtedness outstanding as of any date shall be:

    (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and

    (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

    "Interest Rate Protection Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, collars and similar agreements) designed to minimize exposure to fluctuations in interest rates in respect of Indebtedness.

    "Investment" means, with respect to any Person, directly or indirectly, any advance, loan, or other extension of credit (including by means of a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person, except for purchases of assets in the ordinary course of business of ICON or any of its Restricted Subsidiaries, and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "Issue Date" means the closing date for the original issuance of the Notes under the indenture.

    "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance of any kind upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the return thereof, any option or other agreement to sell or give a security interest in and any filing or agreement to give any financing statement under the Uniform Commercial Code or equivalent statutes of any jurisdiction.

    "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

    "Maturity" when used with respect to any Note means the date on which the principal of such Note or an installment of principal becomes due and payable as therein provided or as provided in the indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

    "Moody's" means Moody's Investors Service, Inc. and its successors.

    "Net Cash Proceeds" means with respect to any Asset Sale the proceeds thereof received by ICON or any of its Restricted Subsidiaries in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

    (1) reasonable out-of-pocket fees and expenses (including legal, accounting and investment banking and sales commissions) related to such Asset Sale,

    (2) provisions for all taxes payable as a result of such Asset Sale,

    (3) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties which are the subject of such Asset Sale,

    (4) amounts required to be paid to any Person (other than ICON or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

    (5) appropriate amounts to be provided by ICON or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by ICON or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve), all as reflected in an Officers' Certificate delivered to the Trustee.

    "Non-Recourse Debt" means Indebtedness:

    (1) as to which neither ICON nor any of its Restricted Subsidiaries:

       (a) provides credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or

       (b) is directly or indirectly liable (as a guarantor, general partner or otherwise), or

       (c) constitutes a lender; and

    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of ICON or any of its Restricted Subsidiaries to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of ICON or any of its Restricted Subsidiaries.

    "Officers' Certificate" means a certificate signed by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, the Chief Financial Officer, the Director of Finance, an Assistant Treasurer, the Secretary or an Assistant Secretary of ICON, and delivered to the Trustee.

    "Opinion of Counsel" means a written opinion of counsel, who may be counsel for ICON, including an employee of ICON, and who shall be acceptable to the Trustee.

    "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the indenture, except:

    (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

    (2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than ICON) in trust or set aside and segregated in trust by ICON (if ICON shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

    (3) Notes, except to the extent provided under the caption "--Defeasance and Covenant Defeasance--Defeasance and Discharge--Covenant Defeasance", with respect to which ICON has effected defeasance and/or covenant defeasance as provided under the caption "--Defeasance and Covenant Defeasance"; and

    (4) Notes which have been paid pursuant to the provision of the indenture governing mutilated, destroyed, lost and stolen notes or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of ICON;

PROVIDED, HOWEVER, that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by ICON or any other obligor upon the Notes or any Affiliate of ICON or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not ICON or any other obligor upon the Notes or any Affiliate of ICON or such other obligor.

    "Paying Agent" means any Person (including ICON acting as Paying Agent) authorized by ICON to pay the principal of (and premium, if any, on) or interest on any Notes on behalf of ICON.

    "Permitted Business" means the lines of business that ICON and its Restricted Subsidiaries currently conduct on the date of the indenture and any businesses that derive (or are expected to derive) a majority of their revenues from products and activities reasonably related thereto.

    "Permitted Indebtedness" means any of the following:

    (1) Indebtedness of ICON and any Subsidiary Guarantor (including Canadian Restricted Subsidiaries that are also Subsidiary Guarantors) under the Credit Agreements; provided that the aggregate principal amount of such Indebtedness at any one time outstanding shall not exceed the greater of
       (a) the Company Borrowing Base plus $120 million and (b) $350 million, in each case less (A) the aggregate amount of all Net Cash Proceeds of Asset Sales applied by ICON and any of its Subsidiaries since the date of the indenture to permanently repay Indebtedness under the Credit Agreement pursuant to the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales" and (B) the amount of outstanding Indebtedness incurred by Canadian Restricted Subsidiaries pursuant to clause (13) below; PROVIDED FURTHER that the amount of Indebtedness permitted to be incurred pursuant to this clause (1) shall be in addition to any Indebtedness permitted to be incurred under the Credit Agreements in reliance on, and in accordance with, clauses (8) and (12) of this definition of "Permitted Indebtedness";

    (2) Indebtedness of ICON and any Restricted Subsidiary under the Notes;

    (3) Indebtedness of ICON and any Restricted Subsidiary (other than under the Credit Agreements) outstanding on the date of the indenture until such amounts are repaid;

    (4) obligations of ICON and any Restricted Subsidiary incurred in connection with Interest Rate Protection Agreements relating to Indebtedness (including Permitted Indebtedness) permitted pursuant to the covenant described under the caption "--Certain Covenants--Limitation on Indebtedness and Issuance of Preferred Stock" that are entered into in the ordinary course of business;

    (5) obligations of ICON and any Restricted Subsidiary incurred in connection with Currency Agreements that are entered into in the ordinary course of business of ICON and its Restricted Subsidiaries;

    (6) the incurrence by ICON or any of its Restricted Subsidiaries of intercompany Indebtedness between or among ICON and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

       (a) if ICON or any Subsidiary Guarantor is the obligor on such Indebtedness and the obligee is not ICON or any Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the

           Notes, in the case of ICON, or the Subsidiary Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor; and

       (b) (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than ICON or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either ICON or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by ICON or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

    (7) Indebtedness arising from customary agreements providing for indemnification or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of ICON pursuant to such agreements, in any case entered into in a commercially reasonable manner in the ordinary course of business consistent with past practices incurred in connection with the disposition of any business, assets or Restricted Subsidiary of ICON, in a principal amount not to exceed the proceeds received by ICON and its Restricted Subsidiaries in connection with such disposition;

    (8) Purchase Money Obligations and Capitalized Lease Obligations of ICON and one or more Restricted Subsidiaries not to exceed, in the aggregate at any time outstanding (including the amount of any additional Indebtedness incurred under clause (1) of this definition of "Permitted Indebtedness" in reliance on this clause (8)), $10 million;

    (9) Indebtedness of Foreign Subsidiaries (other than Canadian Restricted Subsidiaries) in an aggregate principal amount not to exceed, at any time outstanding, the lesser of $50 million or the Foreign Subsidiary Borrowing Base; PROVIDED, HOWEVER, that such amount shall be reduced by the amount of Indebtedness incurred by such Foreign Subsidiaries pursuant to clause (1) above;

    (10) any renewals, extensions, substitutions, refundings, refinancings or replacements (each, a "refinancing") of any Indebtedness (other than intercompany Indebtedness) described in clauses (2) and (3) and clause (12) of this definition of "Permitted Indebtedness," including any successive refinancings so long as (a) the aggregate principal amount or accreted value, if applicable,(or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination) of Indebtedness represented thereby is not increased by such refinancing other than by an amount equal to the stated amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus the amount of reasonable expenses of ICON incurred in connection with such refinancing, (b) such refinancing does not reduce the Average Life to Stated Maturity or shorten the Stated Maturity of such Indebtedness, (c) such new Indebtedness is subordinated to the Notes at least to the same extent as the Indebtedness being refinanced if the Indebtedness being refinanced is Subordinated Indebtedness and (d) such Indebtedness is incurred either by ICON or by the Restricted Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

    (11) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Redeemable Capital Stock in the form of additional shares of the same class of Redeemable Capital Stock; PROVIDED, in each such case, that the amount thereof is included in Consolidated Interest Expense of ICON as accrued;

    (12) Indebtedness of ICON and one or more Restricted Subsidiaries in addition to that described in clauses (1) through (11) of this definition of "Permitted Indebtedness," including

       Indebtedness incurred pursuant to clause (10) above to refinance any Indebtedness incurred pursuant to this clause (12), not to exceed
       $15 million in the aggregate at any one time outstanding (including the amount of any additional Indebtedness incurred under clause (1) of this definition of "Permitted Indebtedness" in reliance on this clause (12)); and

    (13) Indebtedness of Canadian Restricted Subsidiaries (to the extent they are not also Subsidiary Guarantors) under the Credit Agreements in an aggregate principle amount not to exceed, at any time outstanding, the lesser of $50 million or the Canadian Subsidiary Borrowing Base.

    "Permitted Investment" means:

    (1) Investments in any Restricted Subsidiary or any Investment in any Person by ICON or any Restricted Subsidiary as a result of which such Person becomes a Restricted Subsidiary (PROVIDED, HOWEVER, that in each case such Restricted Subsidiary is engaged in a Permitted Business) or any Investment in ICON by a Restricted Subsidiary;

    (2) intercompany Indebtedness to the extent permitted under clause (6) of the definition of "Permitted Indebtedness";

    (3) Investments in Cash Equivalents;

    (4) Investments in an amount not to exceed $2 million in the aggregate at any given time outstanding;

    (5) Investments in existence on the date of the indenture;

    (6) Investments by ICON or any Restricted Subsidiary in any Person (including any Unrestricted Subsidiary) whose operations consist of, or has been formed to operate, a Permitted Business in an amount not to exceed $8 million in the aggregate at any given time outstanding; and

    (7) any Investment made by ICON or a Restricted Subsidiary in an Unrestricted Subsidiary or any other Person that is not a Subsidiary of ICON in connection with a Securitization Transaction; provided that any such Investment is in the form of a Securitization Note or an equity interest.

    "Permitted Liens" means any of the following:

    (1) any Lien existing as of the date of the indenture (other than Liens securing Indebtedness under the Credit Agreements);

    (2) any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, the claims secured thereby are being contested in good faith by appropriate proceedings, adequate reserves have been established with respect to such claims in accordance with GAAP and no Default or Event of Default would result thereby; (b) taxes, assessments, governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that, any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
       (c) security for payment of workers' compensation or other insurance incurred in the ordinary course of business; (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases incurred in the ordinary course of business;
       (e) deposits to secure public or statutory obligations incurred in the ordinary course of business; (f) operation of law in favor of carriers, warehousemen, mechanics, materialmen, laborers, employees or suppliers and similar Liens incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof incurred in the ordinary course of business; or
       (g) security for surety or appeal bonds incurred in the ordinary course of business;

    (3) any Lien existing on the assets of ICON or any Subsidiary Guarantor or any (including Canadian Restricted Subsidiary that are also Subsidiary Guarantors) securing the Indebtedness of ICON or any such Subsidiary Guarantor under the Credit Agreement, provided that the principal amount of Indebtedness secured by such Lien does not exceed the amount of Indebtedness permitted to be incurred under clause (1) of the definition of "Permitted Indebtedness";

    (4) any Lien in favor of ICON or a Subsidiary Guarantor;

    (5) any Lien securing any Interest Rate Protection Agreements to the extent such Agreements relate to Indebtedness that is otherwise permitted to be incurred pursuant to the indenture;

    (6) any Lien securing the Notes;

    (7) any Liens on assets acquired by ICON or any Restricted Subsidiary after the ate of the indenture, whether by acquisition of shares, assets or otherwise, provided that such Lien (a) existed on the date such asset was acquired, (b) only extends to assets that were subject to such Lien prior to such acquisition, and (c) was not incurred in anticipation of such acquisition;

    (8) Liens relating to Purchase Money Obligations, provided, however, that
       (a) the principal amount of any Indebtedness secured by such Liens shall not exceed 100% of the applicable purchase price or cost and (b) the Lien securing such Indebtedness shall be created (A) in the case of any asset acquisition within 180 days of the closing of such asset acquisition and
       (B) in all other cases, in the ordinary course of business, within 90 days of such acquisition and (c) such Lien does not apply to any assets other than those acquired with such Purchase Money Obligations and
       (d) the Indebtedness secured by the Lien was permitted to be incurred pursuant to clause (8) of the definition of Permitted Indebtedness;

    (9) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods not yet delinquent, incurred in the ordinary course of business; provided that, any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

    (10) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods incurred in the ordinary course of business;

    (11) [Intentionally Omitted];

    (12) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of ICON or any Restricted Subsidiary relating to such property or assets incurred in the ordinary course of business;

    (13) Liens securing an aggregate of $2.5 million of Indebtedness permitted to be incurred under the indenture by ICON and any Restricted Subsidiary;

    (14) easements, rights-of-way and other similar charges or encumbrances which were not incurred in connection with the incurrence of Indebtedness and do not interfere in any material respect with the ordinary conduct of the business of ICON or any of its Restricted Subsidiaries;

    (15) Liens on the assets of Foreign Subsidiaries securing (other than Canadian Restricted Subsidiaries) Indebtedness of Foreign Subsidiaries (other than Canadian Restricted Subsidiaries) permitted to be incurred under clause (9) under the definition of "Permitted Indebtedness";

    (16) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (1), (3), (6), (7),
       (15) and (17) of this definition or the Indebtedness secured thereby; provided that (a) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets, now owned or hereafter acquired, that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property or assets) and (b) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased, except to the extent permitted under clause (10) of the definition of "Permitted Indebtedness"; and

    (17) Liens on the assets of Canadian Restricted Subsidiaries securing Indebtedness of Canadian Restricted Subsidiaries permitted to be incurred under clause (13) under the definition of "Permitted Indebtedness".

Notwithstanding the foregoing, under no circumstances shall any Lien securing Indebtedness of ICON or any of its Subsidiaries, issued, directly or indirectly, in exchange for or upon the conversion of any Indebtedness of IHF Holdings or ICON Fitness be deemed to be a "Permitted Lien".

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization, association, government or any agency or political subdivision thereof or any other entity.

    "Predecessor Security" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under the provision of the indenture governing mutilated, destroyed, lost and stolen Notes in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

    "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the date of the indenture, and including, without limitation, all classes and series of preferred or preference stock.

    "Purchase Money Obligations" of any Person means any Indebtedness (including Capitalized Lease Obligations) of such Person incurred in the ordinary course of business for the purpose of financing all or any part of the acquisition price or the cost of construction or improvement of equipment or property, but only if such equipment or property is included in "addition to property, plant or equipment" in accordance with GAAP and only if such equipment or property is not being purchased as part of an acquisition of any business.

    "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of any event or passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the principal of the Notes, or is convertible into or exchangeable for debt securities at any time prior to the date that is 91 days after such Stated Maturity at the option of the holder thereof; PROVIDED, HOWEVER, that any Capital Stock that would constitute Redeemable Capital Stock solely because the holders thereof have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Redeemable Capital Stock if the terms of such Capital Stock provide that such issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant "Limitation on Restricted Payments".

    "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption pursuant to the indenture.

    "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the indenture.

    "Registration Statement" means the Registration Statement as defined in the Exchange and Registration Rights Agreement.

    "Regular Record Date" for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

    "Restricted Subsidiary" means any Subsidiary of ICON that has not been designated as an Unrestricted Subsidiary; provided that on the date the Notes are originally issued, all Subsidiaries of ICON shall be Restricted Subsidiaries of ICON.

    "S&P" means Standard and Poor's Rating Group and its successors.

    "Securities" has the meaning stated in the first recital of the indenture and more particularly means any Notes authenticated and delivered under the indenture. For all purposes of the indenture, the term "Notes" shall include any Exchange Notes issued and exchanged for any Notes pursuant to the Exchange and Registration Rights Agreement and the indenture and, for purposes of the indenture, all Notes and Exchange Notes shall vote together as one series of Notes under the indenture.

    "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

    "Securitization Note" means a promissory note of an Unrestricted Subsidiary or any other Person that is not a Subsidiary of ICON evidencing a line of credit, which may be irrevocable, from ICON or any Restricted Subsidiary of ICON in connection with a Securitization Transaction, which note shall be repaid from cash available to the Unrestricted Subsidiary or such Person other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

    "Securitization Transaction" means any transaction or series of transactions pursuant to which ICON or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to an Unrestricted Subsidiary or any other Person that is not a Subsidiary of ICON any accounts receivable (whether now existing or arising or acquired in the future) of ICON or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred in connection with asset securitization transactions involving accounts receivable.

    "Security Register" has the meaning specified in the indenture under "Registration, Registration of Transfer and Exchange".

    "Senior Indebtedness" means the principal of, premium, if any, and interest, fees and expenses (including, without limitation, post-petition interest at the rate provided for in the documentation with respect thereto, whether or not allowed as a claim in bankruptcy, reorganization, insolvency, receivership or similar proceeding) with respect to any Permitted Indebtedness of ICON and its Restricted Subsidiaries under the Credit Agreement, including without limitation any guarantee thereof.

    "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Exchange and Registration Rights Agreement.

    "Significant Subsidiary" means, as of any date, any corporation or partnership that is a Subsidiary of ICON and that, as of the end of the most recently completed fiscal year of ICON for which financial statements are available, was a "significant subsidiary" as defined in Regulation S-X under the Securities Act and the Exchange Act or that, if acquired after such date, would have been a "significant subsidiary" as defined therein if it had been acquired as of such date.

    "Specified Senior Indebtedness" means Indebtedness under the Credit Agreements.

    "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by ICON or any Subsidiary of ICON that are customary in accounts receivable securitization transactions.

    "Stated Maturity" when used with respect to any Indebtedness or any installment of principal thereof or interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of principal or interest is due and payable.

    "Stockholders Agreement" means the stockholders agreement substantially in the form attached as an annex to the Exchange Offer and Consent Solicitation Statement.

    "Subordinated Indebtedness" means Indebtedness of ICON or any Restricted Subsidiary contractually subordinated in right of payment to the Notes.

    "Subsidiary" means, with respect to any Person:

    (1) any corporation, association or other business entity of which more than 50% of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and

    (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
       (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "Subsidiary Guarantee" means the Guarantee by each Subsidiary Guarantor of ICON's payment obligations under the indenture and the Notes, executed pursuant to the provisions of the indenture.

    "Subsidiary Guarantors" means each of (1) ICON's Domestic Subsidiaries and
(2) any future Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

    "Tax Sharing Agreement" means the tax sharing agreement among HF Holdings and its Subsidiaries, as amended from time to time; PROVIDED that, such amendments shall not, in aggregate, provide for terms that are materially less favorable to ICON than those in effect on the Issue Date.

    "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939.

    "Trustee" means the Person named as the "Trustee" in the first paragraph of the indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the indenture, and thereafter "Trustee" shall mean such successor Trustee.

    "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

    (1) has no Indebtedness other than Non-Recourse Debt,

    (2) is not a party to any agreement, contract, arrangement or understanding with ICON or any Restricted Subsidiary of ICON unless the terms of any such agreement, contract arrangement or understanding are no less favorable to ICON or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ICON,

    (3) is a Person with respect to which neither ICON nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, and

    (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of ICON or any of its Restricted Subsidiaries.

Notwithstanding the above, ICON and its Restricted Subsidiaries may:

       (a) make payments to, provide credit or credit support for or make Investments in the Unrestricted Subsidiaries to the extent that such payments or investments in Unrestricted Subsidiaries are in compliance with the covenant "Limitation on Restricted Payments" and

       (b) may make Standard Securitization Undertakings to an Unrestricted Subsidiary and other Persons, and loans to an Unrestricted Subsidiary under a Securitization Note, in connection with a Securitization Transaction with such Unrestricted Subsidiary.

    "Vice President", when used with respect to ICON or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

    "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not, at the time, stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "Wholly Owned Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

    The exchange notes initially will be represented by one or more permanent global certificates in definitive, fully registered form. This global note will be deposited upon issuance with The Depository Trust Company, New York, New York and registered in the name of a nominee of the Depository Trust Company.

    THE GLOBAL NOTE. We expect that pursuant to procedures established by The Depository Trust Company

    (1) upon the issuance of the global note, The Depository Trust Company or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by the global note to the respective accounts of persons who have accounts with such depository and

    (2) ownership of beneficial interests in the global note will be shown on, and the transfer of ownership will be effected only through, records maintained by The Depository Trust Company or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

    Ownership of beneficial interests in the global notes will be limited to persons who have accounts with The Depository Trust Company or persons who hold interests through participants.

    So long as The Depository Trust Company or its nominee is the registered owner or holder of the exchange notes, The Depository Trust Company (or the nominee) will be considered the sole owner or holder of the exchange notes represented by the global note for all purposes under the indenture. No beneficial owner of an interest in the global note will be able to transfer that interest except in accordance with The Depository Trust Company's procedures.

    Payments of interest, principal and other amounts due on the global note will be made to The Depository Trust Company or its nominee as the registered owner. None of our company, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to this beneficial ownership interest.

    We expect that The Depository Trust Company or its nominee, upon receipt of any payment of interest, principal or other amounts due on the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown on the records of The Depository Trust Company. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers registered in the names of nominees for those customers. These payments will be the responsibility of the participants.

    Transfers between participants in The Depository Trust Company will be effected in the ordinary way through The Depository Trust Company's settlement system in accordance with The Depository Trust Company rules and will be settled in same day funds.

    The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of exchange notes, including the presentation of exchange notes for exchange as described below, only at the direction of a participant to whose account the Depository Trust Company interests in the global note are credited. Further, The Depository Trust Company will take action only as to such portion of the notes as to which the participant has given such direction. However, if there is an Event of Default under the indenture, the Depository Trust Company will exchange the global note for certificated notes, which it will distribute to its participants.

    The Depository Trust Company has advised us as follows: The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered under to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Although the Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of the Depository Trust Company, it is under no obligation to perform those procedures, and those procedures may be discontinued at any time. Neither ICON nor the trustee will have any responsibility of the performance by the Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED SECURITIES. If the Depository Trust Company is at any time unwilling or unable to continue as a depository for the global note and a successor depository is not appointed by us within 90 days, certificated notes will be issued in exchange for the global note.

                      DESCRIPTION OF MATERIAL INDEBTEDNESS

    In connection with the September recapitalization, we entered into new credit facilities of $300 million with a syndicate of banks and financial services companies. The following summary of our credit facilities is not complete. You should refer to the copy of the credit agreement, which is filed as an exhibit to this registration statement, of which this prospectus is a part.

    The new credit facilities consist of the following:

    REVOLVER

    The revolver consists of a $120 million revolving credit line, which includes a letter of credit sub-facility of up to $10 million and includes a swing line sub-facility of up to $10 million. The term of the revolver expires on August 31, 2004. The terms and conditions include a clean down period to reduce the outstanding borrowings on the revolver to $25 million or less for a period of 60 consecutive days or more, during the period from May 1st through August 31st. In addition, borrowing availability is limited to certain percentages of qualified assets as specified in the credit agreement.

    A letter of credit fee of 2.00% per annum of the maximum amount available to be drawn under outstanding letters of credit and an unused facility fee of .50% per annum of the average unused daily balance of the revolver is due monthly. In addition, a fee of .25% per annum of the average unused daily balance for the preceding calendar quarter is due quarterly if such average unused daily balance exceeded $60 million.

    TERM LOAN A

    The $30 million term loan A has a 60 month term and amortizes quarterly at an annual rate of approximately $2.7 million in year one, approximately
$5.5 million in each of years two and three, and approximately $8.2 million in each of years four and five. The term loan A expires on August 31, 2004.

    TERM LOAN B

    The $80 million term loan B has a 66 month term and amortizes quarterly at an annual rate of $1.1 million in each of years one through five and $74.5 million at maturity. The term loan B expires on November 29, 2004.

    TERM LOAN C

    The $55 million term loan C has a 66 month term and amortizes quarterly at an annual rate of $0.4 million in each of years one through five and $52.9 million at maturity. The term loan C expires on March 1, 2005.

    IP LOAN

    The $15 million IP loan has a 60 month term and amortizes quarterly at an annual rate of $3.0 million in each of years one through five. The IP loan expires on August 31, 2004.

    At our option, all loans will bear interest at either (a) a floating rate equal to the "index rate" plus an applicable margin of between 1.5 and 5.5% or
(b) a fixed rate for periods of one, two, three or six months equal to an interest rate based on the LIBOR rate plus an applicable margin of between 3 and 7%. The index rate is a floating rate equal to the higher of (i) the rate quoted by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" and (ii) the federal funds rate plus 0.5%. In addition, the term loan C accrues pay-in-kind interest at a rate of 5% per annum capitalized quarterly.

    If the revolver is terminated, term loans A, B, C and the IP loan will immediately be due and payable in full. In addition, if the revolver is terminated or if any or all of the term loans are prepaid (with the exception of term loan C which cannot be prepaid), certain prepayment premiums will apply.

    Proceeds of the credit facility were used to refinance our existing senior credit facilities and 13% notes and to fund transaction fees and expenses, and will be used to provide for general working capital and to fund necessary future capital expenditures.

    All tranches are secured by a first priority security interest in all of the existing and subsequently acquired assets of our company and our domestic and Canadian subsidiaries, subject to specified exceptions, and a pledge of 65% of the stock of our first-tier foreign subsidiaries. All tranches are cross-collateralized and cross-defaulted.

    The credit agreement contains a number of restrictive covenants that, among other things, limit or restrict our ability and our subsidiaries' ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make restricted payments, create liens, make equity or debt investments, make acquisitions, modify terms of the Indenture, engage in mergers or consolidations, enter into operating leases or engage in transactions with affiliates. In addition, we are expected to comply with certain financial ratios and tests, including a maximum capital expenditures test, minimum debt service coverage ratio, minimum EBITDA, maximum senior leverage ratio and minimum revenue.

    The credit agreement also contains customary events of default including nonpayment of principal, interest or fees, failure to meet covenants, inaccuracy of representations and warranties in any material respect, bankruptcy, cross default to certain other indebtedness, loss of lien perfection, material judgments and change of ownership or control.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of United States federal income tax consequences associated with (1) the receipt of exchange notes pursuant to the exchange offer and (2) the ownership and disposition of the exchange notes. Except where noted, this summary assumes that you will hold your exchange notes as capital assets. This summary does not deal with special situations, such as those of dealers in securities or currencies, traders in securities that elect mark to market treatment, financial institutions, life insurance companies or tax-exempt organizations. It also does not deal with U.S. holders whose "functional currency" is not the U.S. dollar or who hold the notes as a hedge or part of a straddle or conversion transaction. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), administrative rulings and regulations, and judicial decisions as of the date of this filing. At any time and without prior notice, these authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

    IF YOU ARE CONSIDERING THE TENDER OF AN OLD NOTE FOR AN EXCHANGE NOTE, OR THE PURCHASE, OWNERSHIP OR DISPOSITION OF EXCHANGE NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES AND CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

THE EXCHANGE OFFER

    If you exchange an old note for an exchange note under the exchange offer, this exchange should not constitute a taxable event to you. Therefore:

    - you should realize no gain or loss upon the receipt of an exchange note in exchange for an old note, although you will have ordinary income to the extent you receive a payment from us as a penalty for the late filing of this document;

    - your holding period in the exchange note should include your holding period in the old note; and

    - your adjusted tax basis of the exchange note should be the same as your adjusted tax basis of your old note immediately before the exchange.

UNITED STATES HOLDERS

    This section will apply to you if you are a U.S. holder. A U.S. holder is, generally, a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate the income of which is subject to United States federal income taxation regardless of its source. A trust is a U.S. holder if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. A U.S. holder is also any other person whose worldwide income or gain is otherwise subject to United States federal income taxation on a net income basis.

    INTEREST

    QUALIFIED STATED INTEREST. The tax treatment of the semiannual interest payments made on the exchange notes depends on whether such payments are "qualified stated interest." The payments of interest on each January 15 and July 15 will constitute qualified stated interest. If you are a cash method taxpayer (which includes most individual holders), you must report qualified stated interest in your income when you receive it. If you are an accrual method taxpayer, you must report qualified stated interest in your income as it accrues.

    ORIGINAL ISSUE DISCOUNT. Generally, the exchange notes will be considered to have been issued with OID if the old notes for which the exchange notes are exchanged were issued with OID. The old notes will be considered to have been issued with OID if either the 13% notes or a substantial amount of the old notes were "traded on an established market", within the meaning of the Code and applicable Treasury regulations, at any time during the sixty day period that ended thirty days after the 13% notes were exchanged for the old notes, and the fair market value of the old notes or of the 13% notes, as the case may be, were determined to be below the face amount of such notes. The applicable Treasury regulations are complex and highly detailed in defining "traded on an established market." For example, the fact that old notes or 13% notes were purchased and sold during the relevant period would not, by itself, constitute trading on an established market. Rather, the notes must be listed on an exchange, appear on a "quotation medium," or satisfy certain other requirements. It is our belief, and we intend to take the position that, neither the 13% notes nor a substantial amount of the old notes were "traded on an established market" within the meaning of the relevant Code provisions and Treasury regulations during the relevant time period. We, and our agents, have undertaken a limited amount of investigation regarding whether the notes were so traded and it is possible that the IRS may disagree with our conclusion. If the IRS were to take a contrary position and prevail, special OID rules would apply to holders of exchange notes or old notes.

    DETERMINING AMOUNT OF OID. The amount of OID on an exchange note is its "stated redemption price at maturity" minus its "issue price." The stated redemption price at maturity of an exchange note is equal to its face amount.

    The "issue price" of the exchange notes will be the same as the issue price of the old notes. The issue price of the old notes depends on whether the 13% notes or a substantial amount of the old notes were "traded on an established market" at any time during the sixty day period ending thirty days after the issue date. If a substantial amount of the old notes were so traded on an established market, the issue price of an old note will be the fair market value of such note as of the issue date. If a substantial amount of the old notes were not so traded, but the 13% notes were "traded on a established market" the issue price of an old note would be the fair market value as of the issue date of the 13% note for which it was exchanged.

    If neither the 13% notes nor a substantial amount of the old notes were so traded, which we believe is the case, the issue price for each old note is its face amount. If the issue price of an old note is its face amount, it was not issued with OID.

    ACCRUAL OF OID. OID on an exchange note must be included by its holder as ordinary income over the life of the note. Thus, you must include OID (if there is any) in income as the OID accrues, even if you are a cash method taxpayer. Thus, you are required to report OID income, and in some cases pay tax on that income, before you receive the cash that corresponds to that income.

    OID accrues on a note on a "constant yield" method. This method takes into account the compounding of interest. The accruals of OID on a note will generally be less in the early years and more in the later years. The amount of OID that you must accrue will be reduced if you paid an "acquisition premium" for an exchange note or the old note that you exchanged for an exchange note. You will have paid an acquisition premium if you purchased an old note or an exchange note in a transaction other than our exchange of old notes for 13% notes or this exchange offer, and the amount you paid for such note exceeded the adjusted issue price of such note at the time you bought it. If you have acquisition premium on your exchange note, you should consult your tax advisor.

    Your tax basis in an exchange note received pursuant to this exchange offer is your adjusted issue price in the old note that you exchanged. It increases by any OID (but not qualified stated interest) that you report as income. It decreases by any principal payments you receive on the note.

    AHYDO RULES. If the old notes were issued with substantial OID, they and the exchange notes for which they are exchanged would be "applicable high yield discount obligations" ("AHYDOs"), and thus would be subject to special rules. Under these AHYDO rules, a portion of the amount of OID that you would have to accrue may, if you are a corporation, be characterized as a dividend for purposes of securing a dividend received deduction. If you are a corporation, you should consult your tax advisor on this point. The AHYDO rules would also defer our ability to take a deduction for a portion of the OID that accrues on the exchange notes, and likely deny our ability to take a deduction for another portion of the OID.

    OID AND CANCELLATION OF INDEBTEDNESS INCOME. In the event the old notes were issued with OID, we could be treated as having recognized additional cancellation of indebtedness income as of the date that the 13% notes were exchanged for the old notes. As mentioned in the Risk Factors section, we believe that such additional income would be offset by available net operating loss carryforwards unless those net operating loss carryforwards are disallowed by the IRS pursuant to its audit.

    MARKET DISCOUNT

    Generally, you may be subject to the "market discount" rules if either
(1) you exchanged a 13% note for an old note and the 13% note that you exchanged had market discount, or (2) you acquired an old note in a different transaction and the amount you paid for it was less than its "revised issue price." The revised issue price is the sum of the note's issue price and all OID includible in the income of holders prior to your acquisition of the note. Under a special rule, if the amount of "market discount" is less than a certain DE MINIMIS amount, the market discount rules will not apply.

    If you are subject to the market discount rules with respect to an exchange note, gain that you realize upon the disposition of the note will be characterized as ordinary income to the extent of the market discount that has not previously been included in income and that has accrued at the time of disposition. Also, if you incur or continue indebtedness in order to purchase of carry the note, you may be required to defer the deduction of the interest expense payable on such indebtedness.

    If you are subject to the market discount rules, you should consult your tax advisor.

    SALE AND RETIREMENT OF NOTES

    Upon the sale or retirement of an exchange note, you will recognize gain or loss equal to the difference between the amount realized upon the sale or retirement and your adjusted tax basis in the note. Except with respect to market discount accrued and unpaid interest, such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if you held such note for more than one year. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

    This section applies to you if you are a non-U.S. holder. A non-U.S. holder is any holder of an exchange note who is a nonresident alien individual or a foreign corporation, foreign partnership or an estate, trust or any other person that is not a U.S. Holder as defined in the preceding section.

    Subject to the discussion of backup withholding below:

(1) payments of principal, premium, if any, and interest by us or any of our paying agents to you on an exchange note will not be subject to United States federal withholding tax if you are the beneficial owner of the note and, in the case of interest,

    (a) you do not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote,

    (b) you are not a controlled foreign corporation that is related to us through stock ownership,

    (c) you are not a bank that holds the note pursuant to a loan agreement entered into in the ordinary course of your trade or business, and

    (d) either:

       (A) you certify to us or our agent, under penalties of perjury, that you are not a U.S. holder and provide your name and address; or

       (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the exchange note certifies to us or our agent under penalties of perjury that this statement has been received from you by it or by a financial institution between it and you and furnishes us or our agent with a copy thereof;

(2) you will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of an exchange note; and

(3) an exchange note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if

    (a) the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, and

    (b) the income on the note would not have been effectively connected with a United States trade or business of the individual at the individual's death.

    New regulations that are generally effective with respect to payments made after December 31, 2000, will provide alternative methods for satisfying the certification requirement described in clause (1)(d) above. We urge you to consult their tax advisor regarding these regulations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    UNITED STATES HOLDERS

    You must comply with certain information reporting rules unless an exemption applies. The information reporting rules require you to provide us (or, if you hold your notes through a securities intermediary such as a broker, such intermediary) with your taxpayer identification number. We (or the intermediary) will use your taxpayer identification number in reporting certain information to the IRS. You must also comply with other IRS information reporting requirements. If you fail to comply with the IRS's information reporting requirements, the "backup withholding" rules require us (or the intermediary) to withhold 31% of all amounts payable to you on the notes (including principal payments). Any amounts so withheld may be used by you as a credit against your U.S. federal income tax liability.

    All individual U.S. holders are subject to the information reporting requirements and backup withholding rules. Some U.S. holders, including all corporations, tax-exempt organizations, and individual retirement accounts, are exempt.

    NON-UNITED STATES HOLDERS

    Principal and interest payments received by non-U.S. holders will be automatically exempt from the usual information reporting and backup withholding rules if you provide the tax certifications needed to avoid withholding tax on interest, as described above. This exemption, however, does not apply if the recipient of the applicable certification knows the certification is false. Also, interest payments made to you will be reported to the IRS.

    Sale proceeds that you receive on the sale of a note through a broker may be subject to information reporting or backup withholding or both if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. You should consult your tax advisor concerning information reporting and backup withholding on a sale.

                              PLAN OF DISTRIBUTION

    Each holder desiring to participate in the exchange offer will be required to represent, among other things, that

(1) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of us,

(2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes, and

(3) it is acquiring the exchange notes in the ordinary course of its business.

    A holder unable to make the above representations is referred to as a restricted holder. A restricted holder will not be able to participate in the exchange offer, and may only sell its old notes pursuant to a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

    Each participating broker-dealer is required to acknowledge in the letter of transmittal that it acquired the old notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such exchange notes. Based upon interpretations by the staff of the Securities and Exchange Commission, we believe that exchange notes issued pursuant to the exchange offer to participating broker-dealers may be offered for resale, resold, and otherwise transferred by a participating broker-dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. We have agreed that for a period of 30 days following consummation of the exchange offer, we will make this prospectus available to participating broker-dealers for use in connection with any such resale. During such period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a participating broker-dealer engaged in market making or other trading activities.

    Based upon interpretations by the staff of the Securities and Exchange Commission, we believe that exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by their holder, other than a participating broker-dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and /or the purchasers of any such exchange notes. Any participating broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

                                 LEGAL MATTERS

    The validity of the exchange notes will be passed upon for ICON by Willkie Farr & Gallagher, New York, New York.

                                    EXPERTS

    The consolidated financial statements of ICON as of May 31, 1999 and 1998 and for each of the three years in the period ended May 31, 1999, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the SEC a registration statement on Form S-4 to register this exchange offer. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about ICON and the notes offered in this prospectus, you should refer to the registration statement and its exhibits.

    We are not currently subject to the periodic reporting and other informational requirements of the Securities and Exchange Act of 1934. Upon the effectiveness of the registration statement, we will become subject to the periodic reporting and other information requirements of the Exchange Act, and in accordance therewith, will be required to file periodic reports and other information with the SEC.

    You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the web site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

    Our principal executive offices are located at 1500 South, 1000 West, Logan, Utah 84321. Our telephone number is (435) 750-5000.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Consolidated Balance Sheets.................................    F-3

Consolidated Statements of Operations and Comprehensive
  Loss......................................................    F-4

Consolidated Statements of Stockholder's Equity (Deficit)...    F-5

Consolidated Statements of Cash Flows.......................    F-6

Notes to Consolidated Financial Statements..................    F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of ICON Health & Fitness, Inc.:

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss, of stockholder's equity (deficit) and of cash flows present fairly, in all material respects, the financial position of ICON Health & Fitness, Inc. and its subsidiaries at May 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1999 in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consoldiated financial statements. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As described in Notes 2, 16, 17 and 18 to the consolidated financial statements, on September 27, 1999, the Company restructured its capital structure and entered into a new $300 million credit facility.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
September 27, 1999

                          ICON HEALTH & FITNESS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                             AUGUST 28,           MAY 31,
                                                             -----------   ---------------------
                                                                1999         1999        1998
                                                             -----------   ---------   ---------
                                                             (UNAUDITED)
  ASSETS
Current assets:
  Cash.....................................................   $   2,666    $   4,275   $   3,892
  Accounts receivable, net.................................     110,512      116,468     124,301
  Inventories, net.........................................     141,577      106,426     121,466
  Deferred income taxes....................................         620          821      11,177
  Other assets.............................................       6,259        6,311       6,202
  Income taxes receivable..................................          --          118         781
                                                              ---------    ---------   ---------
    Total current assets...................................     261,634      234,419     267,819
Property and equipment, net................................      44,374       45,277      48,819
Receivable from parent.....................................          --           --       2,362
Trademarks, net............................................      21,144       22,859      17,244
Deferred income taxes......................................      11,382        5,763       4,927
Other assets...............................................      25,132       23,592      21,958
                                                              ---------    ---------   ---------
                                                              $ 363,666    $ 331,910   $ 363,129
                                                              =========    =========   =========

  LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term debt........................   $   7,227    $   7,227   $   6,051
  Accounts payable.........................................     129,380       95,665      83,965
  Interest payable.........................................       9,232        5,673       6,596
  Accrued expenses.........................................      11,395       16,893      18,090
  Income taxes payable.....................................       1,588          939         249
                                                              ---------    ---------   ---------
    Total current liabilities..............................     158,822      126,397     114,951
                                                              ---------    ---------   ---------
Long-term debt.............................................     264,469      253,352     268,495
                                                              ---------    ---------   ---------
Commitments and contingencies (Notes 13 and 18)............          --           --          --

Stockholder's equity (deficit):
  Common stock and additional paid-in capital..............     163,819      163,819     166,186
  Receivable from officers for purchase of equity..........        (656)        (656)       (656)
  Accumulated other comprehensive loss.....................      (1,103)      (1,017)       (547)
  Accumulated deficit......................................    (221,685)    (209,985)   (185,300)
                                                              ---------    ---------   ---------
    Total stockholder's deficit............................     (59,625)     (47,839)    (20,317)
                                                              ---------    ---------   ---------
                                                              $ 363,666    $ 331,910   $ 363,129
                                                              =========    =========   =========

   The accompanying notes are an integral part of the consolidated financial statements.

                          ICON HEALTH & FITNESS, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                 (IN THOUSANDS)

                                             THREE MONTHS ENDED
                                          -------------------------         YEAR ENDED MAY 31,
                                          AUGUST 28,    AUGUST 29,    ------------------------------
                                             1999          1998         1999       1998       1997
                                          -----------   -----------   --------   --------   --------
                                          (UNAUDITED)   (UNAUDITED)
Net sales...............................   $ 99,490      $117,207     $710,249   $749,313   $836,162
Cost of sales...........................     74,264        85,525      514,018    535,646    583,747
Cost of sales--amortization of step-up
  in HealtherRider and ICON of Canada
  inventory.............................         --            --           --        330     14,009
                                           --------      --------     --------   --------   --------
Gross profit............................     25,226        31,682      196,231    213,337    238,406
                                           --------      --------     --------   --------   --------
Operating expenses:
  Selling...............................     17,750        20,538      107,621    120,752    132,392
  Research and development..............      1,889         1,684        7,715      7,777      7,620
  General and administrative............     12,031        12,822       53,414     60,912     56,689
  Weider settlement.....................         --            --           --         --     16,583
  HealthRider integration costs.........         --            --           --         --      4,880
                                           --------      --------     --------   --------   --------
Total operating expenses................     31,670        35,044      168,750    189,441    218,164
                                           --------      --------     --------   --------   --------
Income from operations..................     (6,444)       (3,362)      27,481     23,896     20,242
Interest expense........................      7,326         7,533      (33,056)   (35,058)   (33,627)
Amortization of deferred financing
  fees..................................      3,298         1,425       (6,992)    (4,806)    (3,058)
Other income............................         --            --           --      1,223        700
Other expense...........................         --            --          (34)      (686)      (193)
                                           --------      --------     --------   --------   --------
Loss before income taxes................    (17,068)      (12,320)     (12,601)   (15,431)   (15,936)
Provision for (benefit from) income
  taxes.................................     (5,368)       (4,366)      12,084     (5,897)    (3,988)
                                           --------      --------     --------   --------   --------
  Net loss..............................    (11,700)       (7,954)     (24,685)    (9,534)   (11,948)
Other comprehensive loss comprised of
  foreign currency translation
  adjustment............................         --            --         (470)       (41)      (892)
                                           --------      --------     --------   --------   --------
  Comprehensive loss....................   $(11,700)     $ (7,954)    $(25,155)  $ (9,575)  $(12,840)
                                           ========      ========     ========   ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                          ICON HEALTH & FITNESS, INC.
            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    RECEIVABLE FROM    ACCUMULATED
                                    COMMON STOCK       ADDITIONAL    OFFICERS FOR         OTHER                         TOTAL
                                 -------------------    PAID-IN        PURCHASE       COMPREHENSIVE   ACCUMULATED   STOCKHOLDER'S
                                  SHARES     VALUE      CAPITAL        OF EQUITY      INCOME (LOSS)     DEFICIT        DEFICIT
                                 --------   --------   ----------   ---------------   -------------   -----------   -------------
Balance at May 31, 1996........    1,000     $   --     $166,176         $(758)          $   386       $(163,818)      $  1,986
Proceeds from exercise of
  common stock options and
  contribution of capital by
  IHF Holdings, Inc............       --         --            8            --                --              --              8
Loan balances forgiven.........       --         --           --           102                --              --            102
Other comprehensive loss.......       --         --           --            --              (892)             --           (892)
Net loss.......................       --         --           --            --                --         (11,948)       (11,948)
                                  ------     ------     --------         -----           -------       ---------       --------
Balance at May 31, 1997........    1,000         --      166,184          (656)             (506)       (175,766)       (10,744)
Proceeds from exercise of
  common stock options and
  contribution of capital by
  IHF Holdings, Inc............       --         --            2            --                --              --              2
Other comprehensive loss.......       --         --           --            --               (41)             --            (41)
Net loss.......................       --         --           --            --                --          (9,534)        (9,534)
                                  ------     ------     --------         -----           -------       ---------       --------
Balance at May 31, 1998........    1,000         --      166,186          (656)             (547)       (185,300)       (20,317)
Other comprehensive loss.......       --         --           --            --              (470)             --           (470)
Cancellation of receivable from
  parent.......................       --         --       (2,367)           --                --              --         (2,367)
Net loss.......................       --         --           --            --                --         (24,685)       (24,685)
                                  ------     ------     --------         -----           -------       ---------       --------
Balance at May 31, 1999........    1,000         --      163,819          (656)           (1,017)       (209,985)       (47,839)
                                  ------     ------     --------         -----           -------       ---------       --------
Other comprehensive loss
  (unaudited)..................       --         --           --            --               (86)             --            (86)
Net loss (unaudited)...........       --         --           --            --                --         (11,700)       (11,700)
                                  ------     ------     --------         -----           -------       ---------       --------
Balance at August 28, 1999
  (unaudited)..................   $1,000     $   --     $163,819         $(656)          $(1,103)      $(221,685)      $(59,625)
                                  ======     ======     ========         =====           =======       =========       ========

   The accompanying notes are an integral part of the consolidated financial statements.

                          ICON HEALTH & FITNESS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                            THREE MONTHS ENDED
                                                         -------------------------               MAY 31,
                                                         AUGUST 28,    AUGUST 29,    -------------------------------
                                                            1999          1998         1999        1998       1997
                                                         -----------   -----------   ---------   --------   --------
                                                         (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss.............................................   $(11,700)     $ (7,954)    $ (24,685)  $ (9,534)  $(11,948)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Provision (benefit) for deferred taxes.............     (5,419)       (4,422)        9,521     (8,599)     1,635
    Depreciation and amortization......................      4,166         4,316        17,422     16,658     13,351
    Amortization of deferred financing fees and debt
      discount.........................................      3,380         1,495         7,272      5,045      3,264
    Non-cash employee compensation expense.............         --            --            --         --        296
    Amortization of inventory step-up..................         --            --            --        330     14,009
    Loss on disposal of property and equipment.........         --            --            --        333         67
    Gain on barter transaction.........................         --            --            --         --     (2,095)
    Changes in operating assets and liabilities:
      Accounts receivable..............................      8,100         3,687         7,833     68,524    (46,862)
      Inventories......................................    (35,151)      (22,086)       15,040         42     (1,465)
      Income taxes receivable/payable..................         --            --         1,353      5,732        510
      Other assets.....................................     (1,290)       (2,001)       (5,317)      (606)    (6,466)
      Accounts payable and accrued expenses............     31,775         8,339        10,503    (29,932)    (2,401)
      Interest payable.................................         --            --          (923)      (376)       405
                                                          --------      --------     ---------   --------   --------
  Net cash provided by (used in) operating
    activities.........................................     (6,139)      (18,626)       38,019     47,617    (37,700)
                                                          --------      --------     ---------   --------   --------
INVESTING ACTIVITIES:
  Proceeds from sale of building.......................         --            --            --     18,250         --
  Purchase of property and equipment...................     (2,822)       (2,638)      (11,593)   (11,825)   (11,058)
  Purchase of intangibles and trademarks...............       (218)           --        (8,474)        --         --
  Purchase of HealthRider..............................         --            --            --         --    (25,800)
  Purchase of Weider Sports and CanCo..................         --            --            --         --    (16,039)
                                                          --------      --------     ---------   --------   --------
  Net cash provided by (used in) investing
    activities.........................................     (3,040)       (2,638)      (20,067)     6,425    (52,897)
                                                          --------      --------     ---------   --------   --------
FINANCING ACTIVITIES:
  Borrowings (payments) on revolving credit facility,
    net................................................     58,733        65,346       223,121    (36,302)    89,484
  Payments on other long-term debt.....................    (47,698)      (42,770)     (237,369)   (16,418)    (6,341)
  Proceeds from issuance of common stock...............         --            --            --          2          8
  Receivable from parent...............................         --            --            (5)       (55)    (2,307)
  Payment of debt financing fees.......................     (3,379)         (875)       (2,846)    (2,896)    (3,023)
                                                          --------      --------     ---------   --------   --------
  Net cash provided by (used in) financing
    activities.........................................      7,656        21,701       (17,099)   (55,669)    77,821
                                                          --------      --------     ---------   --------   --------
Effect of exchange rate changes on cash................        (86)          146          (470)       (41)      (977)
                                                          --------      --------     ---------   --------   --------
Net increase (decrease) in cash........................     (1,609)          583           383     (1,668)   (13,753)
Cash, beginning of period..............................      4,275         3,892         3,892      5,560     19,313
                                                          --------      --------     ---------   --------   --------
Cash, end of period....................................   $  2,666      $  4,475     $   4,275   $  3,892   $  5,560
                                                          ========      ========     =========   ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                          ICON HEALTH & FITNESS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND DESCRIPTION OF THE BUSINESS

    BASIS OF PRESENTATION--The consolidated financial statements include the accounts of ICON Health & Fitness Inc. and its wholly-owned subsidiaries ("Icon Health" or "the Company"). Icon Health was formerly known as Weslo, Inc. and its wholly-owned subsidiary, ProForm Fitness Products, Inc. and its wholly-owned subsidiaries, and American Physical Therapy, Inc. At May 31, 1999, Icon Health was a wholly-owned subsidiary of IHF Holdings, Inc. ("IHF Holdings"), a wholly-owned subsidiary of ICON Fitness Corporation ("ICON Fitness"), a wholly-owned subsidiary of IHF Capital, Inc. ("IHF Capital").

    DESCRIPTION OF BUSINESS--The Company is principally involved in the development, manufacturing and distribution of home fitness equipment. The Company's revenues are derived from the sale of various aerobic and anaerobic fitness product lines in domestic and foreign markets. Because product life cycles can be short in the fitness industry, the Company emphasizes new product innovation and product repositioning. The Company primarily sells its products to retailers and, to a limited extent, to end-users through direct response advertising efforts and retail outlets.

    UNAUDITED FINANCIAL INFORMATION--In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of August 28, 1999 and the results of its operations and cash flows for the three-month periods ended August 28, 1999 and August 29, 1998. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

2. RECENT DEVELOPMENTS

    The Company incurred a net loss of $24,685,000 for the year ended May 31, 1999, and as of May 31, 1999 had an accumulated deficit of $209,985,000. The Company was unable to make the interest payment on the 13% Senior Subordinated Notes due on July 15, 1999 and was in violation of certain financial covenants of its Credit Agreement.

    To provide ongoing funding for the Company's operations and debt repayment requirements, on September 27, 1999, the Company consummated a troubled debt restructuring of its capital structure (the "Restructuring") and to refinance its existing bank credit facility (Notes 17 and 18). The Company believes that the new capital structure, the new credit facility and cash provided from operations will be sufficient to fund its operations and debt repayment requirements during the next year. There can be no assurance that this plan will result in a successful reorganization of the Company.

3. SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION--All significant intercompany accounts and transactions have been eliminated in the consolidation of the Company.

    CASH--At May 31, 1999, substantially all of the Company's cash is held by two banks located in Utah. The Company does not believe that as a result of this concentration it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships.

                          ICON HEALTH & FITNESS, INC.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INVENTORIES--Inventories consist primarily of raw materials (principally parts and supplies) and finished goods, and are valued at the lower of cost or market. Cost is determined using standard costs which approximate the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT--Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Expenditures for renewals and improvements are capitalized, and maintenance and repairs are charged to expense as incurred.

    TRADEMARKS--During the fiscal year ended May 31, 1999, the Company acquired certain assets of NordicTrack, the majority of which was a trademark recorded at $6,664,000. During the fiscal year ended May 31, 1997 the Company acquired HealthRider (Note 4), Weider Sports and CanCo (Note 14). In connection with these acquisitions, the Company recorded trademarks of $12,024,000 and $6,915,000 respectively.

    These assets are being amortized on a straight-line basis over 20 years. At May 31, 1999 and 1998 trademarks are net of accumulated amortization of $2,641,950 and $1,695,000 respectively.

    LONG-LIVED ASSETS--Long-lived assets are periodically reviewed for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Assets to Be Disposed Of". SFAS 121 requires the assessment of whether there has been an impairment whenever events or circumstances indicate that the carrying amount of long-lived assets may not be recoverable. As a result of its review, the Company does not believe that any impairment currently exists related to its long-lived assets.

    DEFERRED FINANCING COSTS--The Company deferred certain debt issuance costs relating to the establishment of the Credit Agreement (Note 8) and the issuance of the 13% Senior Subordinated Notes (the "Notes"). These costs are capitalized in other long-term assets and are being amortized using the straight-line method for costs associated with the Credit Agreement and the effective interest method for costs associated with the Notes. These deferred costs will be written off as part the Restructuring transaction (Note 17). In addition, the Company deferred certain costs relating to the Company's Restructuring transaction (Note 17). Amortization will commence in fiscal year 2000.

    ADVERTISING COSTS--The Company expenses the costs of advertising as incurred, except for direct response advertising, which is capitalized and amortized over its expected period of future benefit, generally twelve months. Direct response advertising costs consist primarily of costs to produce infomercials for the Company's products. At May 31, 1999 and 1998, $0 and $273,000, respectively, were included in other long-term assets. For the fiscal years ended May 31, 1999, 1998 and 1997, total advertising expense was approximately $11,249,000, $24,637,000, and $31,810,000, respectively.

    REVENUE RECOGNITION--The Company recognizes revenue upon the shipment of product to the customer. Allowances are recognized for estimated returns, discounts, advertising programs and warranty costs associated with these sales. Finance charges under the Company's payment plans are recognized as other income.

    COMPREHENSIVE INCOME--At the beginning of fiscal year 1999, the Company adopted SFAS No. 130 "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and presentation of comprehensive income and its components. SFAS 130 requires that all items that are required to be recognized under accounting standards as comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. In accordance with the

                          ICON HEALTH & FITNESS, INC.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

provisions of SFAS 130, the Company has presented the components of other comprehensive income (loss) in its consolidated statements of operations and comprehensive loss. The financial statements for all prior periods have been restated to conform to requirements of SFAS 130.

    CONCENTRATION OF CREDIT RISK--Financial instruments which potentially expose the Company to concentration of credit risk include trade accounts receivable. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed and reserves are maintained; however, collateral is not required. A significant portion of the Company's sales are made to Sears Roebuck ("Sears"). Sears accounted for approximately 37%, 33% and 29% of total sales for the fiscal years ended May 31, 1999, 1998 and 1997, respectively. Accounts receivable from Sears accounted for approximately 30% and 32% of gross accounts receivable at May 31, 1999 and 1998, respectively.

    RESEARCH AND DEVELOPMENT COSTS--Research and product development costs are expensed as incurred. Research and development activities include the design of new products and product enhancements, and are performed by both internal and external sources.

    INCOME TAXES--The Company accounts for income taxes utilizing the asset and liability method as prescribed by SFAS No. 109, "Accounting for Income Taxes". SFAS 109 requires the Company to record in its consolidated balance sheet deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in different periods for financial statements versus tax returns. If appropriate, deferred tax assets are reduced by a valuation allowance which reflects expectations of the extent to which such assets will be realized.

    Currently, the Company is included as part of the consolidated tax return filed by IHF Capital. The income tax provision for the Company has been prepared on a separate company basis.

    FOREIGN OPERATIONS--Assets and liabilities of the Company's European and Canadian subsidiaries are translated into U.S. dollars at the applicable rates of exchange at each period end. The Company's foreign transactions are primarily denominated in Canadian dollars, British pounds, German marks, French francs and Italian lira, and transactions with foreign entities that result in income and expense for the Company are translated at the average rate of exchange during the period. Translation gains and losses are reflected as a separate component of other comprehensive income (loss). Transaction gains and losses are recorded in the consolidated statements of operations and comprehensive loss and were not material in the fiscal years ended May 31, 1999, 1998 and 1997. In the fiscal years ended May 31, 1999, 1998 and 1997, the Company's foreign operations represented less than 10% of the Company's net sales and effects of exchange rate changes have not had a material impact on the Company's earnings.

    FOREIGN CURRENCY HEDGES--The Company enters into foreign currency forward exchange contracts to hedge foreign currency transactions on a continuing basis for periods consistent with its anticipated or committed foreign currency exposures on purchases in Canadian dollars. The effect of this practice is to minimize the impact of foreign exchange rate movements on the Company's operating results. The Company's hedging activities do not subject the Company to significant exchange rate risk because gains and losses on these contracts offset losses and gains on the assets and transactions being hedged. Unrealized gains and losses on these contracts are deferred and accounted for as part of the hedged transactions. Cash flows from these contracts are classified in the consolidated statement of cash flows in the same category as the hedged transactions. As of May 31, 1999 and 1998, the Company had approximately $0 and $32,000,000 Canadian, respectively, of open forward exchange contracts to sell

                          ICON HEALTH & FITNESS, INC.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Canadian dollars throughout fiscal years May 31, 2000 and 1999, respectively. The fair value of these forward exchange contracts are based on quoted market prices. At May 31, 1999, the estimated unrealized loss on outstanding forward exchange contracts was $0 and at May 31, 1998 the estimated unrealized loss was $459,000. During the fiscal years ended May 31, 1999 and 1998, the Company recognized losses of $0 and $449,000, respectively, and in the fiscal year ended May 31, 1997 the Company recognized gains of $149,000 upon settlement of foreign currency translations denominated in Canadian dollars.

    BARTER TRANSACTION--Included in other current and other long-term assets at May 31, 1999 and 1998 are barter credits of $4,484,000 which were recorded in connection with a barter agreement the Company entered into during the fiscal year ended May 31, 1997. The Company recorded the barter credit at the fair value of the inventory exchanged and recorded a gain of $2,095,000 in connection with the transaction. The Company intends to use this asset primarily to purchase advertising through August 31, 2003, the expiration date of the barter credits.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The following methods and assumptions were used to estimate the fair value disclosures for financial instruments:

        Senior Notes--based on quoted market prices and the remaining long-term debt.

        Other long-term debt--fair value approximates carrying value since such debt is primarily variable rate debt.

    The carrying amounts and fair values of long-term debt at May 31, 1999 and 1998 were as follows (in thousands):

                                                              1999                    1998
                                                      ---------------------   ---------------------
                                                      CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                                       AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                      --------   ----------   --------   ----------
13% Senior Subordinated Notes.......................  $100,024    $ 70,875    $ 99,743    $108,084
Other long-term debt................................   160,555     160,555     174,803     174,803

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses for the period presented. Actual results could differ from those estimates.

    RECLASSIFICATIONS--Certain balances of the prior year have been reclassified to conform to the current year's presentation. These reclassifications had no effect on net income or total assets.

4. HEALTHRIDER ACQUISITION

    On August 16, 1996, the Company: (i) purchased substantially all the assets of HealthRider, Inc. ("HealthRider"), a distributor of aerobic home fitness equipment, for approximately $16,800,000 and assumed (or refinanced) substantially all of the liabilities of HealthRider (including $700,000 of fees and expenses related to the acquisition); (ii) purchased certain related manufacturing assets of Parkway Manufacturing, Inc., ("Parkway"), including Parkway's contract to manufacture and supply upright rowers to HealthRider, for approximately $10,100,000 (including the payment of $1,000,000 of trade

                          ICON HEALTH & FITNESS, INC.

4. HEALTHRIDER ACQUISITION (CONTINUED)

payables owed to Parkway by HealthRider); and (iii) purchased the minority interest of HealthRider's European subsidiary for approximately $1,400,000; (of which $1,300,000 was paid in cash and $100,000 was paid in inventory) (together, the "HealthRider Acquisition").

    The HealthRider Acquisition was accounted for under the purchase method of accounting. Accordingly, the purchase price plus direct costs of the acquisition were allocated to the assets acquired and liabilities assumed based on their relative fair values as of the closing date. The results of operations of HealthRider were consolidated with the Company's results from August 16, 1996 to September 3, 1997, when HealthRider was merged into the Company.

    The unaudited pro forma summary presents the consolidated results of operations assuming that the HealthRider Acquisition had occurred on June 1, 1996. The results of HealthRider for the month ended June 30, 1996 have been utilized in preparing the combined results of the Company and HealthRider for the fiscal year ended May 31, 1997. No adjustments were required to conform the accounting policies of HealthRider to those of the Company. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the transaction been effected on the date indicated above or of results which may occur in the future. In addition, the pro forma summary excludes certain non-recurring charges related to the HealthRider Acquisition, including a $13,200,000 non-recurring, non-cash charge resulting from the fact that the Company's purchase accounting included writing-up the book value of the HealthRider inventory to fair market value less estimated sales costs. For the fiscal year ended May 31, 1997, pro forma unaudited net sales were $852,352,000 and the pro forma unaudited net loss was $18,143,000.

5. ACCOUNTS RECEIVABLE

    Accounts receivable, net, consist of the following (table in thousands):

                                                                MAY 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Accounts receivable.....................................  $124,687   $131,188
Less allowance for doubtful accounts, advertising
  discounts and credit memos............................    (8,219)    (6,887)
                                                          --------   --------
                                                          $116,468   $124,301
                                                          ========   ========

6. INVENTORIES

    Inventories, net, consist of the following (table in thousands):

                                                                MAY 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Raw materials, principally parts and supplies...........  $ 42,126   $ 42,609
Finished goods..........................................    64,300     78,857
                                                          --------   --------
                                                          $106,426   $121,466
                                                          ========   ========

    Inventories are net of allowances of $4,815,000 and $3,335,000 at May 31, 1999 and 1998, respectively. These allowances are established based on management's estimates of inventory held at fiscal year end that is potentially obsolete or for which its market value is below cost.

                          ICON HEALTH & FITNESS, INC.

7. PROPERTY AND EQUIPMENT

    Property and equipment, net, consist of the following (table in thousands):

                                                                     MAY 31,
                                                  ESTIMATED    -------------------
                                                 USEFUL LIFE     1999       1998
                                                 -----------   --------   --------
                                                   (YEARS)
Land...........................................          --    $  1,430   $ 1,430
Building and improvements......................    up to 31      16,823    16,675
Equipment......................................         3-7      69,035    71,293
                                                               --------   -------
                                                                 87,288    89,398
Less accumulated depreciation..................                 (42,011)  (40,579)
                                                               --------   -------
                                                               $ 45,277   $48,819
                                                               ========   =======

    For the fiscal years ended May 31, 1999, 1998 and 1997, the Company recorded depreciation expense of $15,135,000, $13,698,000 and $11,630,000, respectively.

8. OTHER ASSETS

    Other assets consist of the following (table in thousands):

                                                                  MAY 31,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
Deferred financing costs, net.............................  $ 9,966    $14,112
Deferred advertising costs................................       --        273
Barter credits............................................    2,819      2,000
Long-term receivables, net................................    8,348      3,198
Other.....................................................    2,459      2,375
                                                            -------    -------
                                                            $23,592    $21,958
                                                            =======    =======

    At May 31, 1999 and 1998, capitalized deferred financing costs are net of accumulated amortization of $18,598,000 and $11,606,000, respectively.

    At May 31, 1999 and 1998, long-term receivables are net of an allowance for doubtful accounts of $7,981,000 and $3,198,000, respectively.

                          ICON HEALTH & FITNESS, INC.

9. LONG-TERM DEBT

    Long-term debt consists of the following (table in thousands):

                                                                MAY 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Revolving Credit Facility...............................  $140,107   $148,488
Term Loan A Facility....................................     3,912      9,225
Term Loan B Facility....................................    15,552     15,802
13% Senior Subordinated Notes, face amount $101,250, net
  of unamortized discount of $1,226 at May 31, 1999 and
  $1,507 at May 31, 1998................................   100,024     99,743
Other...................................................       984      1,288
                                                          --------   --------
                                                           260,579    274,546
Less current portion....................................    (7,227)    (6,051)
                                                          --------   --------
Total long-term debt....................................  $253,352   $268,495
                                                          ========   ========

    On September 27, 1999, the Company consummated a plan to restructure its outstanding debt and to refinance its existing bank credit facility. The Company entered into a new credit facility and consummated exchange offers for all outstanding 13% Senior Subordinated Notes (Notes 17 and 18). Below is described the Credit Agreement that was in effect at May 31, 1999 and through September 23, 1999.

    CREDIT AGREEMENT

    In 1994, the Company entered into a Credit Agreement with a syndicate of banks. Borrowings under the Amended and Restated Credit Agreement consist of the Revolving Credit Facility, the Term Loan A Facility, and the Term Loan B Facility, and are collateralized by a perfected first priority security interest in the assets of the Company. Under the terms of the Credit Agreement, the Company must comply with certain restrictive covenants, which include the requirement that the Company maintain minimum amounts of profitability, solvency and liquidity. In addition, the Credit Agreement restricts the Company from making certain payments, including dividend payments, to its shareholder. At
May 31, 1999, the Company was not in compliance with certain loan covenants of its Credit Agreement. However, due to the subsequent refinancing of the entire Credit Agreement (Note 18), outstanding balances of $152,344,000 under the Credit Agreement as of May 31, 1999 have been classified as long-term.

    REVOLVING CREDIT FACILITY

    The Credit Agreement provided for borrowings of up to $160,000,000 based upon a percentage of eligible accounts receivable and inventories. As of August 23, 1996, the Credit Agreement was amended to permit total borrowings of up to $310,000,000, with certain changes to the percentage of eligible receivables and inventory, in order to fund the HealthRider Acquisition
(Note 4), the settlement of the WHF Litigation (Note 14), the Weider Sports and CanCo Acquisitions (Note 14) and other working capital needs. This Revolving Credit Facility was due to expire on November 14, 1999 and was replaced on September 27, 1999 by New Credit Facilities (Note 18). Advances under the Revolving Credit Facility bear interest, at the Company's option, at either
(1) a margin of 1.50% to 2.50% over the rate

                          ICON HEALTH & FITNESS, INC.

9. LONG-TERM DEBT (CONTINUED)

at which certain Eurodollar deposits are offered in the interbank Eurodollar market (the "LIBOR Rate") or (2) a margin of up to 1.00% over the higher of
(a) the highest of the most recently published or announced prime corporate base, reference or similar benchmark rate announced by Bankers Trust Company or
(b) the published rate for ninety-day dealer placed commercial paper (the "Index Rate") (8.15% rate as of May 31, 1999 under the LIBOR Rate option). The applicable margin is based on the Company's debt service ratio. The Company is required to pay a fee of between 0.375% to 0.5% per annum on the average unused commitment under the Revolving Credit Facility. For the fiscal years ended
May 31, 1999, 1998 and 1997, the Company paid an unused commitment fee of $664,000, $564,000, and $421,000, respectively.

    TERM LOAN A FACILITY

    Under the Term Loan A Facility, $17,500,000 was advanced on November 14, 1994. Quarterly payments of $937,500, $1,250,000 and $1,562,500 became due beginning each March 31, 1997, 1998 and 1999, respectively. Quarterly payments continue at $1,562,500 until maturity on November 14, 1999. Advances under the Term Loan A Facility bear interest, at the Company's option, at a rate equal to either (1) a margin of 1.75% to 2.75% over the LIBOR Rate or (2) a margin of 0.25% to 1.25% over the Index Rate (8.42% as of May 31, 1999 under the LIBOR Rate option).

    TERM LOAN B FACILITY

    Under the Term Loan B Facility, $17,500,000 was advanced on November 14, 1994. Quarterly payments of $62,500 were due beginning March 31, 1996. Quarterly payments increase to $1,562,500 beginning March 31, 2000 through September 30, 2001, and the balance of $3,651,691 is due at maturity on November 14, 2001. Advances under the Term Loan B Facility bear interest, at the Company's option, at a rate equal to either (1) a margin of 2.25% to 3.25% over the LIBOR Rate or
(2) a margin of 0.75% to 1.75% over the Index Rate (8.92% as of May 31, 1999 under the LIBOR Rate option).

    In addition, the Company is required to use the proceeds of permitted sales of assets to pay down the Term Loan A and Term Loan B Facilities.

    SENIOR SUBORDINATED NOTES

    In 1994, the Company issued $101,250,000 face amount (net proceeds of $100.0 million) of 13% Senior Subordinated Notes (the "Senior Subordinated Notes") and warrants to purchase 200,000 shares of Class A and 20,000 shares of Class L Common Stock of IHF Capital. The Senior Subordinated Notes are unsecured and bear interest at 13%, payable January 15 and July 15 through the maturity date of July 15, 2002. The warrants have an exercise price of $0.01 per share and expire on November 14, 1999. As of May 31, 1999, no warrants had been exercised. In conjunction with the sale, $968,000 of the issuance price was ascribed to the warrants and is included in the total discount on the notes. This discount is being amortized using the effective interest method.

    Upon certain asset sales, the Company may be obligated to purchase the Senior Subordinated Notes with the net cash proceeds of the asset sales at a redemption price of 100% of principal plus accrued and unpaid interest. On or after November 15, 1998, the Senior Subordinated Notes may be redeemed at the Company's option, in whole or in part, at redemption prices ranging from 110.00% of

                          ICON HEALTH & FITNESS, INC.

9. LONG-TERM DEBT (CONTINUED)

principal amount in the year ended November 14, 1999, plus accrued and unpaid interest, to 100% of principal amount subsequent to November 14, 2001, plus accrued and unpaid interest.

    The Company did not make the interest payment that was due on July 15, 1999. However, in connection with the Company's Restructuring (Note 17), the outstanding accrued interest was settled.

    FUTURE PAYMENTS

    As of May 31, 1999, due to the Company's noncompliance with certain debt covenants, all of the Company's debt became currently payable. However, as a result of the Company's Restructuring (Notes 17 and 18) on September 27, 1999, the current debt obligations were settled. The table below reflects the scheduled principal payment term of the new debt (in thousands):

YEAR ENDED MAY 31,
------------------
2000........................................................  $ 7,227
2001........................................................    9,273
2002........................................................    9,956
2003........................................................   12,000
2004........................................................   12,681
Thereafter..................................................  173,950

10. STOCKHOLDERS' EQUITY

    The Company has 3,000 shares of $.01 par value common stock authorized, and 1,000 shares issued and outstanding.

11. INCOME TAXES

    The provision for (benefit from) income taxes consists of the following (in thousands):

                                                              MAY 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Current:
  Federal........................................  $    --    $    --    $(6,252)
  State..........................................      107        426       (536)
  Foreign........................................    2,457      2,276      1,165
                                                   -------    -------    -------
    Total current................................    2,564      2,702     (5,623)
                                                   -------    -------    -------
Deferred:
  Federal........................................    8,224     (7,672)     1,512
  State..........................................    1,286     (1,195)       129
  Foreign........................................       10        268         (6)
                                                   -------    -------    -------
    Total deferred...............................    9,520     (8,599)     1,635
                                                   -------    -------    -------
                                                   $12,084    $(5,897)   $(3,988)
                                                   =======    =======    =======

                          ICON HEALTH & FITNESS, INC.

11. INCOME TAXES (CONTINUED)

    The components of the Company's pre-tax income (loss) are as follows:

                                                            MAY 31,
                                                 ------------------------------
                                                   1999       1998       1997
                                                 --------   --------   --------
Domestic.......................................  $(17,150)  $(17,948)  $(14,000)
Foreign........................................     4,549      2,517     (1,936)
                                                 --------   --------   --------
                                                 $(12,601)  $(15,431)  $(15,936)
                                                 ========   ========   ========

    The provision for (benefit from) income tax differs from the amount computed by applying the statutory federal income tax rate to income (loss) before taxes as follows:

                                                                        MAY 31,
                                                             ------------------------------
                                                               1999       1998       1997
                                                             --------   --------   --------
Statutory federal income tax rate..........................    (35)%      (35)%      (35)%
State tax benefit..........................................      8         (2)        (3)
Foreign losses for which no benefit has been recognized....      6          6         11
Other......................................................     --         (7)         2
Change in valuation allowance..............................    117         --         --
                                                               ---        ---        ---
Provision for (benefit from) income taxes..................     96 %      (38)%      (25)%
                                                               ===        ===        ===

    As of May 31, 1999 and 1998, the Company recorded gross deferred tax assets and gross deferred tax liabilities as follows (in thousands):

                                                                 MAY 31,
                                                           -------------------
                                                             1999       1998
                                                           --------   --------
Gross deferred tax assets................................  $ 30,713   $26,686
Gross deferred tax liabilities...........................    (6,499)   (6,092)
                                                           --------   -------
                                                             24,214    20,594
Valuation allowance......................................   (17,630)   (4,490)
                                                           --------   -------
                                                           $  6,584   $16,104
                                                           ========   =======

    During the fiscal year ended May 31, 1999, the valuation allowance for net deferred tax assets increased by $13,140,000. The Company has provided a valuation allowance for deferred tax assets to the extent the Company believes the realization of the future benefits is not sufficiently assured, primarily related to the following: (1) net operating loss carryforwards ("NOLs"),
(2) future deductible interest and (3) future deductible stock compensation expense. In addition, management believes that it is more likely than not that the Company will generate sufficient future taxable income, primarily due to the subsequent restructuring of its long-term debt (Note 17), to realize the balance of the net deferred tax asset at May 31, 1999 prior to expiration of any NOLs. However, there can be no assurance that the Company will generate any specific level of taxable income or that it will be able to realize any of the remaining deferred tax assets in future periods. If the Company were unable to generate sufficient taxable income in the future through operating or restructuring results, an additional valuation allowance against this deferred tax asset would result in a charge to earnings.

                          ICON HEALTH & FITNESS, INC.

11. INCOME TAXES (CONTINUED)

    At May 31, 1999 and 1998 net deferred tax assets consist of the following (in thousands):

                                                                 MAY 31,
                                                           -------------------
                                                             1999       1998
                                                           --------   --------
Foreign net operating loss carryforward..................  $  4,950   $ 4,490
Domestic net operating loss carryforward.................    16,007     9,154
Stock compensation expense...............................     4,146     4,145
Future deductible interest...............................      (249)     (137)
Depreciation.............................................    (2,448)   (4,463)
Reserves and allowances..................................     1,088     5,622
Uniform capitalization of inventory......................       (95)      830
Other, net...............................................       815       953
                                                           --------   -------
                                                             24,214    20,594
Less valuation allowance.................................   (17,630)   (4,490)
                                                           --------   -------
Net deferred tax asset...................................  $  6,584   $16,104
                                                           ========   =======

    In the fiscal years ended May 31, 1999, 1998 and 1997, the Company did not realize any income tax benefits from federal and state net operating loss carryforwards from the current and prior years.

    At May 31, 1999, the Company had approximately $11.0 million of foreign net operating loss carryforwards which may be carried forward indefinitely and $44.8 million of domestic net operating loss carryforwards which expire in 2020. The utilization of these carryforwards may be subject to limitations.

12. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                    YEAR ENDED MAY 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Cash paid during the period for (in thousands):
  Interest paid.............................................  $33,979    $32,891    $33,017
  Income taxes paid (refunds received), net.................       27      1,505       (685)

    Non-cash investing and financing activities:

    During the fiscal year ended May 31, 1999, the Company recorded a non-cash decrease to additional paid-in capital of $2,367,000 to reflect the settlement of a receivable from parent through a return of capital to the parent
(Note 14).

13. COMMITMENTS AND CONTINGENCIES

    LEASES--The Company has noncancellable operating leases, primarily for computer and production equipment, that expire over the next five years. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as

                          ICON HEALTH & FITNESS, INC.

13. COMMITMENTS AND CONTINGENCIES (CONTINUED)

maintenance and insurance. Future minimum payments under noncancellable operating leases consist of the following at May 31, 1999 (table in thousands):

YEAR ENDED MAY 31,
------------------
2000........................................................  $8,298
2001........................................................   6,115
2002........................................................   3,472
2003........................................................   2,544
2004........................................................   1,733
Thereafter..................................................   1,201

    Rental expense under noncancellable operating leases was approximately $9,550,000, $10,222,000 and $9,373,000 for the fiscal years ended May 31, 1999,
1998, and 1997, respectively.

    ENVIRONMENTAL ISSUES--The Company's operations are subject to federal, state and local environmental and health and safety laws and regulations that impose workplace standards and limitations on the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release discharge, treatment, storage and disposal of certain materials, substances and wastes. The Company is unaware of any environmental, health or safety violations.

    PRODUCT LIABILITY--Due to the nature of the Company's products, the Company is subject to product liability claims involving personal injuries allegedly related to the Company's products. The Company currently carries an occurrence-based product liability insurance policy. The policy provides coverage for the period from October 1, 1998 to September 30, 2001 of up to $25,000,000 per occurrence and $25,000,000 in the aggregate. The current policy has a deductible on each claim of $250,000 for claims related to trampolines and $100,000 for claims related to all other products. The Company believes that its insurance is generally adequate to cover product liability claims. Previously, the Company maintained similar occurrence based policies with somewhat lower coverage limits and higher deductibles. Nevertheless, currently pending claims and any future claims are subject to the uncertainties related to litigation and the ultimate outcome of any such proceedings or claims cannot be predicted.

    On July 14, 1997, in cooperation with the Consumer Products Safety Commission (the CPSC), the Company recalled approximately 78,000 exercise machines sold under the brand name, ProForm R-930 SpaceSaver". Riders, Model No. PFCR6406. The machine was designed to close horizontally for easy storage. In several reported incidents, when the handle bar was pulled against the seat during use, the machine unexpectedly closed into the storage position. As such, consumers were advised to stop using the machine until a free repair kit had been installed. Any claims filed by a consumer in conjunction with this product have been and continue to be handled in the normal course of business. While no assurance can be given, the Company does not believe that it will incur, apart from settlement of existing claims, any material adverse effect relative to this product recall.

    On April 15, 1999, in cooperation with the CPSC, the Company recalled approximately 75,000 exercise machines sold under the brand names, Weider Shapeglider (Model No. WECR4306), Weider PowerGlide (Model No. WECR4406), and the Weslo Total Body Trainer (Model No. WLCR4356). In several reported incidents, the link arm supporting the seat on these exercise gliders disconnected during use, causing the user to fall abruptly. As such, consumers were advised to stop using the

                          ICON HEALTH & FITNESS, INC.

13. COMMITMENTS AND CONTINGENCIES (CONTINUED)

machine until a free repair kit had been installed. Any claims filed by a consumer in conjunction with this product have been and will continue to be handled in the normal course of business. While no assurance can be given, the Company does not believe that it will incur, apart from settlement of existing claims, any material adverse effect relative to this product recall.

    CLAIMS RELATING TO THE RESTRUCTURING--In connection with the Restructuring, we amended the indentures governing the 13% notes to delete substantially all restrictive covenants contained in those indentures. One entity which claims to be a non-tendering holder of $1.5 million principal amount of 13% notes has informed us of its intention to pursue a claim against our company, our directors and others. Although we intend to vigorously defend any such claims and while we do not believe that these claims are material to our company, there can be no assurance that these claims would not have material adverse effect on our company.

    OTHER LITIGATION--The Company is party to a variety of non-product liability commercial suits involving contract claims and intellectual property claims. The Company believes that adverse resolution of these suits would not have a material adverse effect on the Company.

    The Company is also involved in several patent infringement claims, arising in the ordinary course of its business. The Company believes that the ultimate outcome of these matters will not have a material adverse effect on the Company.

    In February 1999, FF Acquisition, Inc. commenced an action in the United States District Court for the Northern District of Mississippi, Eastern Division, alleging that the Company is a monopoly in the motorized treadmill market, that the Company is engaged in various unfair trade practices, and that the Company has violated a patent held by FF Acquisition, Inc. The Company denies that it is a monopoly, that it has engaged in unfair trade practices, and that it violates the patent in question. Additionally, the Company has filed a counterclaim against FF Acquisition, Inc. claiming that its motorized treadmill products violate one or more of the Company's own patents. This action is currently in the discovery phase. While no assurance can be given that the Company will not suffer any material adverse consequences as a result of this action, the Company does not believe that it is engaged in any unfair trade practices and is planning on vigorously defending against FF
Acquisition, Inc.'s lawsuit.

    WARRANTY--The Company warrants its products against defects in materials and workmanship for a period of 90 days after sale to the end-user. As of May 31, 1999 and 1998, the Company had an accrual for warranty costs on products sold of approximately $2,301,000 and $4,784,000, respectively, included in accrued expenses.

    RETIREMENT PLANS--All employees who have met minimum age and service requirements are eligible to participate in two 401(k) savings plans. Company contributions to the two plans for the fiscal years ended May 31, 1999, 1998 and 1997 were $368,000, $384,000 and $374,000 respectively.

    INTERNAL REVENUE SERVICE AUDIT--The Company is under examination by the Internal Revenue Service (the "IRS") for the taxable year ended May 31, 1996. This examination remains in process and has not been completed. The IRS has, however, given a preliminary written notice of its intention to disallow approximately $26 million of deductions claimed in the taxable year ended
May 31, 1995. Although the taxable year ended May 31, 1995 is closed due to the statute of limitations, such disallowance (if successful) would affect the net operating loss carryforward into the taxable year ended

                          ICON HEALTH & FITNESS, INC.

13. COMMITMENTS AND CONTINGENCIES (CONTINUED)

May 31, 1996. The Company intends to vigorously and aggressively defend its position on this issue and believes it will prevail. The IRS has also indicated that it intends to challenge the timing of miscellaneous deductions in the taxable year ended May 31, 1997. However, even if the IRS were to prevail in respect of both of these issues, due to the interplay of net operating loss carryforwards and carrybacks from other years, there would be a potential tax liability for the taxable year ended May 31, 1996 of approximately $4 million, including interest. In addition, there would be a reduction in net operating loss carryforwards of approximately $10 million from the taxable year ended May 31, 1995 and approximately $20 million from the taxable year ended May 31, 1997. In addition, the IRS has inquired about certain deferred financing costs, and there can be no assurances that the IRS will not raise other issues in the course of its examination.

    However, if the IRS were to prevail in its position that the 1995 deductions should be disallowed, the available net operating loss carryforwards would be reduced, and if the Company also had additional cancellation of indebtedness income because the old notes were issued with original issue discount, the Company could have insufficient net operating loss carryforwards to offset such additional income, and the resulting tax liability could materially adversely affect its financial condition.

14. RELATED PARTY TRANSACTIONS

SETTLEMENT OF WHF LITIGATION

    On September 6, 1996, the Company and WHF and its affiliates settled the litigation between WHF and certain of its affiliates and the Company and certain of its officers and directors (the "WHF Litigation") through a number of agreements (the "WHF Settlement"). The WHF Settlement includes releases of certain claims previously asserted by WHF and its affiliates, amendments to certain of the agreements existing between the Company and WHF and its affiliates and certain new agreements among the Company and WHF and its affiliates. Other than the releases, the significant terms of the WHF Settlement are outlined below.

    SETTLEMENT EXPENSES AND INTERCOMPANY PAYABLES. The Company: (i) paid $12,100,000 to terminate the lawsuits; (ii) paid $3,900,000 to WHF and its affiliates as payment in full under its brand license agreements with them; and
(iii) received $1,200,000 in full payment and settlement of the Company's payable to WHF and its affiliates ($1,800,000) and amounts due the Company under the amended Management Agreement ($3,000,000). The Company also received $500,000 in full payment and settlement of CanCo's Management fee obligations to the Company under the CanCo Management and Advisory Agreement. As a result of the above, the Company recorded Weider Settlement expenses of $16,600,000, which includes the expenses noted in (i) and (ii) and other individually insignificant settlement expenses totaling $1,100,000, offset by the $500,000 of CanCo management fees. The Company also recorded the balance reductions noted in
(iii) in its consolidated balance sheet.

    PAYMENTS TO MESSRS. WATTERSON AND STEVENSON. In connection with the WHF Settlement, WHF and its affiliates: (i) paid Messrs. Watterson and Stevenson an aggregate amount of approximately $4,200,000 in exchange for the surrender of their options to purchase stock of WHF and its affiliates; and (ii) paid Messrs. Watterson and Stevenson an aggregate amount of $500,000.
Messrs. Watterson and Stevenson also each received $300,000 in full payment and settlement of CanCo's management fee obligations under the CanCo Management and Advisory Agreements.

                          ICON HEALTH & FITNESS, INC.

14. RELATED PARTY TRANSACTIONS (CONTINUED)

    The WHF Settlement also contained various miscellaneous provisions that the Company does not believe are material.

MANAGEMENT FEES

    The Management Agreement required the Company to the extent applicable, to source WHF products, or products substantially the same as those sold by WHF, from WHF prior to seeking sources of those products from outside vendors. During the fiscal year ended May 1997, the Company purchased approximately $7,000,000 of products from WHF. In connection with the WHF Settlement, this agreement was terminated.

    The Company executed an agreement with a majority shareholder who provides management and advisory services. Total annual fees due under this agreement are $800,000, and, for the fiscal years ended May 31, 1999, 1998 and 1997, the Company recorded management fee expense of $800,000 each year. In addition, if the Company enters into any acquisition transactions involving at least $10,000,000, the Company must pay a fee of approximately 1% of the gross purchase price, including liabilities assumed, of the transaction. In connection with the HealthRider Acquisition (Note 4), the Company paid this shareholder $700,000.

LICENSE FEES

    The Company obtained certain rights to use the WHF name pursuant to two separate exclusive license agreements. Under the Weider Sports License, the Company paid a $5,000,000 license fee on November 14, 1994 for a perpetual license with respect to Weider Canadian Trademark Rights. Under the Weider Health and Fitness license, the Company was required to pay a royalty with respect to Weider U.S. and other trademark rights equal to 2% of sales of licensed products sold thereunder until such time as the Company had paid an aggregate royalty equal to $12,000,000 plus an interest factor accruing on the unpaid portion of the royalty at a per annum rate of 10%. The Company recorded license fees of $129,000 during the fiscal year ended May 31, 1997 under this agreement. In connection with the WHF Settlement, the Company paid $3,900,000 in exchange for a fully paid-up license with respect to the Weider U.S. and other trademarks.

DISTRIBUTION AGREEMENT

    The Company had appointed a Canadian WHF affiliate to be the exclusive distributor of ICON Healths products worldwide, excluding the United States, Mexico and certain countries in Europe. Under the terms of this agreement, the Company sold its products directly to WHF affiliates for resale in the agreed-upon territory. In conjunction with this agreement, the Company recorded revenue of $3,200,000 for the fiscal year ended May 31, 1997. In connection with the WHF Settlement, the Company paid $8,000,000 to terminate this agreement.

WEIDER SPORTS AND CANCO ACQUISITIONS

    In connection with the settlement of the WHF Litigation, the Company acquired certain assets, excluding cash and fixed assets, for $8,900,000 and assumed certain liabilities of the sports equipment business lines of Weider Sports (the "Weider Sports Acquisition"). The terms of the Weider Sports Acquisition and WHF Settlement also require the Company to provide Ben Weider with a salary, office

                          ICON HEALTH & FITNESS, INC.

14. RELATED PARTY TRANSACTIONS (CONTINUED)

space and three assistants for a period of five years after the acquisition. The estimated costs of this commitment of $2,500,000 were accrued as part of the purchase accounting for the Weider Sports Acquisition. As a result of the Weider Sports Acquisition, the Company reacquired distribution rights originally granted to Weider Sports in connection with the Recapitalization on November 14, 1994, subject to certain rights granted by Weider Sports to third parties.

    In addition, the Company acquired certain assets, excluding cash, cash equivalents and accounts receivable, for $1,700,000 and assumed certain liabilities of three Canadian corporations (collectively, CanCo) (the "CanCo Acquisition"). The Company also acquired two CanCo plants which were leased by other WHF affiliates in exchange for the assumption of the existing $1,500,000 Canadian mortgage on the properties and the payment of $500,000.

    The Weider Sports and CanCo Acquisitions have been accounted for under the purchase method of accounting. Accordingly, the purchase price plus direct costs of the acquisitions have been allocated to the assets acquired and liabilities assumed based on their relative fair values as of the closing date. The Weider Sports and CanCo Acquisitions did not represent acquisitions of significant businesses by the Company.

AIRCRAFT LEASE

    In June 1996, the Company entered into an agreement with FG Aviation, Inc. ("FG"), a company which is jointly owned by officers of the Company, whereby the Company has committed to lease an airplane from FG. Minimum rentals under the lease, which expires in May 2005, are approximately $57,000 per month. In connection with its lease commitments, the Company recorded $864,000 of rental expense for the fiscal years ended May 31, 1999, 1998, and 1997. Also, the Company incurred $206,000 and $34,000 of maintenance expense in the fiscal years ended May 31, 1998 and 1997, respectively. No maintenance expenses were incurred by the Company for the fiscal year ended May 31, 1999. In addition, the Company advanced $280,000 to FG as a security deposit on the aircraft lease.

RECEIVABLE FROM PARENT

    Through May 31, 1998, IHF Capital had incurred $2,362,000 in expenses and fees related to its withdrawn public equity offering. In order to fund the payment for these expenses, the Company advanced IHF Capital $2,362,000 in the form of a non-interest bearing loan. During the fiscal year ended May 31, 1999, $5,000 was added to the loan balance for franchise taxes paid on behalf of IHF Capital. During the fiscal year ended May 31, 1999, the Company determined that the loan would not be paid in cash due to the Restructuring of the Company (Note 18), therefore, the loan of $2,367,000 was canceled and the amount was treated as a return of capital to IHF Capital.

RECEIVABLES FROM OFFICERS

    In connection with the exercise of options prior to 1994, the Company accepted as partial payment, notes bearing interest at the rate of prime plus 0.5%, in the amount of $234,000 from officers. In connection with the purchase of stock, the Company accepted as partial payment, notes bearing interest at a per annum rate of 7.5%, in the amount of $656,000 from officers. In the fiscal year ended May 31, 1997, the Company forgave a total of $234,000 of principal and $62,000 of accrued

                          ICON HEALTH & FITNESS, INC.

14. RELATED PARTY TRANSACTIONS (CONTINUED)

interest on these notes. The notes are shown as a reduction of stockholder's equity (deficit) at May 31, 1999 and 1998.

15. GEOGRAPHIC SEGMENT INFORMATION

    In the fiscal year ended May 31, 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise", replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. The adoption of SFAS 131 did not affect the Company's results of operations or financial position.

    Based on the Company's method of internal reporting, the Company operates and reports as a single industry segment, which is development, manufacturing and distribution of home fitness equipment.

    Revenue and long-lived asset information by geographic area as of and for the fiscal years ended May 31 is as follows (table in thousands):

                                                                                      LONG-LIVED
                                     REVENUES FOR THE YEARS ENDED MAY 31,     ASSETS AS OF MAY 31 (NET),
                                     ------------------------------------   ------------------------------
                                        1999         1998         1997        1999       1998       1997
                                     ----------   ----------   ----------   --------   --------   --------
United States......................   $648,641     $686,630     $746,007    $70,350    $67,704    $71,500
Foreign............................     61,608       62,683       90,155     10,674     10,836      7,936
                                      --------     --------     --------    -------    -------    -------
      Total........................   $710,249     $749,313     $836,162    $81,024    $78,540    $79,436
                                      ========     ========     ========    =======    =======    =======

    Foreign revenue is based on the country in which the sales originate (i.e. where the legal subsidiary is domiciled). Revenue from no single foreign country was material to the consolidated revenues of the Company.

16. SUBSEQUENT EVENTS--NEW HOLDING COMPANY

    On July 20, 1999, prior to the Restructuring (Note 18), a new holding company, HF Holdings, Inc. a Delaware corporation ("HF Holdings"), was formed. Following the Restructuring, a wholly owned subsidiary of HF Holdings merged with ICON Health, whereupon ICON Health became a wholly owned subsidiary of HF Holdings.

    HF Holdings was formed through equity investments by current shareholders of IHF Capital, members of Company management and other investors.

                          ICON HEALTH & FITNESS, INC.

17. SUBSEQUENT EVENTS--RESTRUCTURING

    On September 27, 1999, the Company consummated an exchange offer (the "Exchange Offer") for all of its outstanding 13% Senior Subordinated Notes ("13% Notes"). Significant components of the Exchange Offer are as follows (in thousands):

    The 13% Note holders received:

     i. $39,401,000 in cash,

     ii. $45,000,000 in new 12% Subordinated Notes ("12% Notes") of ICON Health (the "Issuer") issued in connection with the exchange offering,

    iii. $10,086,000 payment for accrued interest and

     iv. warrants to purchase 423,939 shares of HF Holdings common stock for a nominal exercise price. In addition, rights to purchase an aggregate of 343,336 shares of HF Holdings common stock at a purchase price of $5.83 per share, or an aggregate purchase price of $2,000,000.

    In connection with the Exchange Offer, the indentures governing the 13% Notes were amended to eliminate most of the related restrictive covenant provisions of the 13% Notes.

    As of September 27, 1999, noteholders not tendering in the Exchange Offers totaled $1,500,000. The unexchanged 13% Notes will be subordinated in right of payment to the payment in full in cash of both the new 12% Notes and the New Credit Facilities (Note 18).

    The new 12% Notes are due September 2005 and are guaranteed by each of the domestic subsidiaries. Interest will be due each January 15 and July 15 of each year, beginning on January 15, 2000. The notes are redeemable at any time for a 1-4% premium, as outlined in the indenture. The 12% Notes contain certain restrictive covenants that, among other things, limit the ability of Icon Health and its subsidiaries to incur additional debt, pay dividends or make other distributions make investments, dispose of assets, issue capital stock of subsidiaries or enter into mergers or consolidations or sell all or substantially all of its assets.

    No gain will be realized on the extinguishment of the 13% Notes. Unamortized deferred financing fees related to the 13% Notes will be reflected as a component of the adjustment to establish the carrying value of the 12% Notes.

    The Company's subsidiaries Jumpking, Inc., 510152 N.B. Ltd., Universal Technical Services, Inc. and ICON International Holdings, Inc. ("Subsidiary Guarantors") have fully and unconditionally guaranteed on a joint and several basis, the obligation to pay principal and interest with respect to the 12% Notes. A significant portion of the Issuer's operating income and cashflow is generated by its subsidiaries. As a result, funds necessary to meet the Issuer's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Issuer's subsidiaries, could limit the Issuer's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the 12% Notes. Although holders of the 12% Notes will be direct creditors of the Issuer's principal direct subsidiaries by virtue of the guarantees, the Issuer has indirect subsidiaries located primarily in Europe ("Non-Guarantor Subsidiaries") that are not included among the Guarantor Subsidiaries, and such subsidiaries will not be obligated with respect to the Notes. As a result, the claims of creditors of the

                          ICON HEALTH & FITNESS, INC.

17. SUBSEQUENT EVENTS--RESTRUCTURING (CONTINUED)

Non-Guarantor Subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Issuer, including the holders of the Notes.

    The following supplemental consolidating condensed financial statements present:

       1. Consolidating condensed balance sheets as of August 28, 1998 (unaudited) and May 31, 1999 and 1998 and consolidating condensed statements of operations and cash flows for the three months ended August 28, 1999 (unaudited) and August 29, 1998 (unaudited) and each of the years in the three year period ended May 31, 1999.

       2. The Company ("Issuer"), combined Subsidiary Guarantors and combined Non-Guarantor Subsidiaries with their investments in subsidiaries accounted for using the equity method.

       3. Elimination entries necessary to consolidate the Parent and all of its subsidiaries.

                          ICON HEALTH & FITNESS, INC.

17. SUBSEQUENT EVENTS--RESTRUCTURING (CONTINUED)

                          ICON HEALTH & FITNESS, INC.
               SUPPLEMENTAL CONSOLIDATED CONDENSED BALANCE SHEET
                                AUGUST 28, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                   COMBINED       COMBINED
                                 ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                 FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                 -------------   ------------   -------------   ------------   ------------
ASSETS
Current assets:
  Cash.........................    $   1,400       $   100         $  1,200      $      --       $   2,700
  Accounts receivable, net.....       89,900        21,500            8,400         (9,300)        110,500
  Inventories, net.............      104,700        30,100            7,100           (300)        141,600
  Deferred income taxes........          400           200               --             --             600
  Other assets.................        3,400         1,900              900             --           6,200
  Income taxes receivable......           --            --               --             --              --
                                   ---------       -------         --------      ---------       ---------
    Total current assets.......      199,800        53,800           17,600         (9,600)        261,600
Property and equipment, net....       39,200         4,700              500             --          44,400
Receivable from parent.........       86,400        18,400               --       (104,800)             --
Trademarks, net................       13,700         6,000            1,500             --          21,200
Deferred income taxes..........       10,800           600               --             --          11,400
Other assets...................       25,100            --               --             --          25,100
                                   ---------       -------         --------      ---------       ---------
                                   $ 375,000       $83,500         $ 19,600      $(114,400)      $ 363,700
                                   =========       =======         ========      =========       =========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term
    debt.......................    $   7,200       $    --         $     --      $      --       $   7,200
  Accounts payable.............       97,900        29,200           11,600         (9,300)        129,400
  Interest payable.............        9,200            --               --             --           9,200
  Accrued expenses.............        8,800         2,100              500             --          11,400
  Income taxes payable.........           --         1,000              600             --           1,600
                                   ---------       -------         --------      ---------       ---------
    Total current
      liabilities..............      123,100        32,300           12,700         (9,300)        158,800
                                   ---------       -------         --------      ---------       ---------
Long-term debt.................      459,900        11,900           19,100       (226,500)        264,400
                                   ---------       -------         --------      ---------       ---------
Stockholder's equity (deficit):
  Common stock and additional
    paid-in capital............       26,200        11,100            4,900        121,700         163,900
  Receivable from officer for
    purchase of equity.........         (700)           --               --             --            (700)
  Accumulated other
    comprehensive loss.........           --          (400)            (700)            --          (1,100)
  Accumulated deficit..........     (233,500)       28,600          (16,400)          (300)       (221,600)
                                   ---------       -------         --------      ---------       ---------
    Total stockholder's equity
      (deficit)................     (208,000)       39,300          (12,200)       121,400         (59,500)
                                   ---------       -------         --------      ---------       ---------
                                   $ 375,000       $83,500         $ 19,600      $(114,400)      $ 363,700
                                   =========       =======         ========      =========       =========

                          ICON HEALTH & FITNESS, INC.

17. SUBSEQUENT EVENTS--RESTRUCTURING (CONTINUED)

                          ICON HEALTH & FITNESS, INC.
               SUPPLEMENTAL CONSOLIDATED CONDENSED BALANCE SHEET
                                  MAY 31, 1999
                                 (IN THOUSANDS)

                                                         COMBINED       COMBINED
                                       ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                       FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       -------------   ------------   -------------   ------------   ------------
ASSETS
Current assets:
  Cash...............................    $   2,600       $   100         $  1,600      $      --       $   4,300
  Accounts receivable, net...........       87,800        26,500            9,700         (7,500)        116,500
  Inventories, net...................       82,200        19,600            4,900           (300)        106,400
  Deferred income taxes..............          600           200               --             --             800
  Other assets.......................        4,700         1,100              500             --           6,300
  Income taxes receivable............          100            --               --             --             100
                                         ---------       -------         --------      ---------       ---------
    Total current assets.............      178,000        47,500           16,700         (7,800)        234,400
Property and equipment, net..........       39,900         4,900              500             --          45,300
Receivable from parent...............       44,300            --               --        (44,300)             --
Trademarks, net......................       15,300         6,100            1,500             --          22,900
Deferred income taxes................        5,600           200               --             --           5,800
Other assets.........................       23,500            --               --             --          23,500
                                         ---------       -------         --------      ---------       ---------
                                         $ 306,600       $58,700         $ 18,700      $ (52,100)      $ 331,900
                                         =========       =======         ========      =========       =========
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term
    debt.............................    $   7,000       $   200         $     --      $      --       $   7,200
  Accounts payable...................       74,000        20,100            9,000         (7,500)         95,600
  Accrued expenses...................       19,400         1,800            1,400             --          22,600
  Income taxes payable...............           --           900              100             --           1,000
                                         ---------       -------         --------      ---------       ---------
    Total current liabilities........      100,400        23,000           10,500         (7,500)        126,400
                                         ---------       -------         --------      ---------       ---------
Long-term debt.......................      404,100        (4,200)          19,400       (166,000)        253,300
                                         ---------       -------         --------      ---------       ---------
Stockholder's equity (deficit)
  Common stock and additional paid in
    capital..........................       26,200        11,100            4,900        121,700         163,900
  Receivable from officer for
    purchase of equity...............         (700)           --               --             --            (700)
  Accumulated other comprehensive
    loss.............................           --          (300)            (700)            --          (1,000)
  Accumulated deficit................     (223,400)       29,100          (15,400)          (300)       (210,000)
                                         ---------       -------         --------      ---------       ---------
    Total stockholder's equity
      (deficit)......................     (197,900)       39,900          (11,200)       121,400         (47,800)
                                         ---------       -------         --------      ---------       ---------
                                         $ 306,600       $58,700         $ 18,700      $ (52,100)      $ 331,900
                                         =========       =======         ========      =========       =========

                          ICON HEALTH & FITNESS, INC.

17. SUBSQUENT EVENTS--RESTRUCTURING (CONTINUED)

                          ICON HEALTH & FITNESS, INC.
               SUPPLEMENTAL CONSOLIDATED CONDENSED BALANCE SHEET
                                  MAY 31, 1998
                                 (IN THOUSANDS)

                                                   COMBINED       COMBINED
                                 ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                 FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                 -------------   ------------   -------------   ------------   ------------
  ASSETS
Current assets:
  Cash.........................    $   1,500       $   100         $  2,300      $      --       $   3,900
  Accounts receivable, net.....      105,200        22,700            7,000        (10,600)        124,300
  Inventories, net.............       95,500        21,300            6,400         (1,800)        121,400
  Deferred income taxes........       11,000           200               --             --          11,200
  Other assets.................        4,700           800              700             --           6,200
  Income taxes receivable......          300           500               --             --             800
                                   ---------       -------         --------      ---------       ---------
    Total current assets.......      218,200        45,600           16,400        (12,400)        267,800
Property and equipment, net....       43,200         4,900              700             --          48,800
Receivable from parent.........       40,100            --               --        (37,700)          2,400
Trademarks, net................       10,100         6,500              600             --          17,200
Deferred income taxes..........        4,700           200               --             --           4,900
Other assets...................       21,600           400               --             --          22,000
                                   ---------       -------         --------      ---------       ---------
                                   $ 337,900       $57,600         $ 17,700      $ (50,100)      $ 363,100
                                   =========       =======         ========      =========       =========

  LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term
    debt.......................    $   6,000       $   100         $     --      $      --       $   6,100
  Accounts payable.............       70,900        14,500            9,200        (10,600)         84,000
  Accrued expenses.............       21,300         2,800              600             --          24,700
  Income taxes payable.........           --            --              200             --             200
                                   ---------       -------         --------      ---------       ---------
    Total current
      liabilities..............       98,200        17,400           10,000        (10,600)        115,000
                                   ---------       -------         --------      ---------       ---------
Long-term debt.................      410,600         3,400           18,100       (163,600)        268,500
                                   ---------       -------         --------      ---------       ---------

Stockholder's equity (Deficit)
  Common stock and additional
    paid in capital............       28,500        11,100              700        125,900         166,200
  Receivable from officer for
    purchase of equity.........         (700)           --               --             --            (700)
  Accumulated other
    comprehensive loss.........         (100)         (100)            (400)            --            (600)
  Accumulated deficit..........     (198,600)       25,800          (10,700)        (1,800)       (185,300)
                                   ---------       -------         --------      ---------       ---------
    Total stockholder's equity
      (deficit)................     (170,900)       36,800          (10,400)       124,100         (20,400)
                                   ---------       -------         --------      ---------       ---------
                                   $ 337,900       $57,600         $ 17,700      $ (50,100)      $ 363,100
                                   =========       =======         ========      =========       =========

                          ICON HEALTH & FITNESS, INC.

17. SUBSQUENT EVENTS--RESTRUCTURING (CONTINUED)

                           ICON HEALTH & FITNESS INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED AUGUST 28, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                  COMBINED       COMBINED
                                                ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                                FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   -------------   ------------   ------------
Net sales.....................................    $ 72,400         $21,600        $ 5,500        $      --      $ 99,500
Cost of sales.................................      54,000          16,800          3,500               --        74,300
                                                  --------         -------        -------        ---------      --------
Gross profit..................................      18,400           4,800          2,000               --        25,200
Total operating expenses......................      23,300           5,600          2,800               --        31,700
                                                  --------         -------        -------        ---------      --------
Income from operations........................      (4,900)           (800)          (800)              --        (6,500)
Interest expense..............................      (6,800)           (200)          (300)              --        (7,300)
Amortizaiton of deferred financing fees.......      (3,300)             --             --               --        (3,300)
                                                  --------         -------        -------        ---------      --------
Income (loss) before income taxes.............     (15,000)         (1,000)        (1,100)              --       (17,100)
Provision for (benefit from) income taxes.....      (5,000)           (300)          (100)              --        (5,400)
                                                  --------         -------        -------        ---------      --------
  Net income (loss)...........................    $(10,000)        $  (700)       $(1,000)       $      --      $(11,700)
                                                  ========         =======        =======        =========      ========

                           ICON HEALTH & FITNESS INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED AUGUST 29, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                  COMBINED       COMBINED
                                                ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                                FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   -------------   ------------   ------------
Net sales.....................................     $93,100         $17,400        $ 6,700        $      --      $117,200
Cost of sales.................................      69,400          12,000          4,100               --        85,500
                                                   -------         -------        -------        ---------      --------
Gross profit..................................      23,700           5,400          2,600               --        31,700
Total operating expenses......................      26,700           5,000          3,400               --        35,100
                                                   -------         -------        -------        ---------      --------
Income from operations........................      (3,000)            400           (800)              --        (3,400)
Interest expense..............................      (7,000)           (200)          (300)              --        (7,500)
Amortizaiton of deferred financing fees.......      (1,400)             --             --               --        (1,400)
                                                   -------         -------        -------        ---------      --------
Income (loss) before income taxes.............     (11,400)            200         (1,100)              --       (12,300)
Provision for (benefit from) income taxes.....      (4,400)             --             --               --        (4,400)
                                                   -------         -------        -------        ---------      --------
  Net income (loss)...........................     $(7,000)        $   200        $(1,100)       $      --      $ (7,900)
                                                   =======         =======        =======        =========      ========

                          ICON HEALTH & FITNESS, INC.

17. SUBSEQUENT EVENTS--RESTRUCTURING (CONTINUED)

                           ICON HEALTH & FITNESS INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED MAY 31, 1999
                                 (IN THOUSANDS)

                                                                  COMBINED       COMBINED
                                                ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                                FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   -------------   ------------   ------------
Net sales.....................................    $586,800         $85,500        $37,900         $    --       $710,200
Cost of sales.................................     435,500          58,400         21,600          (1,500)       514,000
                                                  --------         -------        -------         -------       --------
Gross profit..................................     151,300          27,100         16,300           1,500        196,200
Total operating expenses......................     132,000          21,100         15,700              --        168,800
                                                  --------         -------        -------         -------       --------
Income from operations........................      19,300           6,000            600           1,500         27,400
Interest expense..............................     (30,500)         (1,000)        (1,600)             --        (33,100)
Amortizaiton of deferred financing fees.......      (7,000)             --             --              --         (7,000)
                                                  --------         -------        -------         -------       --------
Income (loss) before income taxes.............     (18,200)          5,000         (1,000)          1,500        (12,700)
Provision for (benefit from) income taxes.....       9,800           1,600            600              --         12,000
                                                  --------         -------        -------         -------       --------
  Net income (loss)...........................    $(28,000)        $ 3,400        $(1,600)        $ 1,500       $(24,700)
                                                  ========         =======        =======         =======       ========

                           ICON HEALTH & FITNESS INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED MAY 31, 1998
                                 (IN THOUSANDS)

                                                                  COMBINED       COMBINED
                                                ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                                FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   -------------   ------------   ------------
Net sales.....................................    $628,100         $80,800        $40,400         $    --       $749,300
Cost of sales.................................     462,300          51,200         24,000          (1,500)       536,000
                                                  --------         -------        -------         -------       --------
Gross profit..................................     165,800          29,600         16,400           1,500        213,300
Total operating expenses......................     151,000          21,200         17,200              --        189,400
                                                  --------         -------        -------         -------       --------
Income from operations........................      14,800           8,400           (800)          1,500         23,900
Interest expense..............................     (32,500)           (900)        (1,700)             --        (35,100)
Amortization of deferred financing fees.......      (4,800)             --             --              --         (4,800)
Other income (expense)........................         500              --             --              --            500
                                                  --------         -------        -------         -------       --------
Income (loss) before income taxes.............     (22,000)          7,500         (2,500)          1,500        (15,500)
Provision for (benefit from) income taxes.....      (8,400)          2,300            200              --         (5,900)
                                                  --------         -------        -------         -------       --------
  Net income (loss)...........................    $(13,600)        $ 5,200        $(2,700)        $ 1,500       $ (9,600)
                                                  ========         =======        =======         =======       ========

                          ICON HEALTH & FITNESS, INC.

17. SUBSEQUENT EVENTS--RESTRUCTURING (CONTINUED)

                           ICON HEALTH & FITNESS INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED MAY 31, 1997
                                 (IN THOUSANDS)

                                                                  COMBINED       COMBINED
                                                ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                                FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   -------------   ------------   ------------
Net sales.....................................    $761,900        $110,900        $40,700        $(77,300)      $836,200
Cost of sales.................................     562,600          87,800         24,700         (77,300)       597,800
                                                  --------        --------        -------        --------       --------
Gross profit..................................     199,300          23,100         16,000              --        238,400
Total operating expenses......................     186,200          15,300         16,700              --        218,200
                                                  --------        --------        -------        --------       --------
Income from operations........................      13,100           7,800           (700)             --         20,200
Interest expense..............................     (31,700)           (100)        (1,800)             --        (33,600)
Amortization of deferred financing fees.......      (3,000)             --             --              --         (3,000)
Other income (expense)........................         500              --             --              --            500
                                                  --------        --------        -------        --------       --------
Income (loss) before income taxes.............     (21,100)          7,700         (2,500)             --        (15,900)
Provision for (benefit from) income taxes.....      (6,800)          2,600            200              --         (4,000)
                                                  --------        --------        -------        --------       --------
  Net income (loss)...........................    $(14,300)       $  5,100        $(2,700)       $     --       $(11,900)
                                                  ========        ========        =======        ========       ========

                          ICON HEALTH & FITNESS, INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                       THREE MONTHS ENDED AUGUST 28, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                  COMBINED       COMBINED
                                                ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                                FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net cash provided by (used in) operating
    activities:...............................     $(8,900)        $ 2,800        $   --         $      --       $(6,100)
                                                   -------         -------        ------         ---------       -------
INVESTING ACITIVITIES:
  Net cash provided by (used in) operating
    activities:...............................      (2,700)           (200)         (100)        $      --        (3,000)
                                                   -------         -------        ------         ---------       -------
FINANCING ACTIVITIES:
  Borrowings (payments) on revolving credit
    facility, net.............................      13,800          (2,500)         (300)               --        11,000
  Other.......................................      (3,400)             --            --                --        (3,400)
                                                   -------         -------        ------         ---------       -------
  Net cash provided by (used in) financing
    activities:...............................      10,400          (2,500)         (300)               --         7,600
                                                   -------         -------        ------         ---------       -------
Effect of exchange rate changes on cash.......          --            (100)           --                --          (100)
                                                   -------         -------        ------         ---------       -------
Net increase (decrease) in cash...............      (1,200)             --          (400)               --        (1,600)
Cash, beginning of period.....................       2,600             100         1,600                --         4,300
                                                   -------         -------        ------         ---------       -------
Cash, end of period...........................     $ 1,400         $   100        $1,200         $      --       $ 2,700
                                                   =======         =======        ======         =========       =======

                          ICON HEALTH & FITNESS, INC.

17. SUBSQUENT EVENTS--RESTRUCTURING (CONTINUED)

                          ICON HEALTH & FITNESS, INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                       THREE MONTHS ENDED AUGUST 29, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                  COMBINED       COMBINED
                                                ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                                FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net cash provided by (used in) operating
    activities:...............................    $(12,800)        $(6,400)       $  600           $  --        $(18,600)
                                                  --------         -------        ------           -----        --------
INVESTING ACITIVITIES:
  Net cash provided by (used in) operating
    activities:...............................      (2,100)           (400)         (100)             --          (2,600)
                                                  --------         -------        ------           -----        --------
FINANCING ACTIVITIES:
  Borrowings (payments) on revolving credit
    facility, net.............................      15,600           7,000            --              --          22,600
  Other.......................................        (900)             --            --              --            (900)
                                                  --------         -------        ------           -----        --------
  Net cash provided by (used in) financing
    activities:...............................      14,700           7,000            --              --          21,700
                                                  --------         -------        ------           -----        --------
Effect of exchange rate changes on cash.......          --              --           100              --             100
                                                  --------         -------        ------           -----        --------
Net increase (decrease) in cash...............        (200)            200           600              --             600
Cash, beginning of period.....................       1,500             100         2,300              --           3,900
                                                  --------         -------        ------           -----        --------
Cash, end of period...........................    $  1,300         $   300        $2,900           $  --        $  4,500
                                                  ========         =======        ======           =====        ========

                          ICON HEALTH & FITNESS, INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                            YEAR ENDED MAY 31, 1999
                                 (IN THOUSANDS)

                                                                  COMBINED       COMBINED
                                                ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                                FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net cash provided by (used in) operating
    activities:...............................   $31,000.00        $ 8,600        $(1,500)         $  --        $ 38,100
                                                 ----------        -------        -------          -----        --------
INVESTING ACITIVITIES:
  Net cash provided by (used in) operating
    activities:...............................      (18,800)        (1,100)          (200)            --         (20,100)
FINANCING ACTIVITIES:
  Borrowings (payments) on revolving credit
    facility, net.............................       (8,200)        (7,400)         1,400                        (14,200)
  Other.......................................       (2,900)            --             --             --          (2,900)
                                                 ----------        -------        -------          -----        --------
  Net cash provided by (used in) financing
    activities:...............................      (11,100)        (7,400)         1,400             --         (17,100)
                                                 ----------        -------        -------          -----        --------
Effect of exchange rate changes on cash.......           --           (100)          (400)            --            (500)
                                                 ----------        -------        -------          -----        --------
Net increase (decrease) in cash...............        1,100             --           (700)            --             400
Cash, beginning of period.....................        1,500            100          2,300                          3,900
                                                 ----------        -------        -------          -----        --------
Cash, end of period...........................   $    2,600        $   100        $ 1,600          $  --        $  4,300
                                                 ==========        =======        =======          =====        ========

                          ICON HEALTH & FITNESS, INC.

17. SUBSQUENT EVENTS--RESTRUCTURING (CONTINUED)

                            ICON HEALTH & FITNESS, INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                            YEAR ENDED MAY 31, 1998
                                 (IN THOUSANDS)

                                                                  COMBINED       COMBINED
                                                ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                                FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net cash provided by (used in) operating
    activities:...............................     $39,000         $ 5,300        $ 3,300          $  --        $ 47,600
                                                   -------         -------        -------          -----        --------
INVESTING ACITIVITIES:
  Net cash provided by (used in) operating
    activities:...............................       6,300            (500)          (100)           700           6,400
                                                   -------         -------        -------          -----        --------
FINANCING ACTIVITIES:
  Borrowings (payments) on revolving credit
    facility, net.............................     (43,600)         (5,400)        (3,000)          (700)        (52,700)
  Other.......................................      (3,000)             --             --             --          (3,000)
                                                   -------         -------        -------          -----        --------
  Net cash provided by (used in) financing
    activities:...............................     (46,600)         (5,400)        (3,000)          (700)        (55,700)
                                                   =======         =======        =======          =====        --------
Effect of exchange rate changes on cash.......          --             100           (100)            --              --
                                                   -------         -------        -------          -----        --------
Net increase (decrease) in cash...............      (1,300)           (500)           100             --          (1,700)
Cash, beginning of period.....................       2,800             600          2,200             --           5,600
                                                   -------         -------        -------          -----        --------
Cash, end of period...........................     $ 1,500         $   100        $ 2,300          $  --        $  3,900
                                                   =======         =======        =======          =====        ========

                          ICON HEALTH & FITNESS, INC.
          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                            YEAR ENDED MAY 31, 1997
                                 (IN THOUSANDS)

                                                                  COMBINED       COMBINED
                                                ICON HEALTH &    GUARANTOR     NON-GUARANTOR
                                                FITNESS, INC.   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                -------------   ------------   -------------   ------------   ------------
OPERATING ACTIVITIES :
  Net cash provided by (used in) operating
    activities:...............................    $(27,200)        $(7,900)       $(2,500)         $  --        $(37,600)
                                                  --------         -------        -------          -----        --------
INVESTING ACITIVITIES:
  Purchase of property and equipment..........      (9,600)           (800)          (700)            --         (11,100)
  Purchase of Health Rider....................     (25,800)             --             --             --         (25,800)
  Purchase of Weider Sports and CanCo.........     (16,000)             --             --             --         (16,000)
                                                  --------         -------        -------          -----        --------
  Net cash provided by (used in) operating
    activities:                                    (51,400)           (800)          (700)            --         (52,900)
FINANCING ACTIVITIES:
  Borrowings (payments) on revolving credit
    facility, net.............................      71,200           8,300          3,600             --          83,100
  Other.......................................      (5,300)             --             --             --          (5,300)
                                                  --------         -------        -------          -----        --------
  Net cash provided by (usedin) financing
    activities:...............................      65,900           8,300          3,600             --          77,800
Effect of exchange rate changes on cash.......        (100)           (200)          (700)            --          (1,000)
                                                  --------         -------        -------          -----        --------
Net increase (decrease) in cash...............     (12,800)           (600)          (300)            --         (13,700)
Cash, beginning of period.....................      15,600           1,200          2,500             --          19,300
                                                  --------         -------        -------          -----        --------
Cash, end of period...........................    $  2,800         $   600        $ 2,200          $  --        $  5,600
                                                  ========         =======        =======          =====        ========

                          ICON HEALTH & FITNESS, INC.

18. SUBSEQUENT EVENTS--NEW CREDIT FACILITIES

    In connection with the Restructuring, on September 27, 1999, the Company entered into new credit facilities (the "New Credit Facilities") of $300,000,000 with a bank and a financial services corporation which consist of the following:

REVOLVER

    The Revolver consists of a $120,000,000 revolving credit line, which includes a letter of credit sub-facility of up to $10,000,000 and may include a swing line sub-facility of up to $10,000,000. The term is five years. The terms and conditions include a Clean Down Period to reduce the outstanding borrowings on the Revolver to $25,000,000 or less for a period of sixty days, or more, through the period of May 1 through August 31 of each year. In addition, borrowing availability is limited to certain percentages of qualified assets as specified in the agreement.

    A letter of credit margin of 2% and an unused facility fee of .50% per annum of the average unused daily balance of the Revolver is due monthly.

TERM LOAN A

    The $30,000,000 Term Loan A has a 60 month term and amortizes quarterly at $2,700,000 in year one, $5,500,000 in years two and three, and $8,200,000 in years four and five.

TERM LOAN B

    The $80,000,000 Term Loan B has a 63 month term and amortizes quarterly at a rate of $1,100,000 in years one through five and $74,500,000 at maturity.

TERM LOAN C

    The $55,000,000 Term Loan C has a 66-month term and amortizes quarterly at a rate of $400,000 in years one through five and $52,900,000 at maturity.

INVESTMENT PROPERTIES LOAN ("IP LOAN")

    The $15,000,000 IP Loan has a 57 month term and amortizes annually at a rate of $3,000,000 in years one through five.

    At the ICON Health's option, all loans will bear interest at either (a) a floating rate equal to the Index Rate plus the applicable margin of 1.5-5.5% or
(b) a fixed rate for periods of one, two, three or six months equal to the LIBOR rate plus the applicable margin of 3-7%.

    If the Revolver is terminated, Term Loans A, B, C and IP Loan will immediately be due and payable in full. In addition, if the Revolver is terminated or if any or all of the Term Loans are prepaid, certain prepayment premiums will apply.

    Proceeds of the New Credit Facility were used to refinance the Company's existing Credit Agreement and 13% Notes, provide for general working capital, fund necessary future capital expenditures and fund transaction fees and expenses. All tranches will be collaterized by a first priority security interest in all of the existing and subsequently acquired assets of the Company and its domestic subsidiaries, subject to specified exceptions, and a pledge of 65% of the stock of the Company's foreign subsidiaries. All tranches will be cross-collateralized and cross-defaulted.

                          ICON HEALTH & FITNESS, INC.

18. SUBSEQUENT EVENTS--NEW CREDIT FACILITIES (CONTINUED)

    As of September 27, 1999, the Company's balance outstanding under the New Credit Facilities consisted of (table in thousands):

Revolver....................................................  $ 45,087
Term Loan A.................................................    30,000
Term Loan B.................................................    80,000
Term Loan C.................................................    55,000
IP Loan.....................................................    15,000
                                                              --------
                                                              $225,087
                                                              ========

    A loss of approximately $2 million will be recorded on the extinguishment of the existing credit facility due to the write-off of deferred financing fees.

                          ICON HEALTH & FITNESS, INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                        FINANCIAL STATEMENT SCHEDULE II

                                 (IN THOUSANDS)

                                                                    VALUATION ACCOUNTS
                                                                         MAY 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
ACCOUNTS RECEIVABLE, ALLOWANCES FOR DOUBTFUL ACCOUNTS,
  ADVERTISING DISCOUNTS AND CREDIT MEMOS:

Balance at beginning of year................................  $  6,887   $  8,953   $  7,595
Additions:
  Charged to costs and expenses (allowance for doubtful
    accounts and credit memos)..............................    13,249      4,566      6,027
  Charged to costs and expenses (discounts and
    advertising)............................................    19,263     33,234     33,512
  Recoveries on accounts charged off........................       205         22         --
Deductions:
  Accounts charged off (allowance for doubtful accounts and
    credit memos)...........................................   (12,010)    (6,478)    (3,241)
  Accounts charged off (advertising)........................   (19,375)   (33,410)   (34,940)
                                                              --------   --------   --------
Balance at end of year......................................  $  8,219   $  6,887   $  8,953
                                                              ========   ========   ========

                                                                    VALUATION ACCOUNTS
                                                                         MAY 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
INVENTORY RESERVE:

Balance at beginning of year................................  $  3,335   $  2,761   $  2,122
Additions:
  Charged to cost and expenses (inventory reserve)..........        --        574        639
  Charged to cost and expenses (NordicTrack purchase
    accounting).............................................     2,216         --         --
Deductions:
  Reduction in reserve......................................      (736)        --         --
                                                              --------   --------   --------
Balance at end of the year..................................  $  4,815   $  3,335   $  2,761
                                                              ========   ========   ========

                                                                    VALUATION ACCOUNTS
                                                                         MAY 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                  1999       1998       1997
                                                              --------   --------   --------
LONG-TERM RECEIVABLE, ALLOWANCE FOR DOUBTFUL ACCOUNTS:

Balance at beginning of year................................  $  1,602   $    273   $    156
Additions:
  Charged to costs and expenses.............................    13,136      1,329        117
                                                              --------   --------   --------
Balance at end of year......................................  $ 14,738   $  1,602   $    273
                                                              ========   ========   ========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OR TO MAKE ANY REPRESENTATION TO YOU THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT UNDER ANY CIRCUMSTANCES ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS.

                             ---------------------

                                  $44,282,000
                          OFFER TO EXCHANGE 12% NOTES
                                    DUE 2005
                        THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                           FOR OUTSTANDING 12% NOTES
                                    DUE 2005

                              P R O S P E C T U S
                            DATED             , 1999

                             ---------------------

                                      ICON
                               HEALTH & FITNESS,
                                      INC.
                                 -------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    ICON is a Delaware corporation. In its Certificate of Incorporation, ICON has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    ICON has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney's fees) that such officer or director actually and reasonably incurred.

    ICON has entered into indemnification agreements with each of ICON's officers and directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following documents will be filed by amendment, except for Exhibits 12.1, 23.1, 27.1 and 27.2, which are filed herewith:

    (A)  EXHIBITS

     2.1    Agreement and Plan of Merger between ICON Health & Fitness,
            Inc and HF Holdings, Inc., dated September 27, 1999.
     3.1    Articles of Incorporation of ICON Health & Fitness, Inc.
     3.2    By-Laws of ICON Health & Fitness, Inc.
     4.1    Indenture, dated September 27, 1999 between ICON Health &
            Fitness, Inc., the Subsidiary Guarantors named therein and the Bank of New York, as Trustee and successor to IBJ
            Whitehall and Trust Company.
     4.2    Notation of Subsidiary Guarantee dated September 27, 1999.
     4.3    Quebec Guarantee dated September 27, 1999 by ICON of
            Canada, Inc. in favor of The Bank of New York, as Trustee and successor to IBJ Whitehall and Trust Company.

     4.4 Form of Note between ICON Health & Fitness, Inc and The Bank of New York, as Trustee and successor to IBJ Whitehall and Trust Company.
     5.1    Opinion of Willkie Farr and Gallagher.
    10.1    Exchange and Registration Rights Agreement dated
            September 27, 1999 by and between ICON Health &
            Fitness, Inc., the Subsidiary Guarantors named therein and the Tendering Holders of 13% Senior Subordinated Notes.
    10.2    Credit Agreement dated as of September 24, 1999 among ICON
            Health & Fitness, each of HF Holdings, JumpKing, Inc., ICON
            International Holdings, Inc., Universal Technical Services,
            ICON of Canada Inc. and 510152 N.B. Ltd, the Lenders signatory thereto from time to time, General Electric
            Capital Corporation, as agent for itself and the other
            Lenders, and Fleet National Bank, as syndication agent for itself and the other Lenders.
    10.3    Limited Liability Company Agreement of HF Investment
            Holdings, LLC (the "LLC"), dated as of September 27, 1999, among certain affiliates of Bain Capital, Inc. ("Bain"), Scott Watterson and Gary Stevenson, and Credit Suisse First
            Boston Corporation ("CSFB").
    10.4    Subscription and Stock Purchase Agreement, dated as of
            September 27, 1999, between HF Holdings and the LLC.
    10.5 Amended and Restated Securities Purchase Agreement, dated as of September 27, 1999, among HF Holdings and CSFB.
    10.6    Amended and Restated Note Agreement, dated as of
            September 27, 1999, between HF Holdings and CSFB.
    10.7 Amended and Restated Warrant to Purchase Class C Units of the LLC, issued to CSFB on September 27, 1999.
    10.8 Stockholders Agreement, dated as of September 27, 1999, among HF Holdings, ICON Health & Fitness, the LLC, Bain, certain Bain designees, Scott Watterson and Gary Stevenson and CSFB.
    10.9    Restated Employment Agreement, dated as of September 27,
            1999, between HF Holdings, ICON Health & Fitness and Scott
            Watterson.
    10.10   Restated Employment Agreement, dated as of September 27,
            1999, between HF Holdings, ICON Health & Fitness and Gary
            Stevenson.
    10.11   Non-Recourse Note, dated as of September 27, 1999, issued to
            HF Holdings by Scott Watterson in the principal amount of $1,209,340.
    10.12   Non-Recourse Note, dated as of September 27, 1999, issued to
            HF Holdings by Gary Stevenson in the principal amount of $990,660.
    10.13   Pledge and Security Agreement, dated as of September 27,
            1999, between HF Holdings and Scott Watterson.
    10.14   Pledge and Security Agreement, dated as of September 27,
            1999, between HF Holdings and Gary Stevenson.
    10.15   1999 Junior Management Stock Option Plan (the "Option
            Plan").
    10.16   Management Agreement, dated as of September 27, 1999, among
            HF Holdings, ICON Health & Fitness and a Bain affiliate.
    10.17   Management Agreement among ICON Health & Fitness, HF
            Holdings and Scott Watterson.
    10.18   Management Agreement among ICON Health & Fitness, HF
            Holdings and Gary Stevenson.
    10.19   Agreement and Plan of Merger, dated as of September 27,
            1999, among HF Holdings, ICON Health & Fitness and HF
            Acquisition, Inc.
    10.20   Tax Agreement, dated as of September 27, 1999, among HF
            Holdings and its subsidiaries.
    12.1    Statements re Computation of Ratios

    21.1    Subsidiaries of Registrant
    23.1    Consent of PricewaterhouseCoopers
    23.2 Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5.1)
    24.1 Power of Attorney (included on the signature page of the registration statement)
    25.1    Statement on Form T-1 of Eligibility of Trustee
    27.1    Financial Data Schedule (Twelve Months)
    27.2    Financial Data Schedule (Three Months)
    99.1    Form of Letter of Transmittal
    99.2    Form of Notice of Guaranteed Delivery
    99.3    Form of Letter to Clients
    99.4    Form of Letter to Nominees

    (B)  FINANCIAL STATEMENT SCHEDULES (SEE ITEM 8)

    Schedule II--Valuation and Qualifying Accounts for the Three Years Ended May 31, 1999

    All other schedules are omitted as the required information is not applicable or is included in the financial statements or related notes or can be derived from information contained in the consolidated financial statements and related notes.

REPORTS ON FORM 8-K

    A Form 8-K was filed on May 27, 1999.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, ICON Health & Fitness, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized, in the City of Logan, State of Utah, on the   day of December, 1999.

                                                       ICON HEALTH & FITNESS, INC.

                                                       By:  /s/ S. FRED BECK
                                                            -----------------------------------------
                                                            Name: S. Fred Beck
                                                            Title: Chief Financial and Accounting
                                                            Officer, Vice President and Treasurer

                               POWER OF ATTORNEY

    Each person whose signature appears below appoints each of Gary E. Stevenson, S. Fred Beck and Everett Smith as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virture hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----
               /s/ SCOTT R. WATTERSON                  Chairman of the Board and Chief
     -------------------------------------------         Executive Officer (Principal
                 Scott R. Watterson                      Executive Officer)

                /s/ GARY E. STEVENSON                  President and Chief Operating
     -------------------------------------------         Officer and Director
                  Gary E. Stevenson

                                                       Chief Financial and Accounting
                  /s/ S. FRED BECK                       Officer, Vice President and
     -------------------------------------------         Treasurer (Principal Financial
                    S. Fred Beck                         and Accounting Officer)

                  /s/ ROBERT C. GAY                    Vice Chairman of the Board
     -------------------------------------------
                    Robert C. Gay

                 /s/ RONALD P. MIKA                    Director
     -------------------------------------------
                   Ronald P. Mika

                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----
                   /s/ GREG BENSON                     Director
     -------------------------------------------
                     Greg Benson

                                                       Director
     -------------------------------------------
                   David J. Matlin

                /s/ CHRIS R. PECHOCK                   Director
     -------------------------------------------
                  Chris R. Pechock

              /s/ STANLEY C. TUTTLEMAN                 Director
     -------------------------------------------
                Stanley C. Tuttleman

               /s/ W. MCCOMB DUNWOODY                  Director
     -------------------------------------------
                 W. McComb Dunwoody

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Jumpking, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City
of Logan, State of Utah, on the     day of December, 1999.

                                                       JUMPKING, INC.

                                                       By:  /s/ S. FRED BECK
                                                            -----------------------------------------
                                                            Name: S. Fred Beck
                                                            Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----

                                                       President and Sole Director
                  /s/ S. FRED BECK                       (Principal Executive,
     -------------------------------------------         Financial and Accounting
                    S. Fred Beck                         Officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, 510152 N.B. Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized, in the City of Logan, State of Utah, on the   day of December, 1999.

                                                       510152 N.B. LTD.

                                                       By:  /s/ M. JOSEPH BROUGH
                                                            -----------------------------------------
                                                            Name: M. Joseph Brough
                                                            Title: President

    Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----

                                                       President and Sole Director
                /s/ M. JOSEPH BROUGH                     (Principal Executive,
     -------------------------------------------         Financial and Accounting
                  M. Joseph Brough                       Officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Universal Technical Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto
duly authorized, in the City of Logan, State of Utah, on the    day of December,
1999.

                                                       UNIVERSAL TECHNICAL SERVICES, INC.

                                                       By:  /s/ GARY E. STEVENSON
                                                            -----------------------------------------
                                                            Name: Gary E. Stevenson
                                                            Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----
                /s/ GARY E. STEVENSON                  President and Director
     -------------------------------------------         (Principal Executive Officer)
                  Gary E. Stevenson

                  /s/ S. FRED BECK                     Assistant Secretary and Director
     -------------------------------------------         (Principal Financial and
                    S. Fred Beck                         Accounting Officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, ICON International Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto
duly authorized, in the City of Logan, State of Utah, on the    day of December,
1999.

                                                       ICON INTERNATIONAL HOLDINGS, INC.

                                                       By:  /s/ GARY E. STEVENSON
                                                            -----------------------------------------
                                                            Name: Gary E. Stevenson
                                                            Title: President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----
                /s/ GARY E. STEVENSON                  President and Director
     -------------------------------------------         (Principal Executive Officer)
                  Gary E. Stevenson

                  /s/ S. FRED BECK                     Treasurer and Director
     -------------------------------------------         (Principal Financial and
                    S. Fred Beck                         Accounting Officer)

                                 EXHIBIT INDEX

    The following documents will be filed by amendment, except for Exhibits 12.1, 23.1, 27.1 and 27.2, which are filed herewith:

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
         2.1            Agreement and Plan of Merger between ICON Health & Fitness,
                        Inc and HF Holdings, Inc., dated September 27, 1999.

         3.1            Articles of Incorporation of ICON Health & Fitness, Inc.

         3.2            By-Laws of ICON Health & Fitness, Inc.

         4.1            Indenture, dated September 27, 1999 between ICON Health &
                        Fitness, Inc., the Subsidiary Guarantors named therein and the Bank of New York, as Trustee and successor to IBJ
                        Whitehall and Trust Company.

         4.2            Notation of Subsidiary Guarantee dated September 27, 1999.

         4.3            Quebec Guarantee dated September 27, 1999 by ICON of Canada,
                        Inc. in favor of The Bank of New York, as Trustee and
                        successor to IBJ Whitehall and Trust Company.

         4.4            Form of Note between ICON Health & Fitness, Inc and The Bank of New York, as Trustee and successor to IBJ Whitehall and
                        Trust Company.

         5.1            Opinion of Willkie Farr and Gallagher.

        10.1            Exchange and Registration Rights Agreement dated September
                        27, 1999 by and between ICON Health & Fitness, Inc., the
                        Subsidiary Guarantors named therein and the Tendering
                        Holders of 13% Senior Subordinated Notes.

        10.2            Credit Agreement dated as of September 24, 1999 among ICON
                        Health & Fitness, each of HF Holdings, JumpKing, Inc., ICON
                        International Holdings, Inc., Universal Technical Services,
                        ICON of Canada Inc. and 510152 N.B. Ltd, the Lenders
                        signatory thereto from time to time, General Electric
                        Capital Corporation, as agent for itself and the other
                        Lenders, and Fleet National Bank, as syndication agent for itself and the other Lenders.

        10.3            Limited Liability Company Agreement of HF Investment
                        Holdings, LLC (the "LLC"), dated as of September 27, 1999, among certain affiliates of Bain Capital, Inc. ("Bain"),
                        Scott Watterson and Gary Stevenson, and Credit Suisse First
                        Boston Corporation ("CSFB").

        10.4            Subscription and Stock Purchase Agreement, dated as of
                        September 27, 1999, between HF Holdings and the LLC.

        10.5            Amended and Restated Securities Purchase Agreement, dated as of September 27, 1999, among HF Holdings and CSFB.

        10.6            Amended and Restated Note Agreement, dated as of
                        September 27, 1999, between HF Holdings and CSFB.

        10.7 Amended and Restated Warrant to Purchase Class C Units of the LLC, issued to CSFB on the Closing Date.

        10.8 Stockholders Agreement, dated as of September 27, 1999, among HF Holdings, ICON Health & Fitness, the LLC, Bain, certain Bain designees, Scott Watterson and Gary Stevenson and CSFB.

        10.9            Restated Employment Agreement, dated as of September 27,
                        1999, between HF Holdings, ICON Health & Fitness and Scott
                        Watterson.

        10.10           Restated Employment Agreement, dated as of September 27,
                        1999, between HF Holdings, ICON Health & Fitness and Gary
                        Stevenson.

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
        10.11           Non-Recourse Note, dated as of September 27, 1999, issued to
                        HF Holdings by Scott Watterson in the principal amount of
                        $1,209,340.

        10.12           Non-Recourse Note, dated as of September 27, 1999, issued to
                        HF Holdings by Gary Stevenson in the principal amount of
                        $990,660.

        10.13           Pledge and Security Agreement, dated as of September 27,
                        1999, between HF Holdings and Scott Watterson.

        10.14           Pledge and Security Agreement, dated as of September 27,
                        1999, between HF Holdings and Gary Stevenson.

        10.15           1999 Junior Management Stock Option Plan (the "Option
                        Plan").

        10.16           Management Agreement, dated as of September 27, 1999, among
                        HF Holdings, ICON Health & Fitness and a Bain affiliate.

        10.17           Management Agreement among ICON Health & Fitness, HF
                        Holdings and Scott Watterson.

        10.18           Management Agreement among ICON Health & Fitness, HF
                        Holdings and Gary Stevenson.

        10.19           Agreement and Plan of Merger, dated as of September 27,
                        1999, among HF Holdings, ICON Health & Fitness and HF
                        Acquisition, Inc.

        10.20           Tax Agreement, dated as of September 27, 1999, among HF
                        Holdings and its subsidiaries.

        12.1            Statements re Computation of Ratios

        21.1            Subsidiaries of Registrant

        23.1            Consent of PricewaterhouseCoopers

        23.2 Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5.1)

        24.1 Power of Attorney (included on the signature page of the registration statement)

        25.1            Statement on Form T-1 of Eligibility of Trustee

        27.1            Financial Data Schedule (Twelve Months)

        27.2            Financial Data Schedule (Three Months)

        99.1            Form of Letter of Transmittal

        99.2            Form of Notice of Guaranteed Delivery

        99.3            Form of Letter to Clients

        99.4            Form of Letter to Nominees